Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260976

Registration No. 333-264085

Prospectus Supplement No. 16

(to Prospectus dated December 29, 2021)

Prospectus Supplement No. 14

(to Prospectus dated April 15, 2022)

WeWork Inc.

760,765,488 Shares of Class A Common Stock

7,773,333 Warrants to Purchase Class A Common Stock

This prospectus supplement is a supplement to the prospectus dated December 29, 2021, which forms a part of our Registration Statement on Form S-1 (File No. 333-260976) (as supplemented to date, the “2021 Prospectus”), and the prospectus dated April 15, 2022, which forms a part of our Registration Statement on Form S-1 (File No. 333-264085) (as supplemented to date, the “2022 Prospectus” and, together with the 2021 Prospectus, the “Prospectuses”). This prospectus supplement is not a new registration of securities but is being filed solely to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement. The 2021 Prospectus, together with this prospectus supplement, relate to (1) the issuance by us of up to 117,438,299 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), including the shares that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, consisting of the public warrants and the private placement warrants (each as defined in the 2021 Prospectus); and (2) the offer and sale, from time to time, by the selling securityholders identified in the 2021 Prospectus or their permitted transferees, of up to 642,774,807 shares of Class A Common Stock (including shares underlying warrants). The 2022 Prospectus, together with this prospectus supplement, relate to the offer and sale, from time to time, by the selling securityholders identified in the 2022 Prospectus or their permitted transferees, of up to 552,382 shares of Class A Common Stock (including shares underlying warrants) and up to 7,773,333 private placement warrants.

Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “WE” and “WE WS,” respectively. On March 16, 2023, the closing price of our Class A common stock was $0.98 per share, and the closing price of our warrants was $0.10 per share.

Investing in our securities involves risks. See “Risk Factors” in the Prospectuses and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if the Prospectuses or this prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is

March 17, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2023, WeWork Inc. (the “Company” or “WeWork”) announced various transactions intended to strengthen its capital structure by restructuring its outstanding debt and raising additional capital (collectively, the “Transactions”). The Company intends to hold a special meeting of its stockholders in order to approve certain of the Transactions, including, among other things, the issuance of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in connection with the Exchange Offers (as defined below) and the SoftBank Exchange (as defined below) for purposes of the rules of the New York Stock Exchange (the “Transaction Stockholder Approvals”), as well as to approve an amendment to the Company’s second amended and restated certificate of incorporation to increase the total number of shares of Class A Common Stock that the Company will have authority to issue (together with the Transaction Stockholder Approvals, the “Stockholder Approvals”).

Transaction Support Agreement

On March 17, 2023, the Company, WeWork Companies LLC (the “Issuer”), WW Co-Obligor Inc. (together with the Issuer, the “Issuers”) and certain other direct and indirect subsidiaries of the Issuer (collectively with the Company and the Issuers, the “Company Parties”) entered into a transaction support agreement (the “Transaction Support Agreement”) with certain affiliates of SoftBank Group Corp. (“SoftBank”), including SoftBank Vision Fund II-2, L.P. (“SVF II”), StarBright WW LP (“StarBright”), SVF II WW Holdings (Cayman) Limited and SVF II WW (DE) LLC, to be joined by certain other affiliates of SoftBank, including SVF Endurance (Cayman) Limited (all such affiliates, collectively, the “SoftBank Holders”), and certain eligible holders representing approximately 57% of the aggregate principal amount outstanding of the Issuers’ 7.875% Senior Notes due 2025 (the “Old 7.875% Notes”) and approximately 68% of the aggregate principal amount outstanding of the Issuers’ 5.00% Senior Notes due 2025, Series II (together with the Old 7.875% Notes, the “Old Notes”), collectively representing approximately 62% of the aggregate principal amount outstanding of the Old Notes (such eligible holders, the “Consenting Noteholders”), pursuant to which, among other things and subject to the terms and conditions set forth therein:

•	the parties have agreed to support, approve, implement and enter into definitive documents covering the following transactions:

•

the Exchange Offers and the Consent Solicitations (as defined below). The Company Parties have agreed, among other things, to use commercially reasonable efforts to execute, deliver, implement and effectuate such documents necessary or advisable to effectuate and consummate the Exchange Offers and the Consent Solicitations. The Exchange Offers will consist of offers to exchange (the “Exchange Offers”) any and all of the Old Notes for, at the election of each eligible holder, (A) in the case of any eligible holder that concurrently purchases its pro rata portion of $500.0 million in aggregate principal amount of 15.00% First Lien Senior Secured PIK Notes due 2027 (with interest per annum payable 7.00% in cash and 8.00% by increasing the outstanding principal amount thereof (“PIK”)) of the Issuers (the “New First Lien Notes”), either (x), per $1,000 in principal amount of the Old Notes being exchanged, (i) $750 in principal amount of new 11.00% Second Lien Senior Secured PIK Notes due 2027 (with interest per annum payable 5.00% in cash and 6.00% in PIK) of the Issuers and (ii) a number of shares of Class A Common Stock equal to $150 calculated at a price per share equal to the 20-day volume weighted average price of the shares of Class A Common Stock during the period starting 10 trading days prior to the commencement of the Exchange Offers and ending 10 trading days after the commencement of the Exchange Offers (the

“Common Equity VWAP”) or (y) a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Old Notes being exchanged calculated at the Common Equity VWAP, or (B) in the case of any eligible holder that does not concurrently purchase its pro rata portion of New First Lien Notes, either (x), per $1,000 in principal amount of the Old Notes being exchanged, (i) $750 in principal amount of new 12.00% Third Lien Senior Secured PIK Notes due 2027 (with interest per annum payable in PIK only) of the Issuers and (ii) a number of shares of Class A Common Stock equal to $150 calculated at the Common Equity VWAP or (y) a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of the Old Notes being exchanged calculated at the Common Equity VWAP. The Consent Solicitations consist of the solicitation by the Issuers of consents to amend the indentures governing each series of the Old Notes (the “Consent Solicitations”);

•

each of the Consenting Noteholders has agreed to tender all of its respective Old Notes in the Exchange Offers and provide its consent to the proposed amendments to the indentures governing the Old Notes in the Consent Solicitations;

•	the exchange (the “SoftBank Exchange”) of:

•

up to $250.0 million of the $1.65 billion in aggregate principal amount outstanding of the Issuers’ 5.00% Senior Notes due 2025, Series I, held by StarBright (the “SoftBank Unsecured Notes”) for consideration consisting of a combination of $187.5 million in aggregate principal amount of 11.00% Second Lien Senior Secured PIK Exchangeable Notes due 2027 (with interest per annum payable 5.00% in cash and 6.00% in PIK) of the Issuers and a number of shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP; and

•

up to $359.5 million in aggregate principal amount of the SoftBank Unsecured Notes for consideration consisting of a combination of $269.625 million in aggregate principal amount of 12.00% Third Lien Senior Secured PIK Exchangeable Notes due 2027 (with interest per annum payable in PIK only) of the Issuers and a number of shares of Class A Common Stock equal to $150 per $1,000 in principal amount of the SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP;

•

the exchange of up to $1.65 billion of SoftBank Unsecured Notes held by StarBright, less any SoftBank Unsecured Notes exchanged in the SoftBank Exchange, for consideration consisting of a number of shares of Class A Common Stock equal to $900 per $1,000 in principal amount of SoftBank Unsecured Notes being exchanged calculated at the Common Equity VWAP; and

•

the rollover (the “SoftBank Rollover”) of $300.0 million out of the $500.0 million in aggregate principal amount of the Issuers’ Senior Secured Notes due 2025 (the “2025 Secured Notes”) currently held by or that may be issued and sold to SVF II pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, the “Secured NPA”), into either (i) up to $300.0 million in aggregate principal amount of a second separate series of New First Lien Notes to be issued at closing of the Transactions or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300 million in aggregate principal amount of such separate series of New First Lien Notes (the “SoftBank Delayed Draw Notes”) pursuant to a new note purchase agreement, subject to the repayment in full of the outstanding 2025 Secured Notes at closing of the Transactions. During the period from the entry into the Transaction Support Agreement to the closing of the Transactions, the Issuers may issue and sell to SVF II under the Secured NPA the remaining $250.0 million in aggregate principal of 2025 Secured Notes as follows: (i) $50.0 million may be issued and sold in April 2023; (ii) $75.0 million may be issued and sold in May 2023; (iii) $75.0 million may be issued and sold in June 2023; and (iv) $50.0 million may be issued and sold thereafter. SVF II will be entitled to a 12.5% fee on up to $50 million in aggregate principal amount of New First Lien Notes outstanding and held by SVF II in excess of $250.0 million, in the form of additional New First Lien Notes. In connection with the SoftBank Rollover upon closing of the Transactions, the Secured NPA will be terminated and any aggregate principal amount of 2025 Secured Notes outstanding in excess of $300.0 million shall be repaid in cash;

•	the applicable SoftBank Holders have agreed to vote and exercise any powers or rights available to them in favor of the Transaction Stockholder Approvals;

•

the SoftBank Holders have agreed to, among other things, use commercially reasonable efforts to cooperate with and assist the Company and the Issuers in obtaining additional support for the Transactions from their other material stakeholders and from the issuing creditors, letter of credit participants and other parties under the Company’s credit agreement, including an agreement by the SoftBank Holders to enter into a credit support letter extending the maturities of the existing letter of credit facilities thereunder and certain other changes with respect thereto; and

•

the SoftBank Holders have agreed to enter into a letter agreement with the Company regarding certain governance matters negotiated with a special committee of the Company’s board of directors consisting of independent directors, which provides, among other things, that the SoftBank Holders will take all actions necessary to ensure that certain voting limitations contemplated by the Company’s second amended and restated certificate of incorporation remain in place so long as the SoftBank Holders own in excess of 49.9% of the Company’s voting power.

The Company has also agreed to provide customary registration rights for the resale of Class A Common Stock issued in connection with the Exchange Offers and the SoftBank Exchange.

The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including covenants that the applicable SoftBank Holders and the Consenting Noteholders support the Exchange Offers and Consent Solicitations, otherwise use good faith when negotiating the forms of the definitive documents that will govern the Transactions, and support and cooperate with the Company and one another in consummating the Transactions.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of any Transaction pursuant to the Transaction Support Agreement is subject to, and conditioned upon, closing of all of the other Transactions as well as receipt of the Transaction Stockholder Approvals.

The foregoing description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Backstop Commitment Agreement

On March 17, 2023, the Company, the Issuers and certain eligible holders of the Old Notes that are Consenting Noteholders (each in its capacity as a “Backstop Party”) entered into a backstop commitment agreement (the “Backstop Agreement”) pursuant to which, and subject to the terms and conditions therein, each of the Backstop Parties has agreed to purchase up to $500.0 million of New First Lien Notes, at a price equal to $1,000 per $1,000 in principal amount of such New First Lien Notes, to the extent such amount is not funded by the eligible holders in the Exchange Offers, including as a result of failures to fund by an eligible holder (the “Backstop Commitment”), subject to the consummation of the Exchange Offers and Consent Solicitations and satisfaction of certain other conditions, and in exchange for a $25.0 million premium (the “Backstop Commitment Premium”) payable to the Backstop Parties (other than any Backstop Party who defaults under the Backstop Commitment), pro rata for each such Backstop Party’s Backstop Commitment, in the form of additional New First Lien Notes.

The Backstop Agreement contains certain customary representations, warranties, closing conditions, and covenants and other agreements by the parties thereto. The Backstop Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate automatically on April 15, 2023, if the Exchange Offers and Consent Solicitations have not yet been launched by such date. The Backstop Agreement may be terminated by each Backstop Commitment Party, with regard to itself only, if the closing of the Exchange Offers and Consent Solicitations does not occur by June 30, 2023. The Backstop Agreement may also be terminated by the Company or the Backstop Parties, subject to the terms and conditions of the Backstop Agreement.

The foregoing description of the Backstop Agreement is not complete and is qualified in its entirety by reference to the Backstop Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Third Party Investor Securities Purchase and Commitment Agreement

On March 17, 2023, the Company, the Issuers and a third party investor (the “Third Party Investor”) entered into a securities purchase and commitment agreement (the “Third Party Investor Purchase Agreement”) pursuant to which (i) the Company agreed to issue and sell, and the Third Party Investor agreed to purchase, 35.0 million shares of Class A Common Stock in a private placement for a purchase price of $1.15 per share (the “Third Party Investor Equity Sale”) and the Company agreed to provide certain resale registration rights with respect thereto upon, and subject to, the consummation of the Third Party Investor Equity Sale and (ii) the Issuers agreed to issue and sell from time to time, and the Third Party Investor agreed to purchase, at the Issuers’ option, up to $175.0 million in aggregate principal amount of a third separate series of New First Lien Notes (the “Third Party Investor Delayed Draw Notes”), which the Issuers may draw immediately following closing of the Transactions or from time to time in full or in part, at their option, pursuant to a separate note purchase agreement. The Third Party Investor will be entitled to a 12.5% fee on up to $50 million in aggregate principal amount of New First Lien Notes outstanding and held by the Third Party Investor in excess of $125.0 million, in the form of additional New First Lien Notes. Any draw request by the Company under the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be made as follows: (i) the first $250.0 million under the SoftBank Delayed Draw Notes and the first $125.0 million under the Third Party Investor Delayed Draw Notes shall be drawn ratably; and (ii) the final $50.0 million under each of the SoftBank Delayed Draw Notes and the Third Party Investor Delayed Draw Notes shall be drawn ratably.

The Third Party Investor Purchase Agreement contains certain customary representations, warranties and other agreements by the Company, the Issuers and the Third Party Investor. The Third Party Investor Purchase Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate, at the Third Party Investor’s election, upon the termination or expiration of the Transaction Support Agreement.

The foregoing description of the Third Party Investor Purchase Agreement is not complete and is qualified in its entirety by reference to the Third Party Investor Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Stockholder Support Agreements

On March 17, 2023, the Company and certain stockholders of the Company entered into support agreements (collectively, the “Stockholder Support Agreements”) pursuant to which each such stockholder has agreed, among other things, to vote all of its shares of Class A Common Stock in favor of the Stockholder Approvals.

Each Stockholder Support Agreement contains certain customary representations, warranties and other agreements by the parties thereto. Each Stockholder Support Agreement can be terminated by the mutual written agreement of the parties thereto and will also terminate automatically upon the termination or expiration of the Transaction Support Agreement.

The foregoing description of the Stockholder Support Agreements is not complete and is qualified in its entirety by reference to the Stockholder Support Agreements, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference.

*****************

The representations, warranties and covenants of each party set forth in the aforementioned agreements have been made only for purposes of, and were and are solely for the benefit of the parties to, such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of any of the aforementioned agreements or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of any of the aforementioned agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the aforementioned agreements have been included with this filing only to provide investors with information regarding the terms of these agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses.

Item 7.01	Regulation FD Disclosure.

Transactions

A copy of the press release announcing the Transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cleansing Materials

In February 2023, the Company executed confidentiality agreements (the “Confidentiality Agreements”) with certain unaffiliated holders of the Company’s outstanding indebtedness (the “Ad Hoc Group”) to facilitate confidential discussions and negotiations concerning a potential transaction. Pursuant to the Confidentiality Agreements, the Company provided such parties thereto and their legal and financial advisors with certain confidential information and agreed that if certain conditions were met, the Company would publicly disclose certain confidential information (the “Cleansing Materials”). As described above in Item 1.01, the Company and certain of its affiliates and subsidiaries have entered into the Transaction Support Agreement with, among others, the Ad Hoc Group, and, as a result of the foregoing, the Cleansing Materials included as Exhibit 99.2 hereto are being furnished in satisfaction of the Company’s public disclosure obligations under the Confidentiality Agreements.

CAUTIONARY NOTE REGARDING PROJECTIONS

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Materials were not prepared with a view towards public disclosure or compliance with guidance or rules of the Securities and Exchange Commission (the “SEC”), the guidelines established by the Public Company Accounting Oversight Board or U.S. generally accepted accounting principles (“GAAP”) or any other applicable accounting principles. The Projections were prepared for the internal use of the Company and were provided pursuant to the Confidentiality Agreements for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction.

The Projections have been prepared by, and are the responsibility of, the Company’s management. Neither the independent registered public accounting firm of the Company nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the Projections.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day. Accordingly, the Company cannot provide any assurance that the Projections will be realized; actual future financial results will vary from such forward-looking information and may vary materially. The Company does not provide a forward-looking reconciliation of certain forward-looking non-GAAP measures as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. The foregoing considerations should be taken into account in reviewing the Cleansing Materials, which were prepared as of an earlier date. See also “Forward-Looking Statements.”

The information furnished in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company intends to file with the SEC a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K as of and for the year ended December 31, 2022 in which the Company explains the reasons for the late filing. The Company expects to file its Annual Report on Form 10-K on or before Friday, March 31, 2023, which is within the 15-calendar day extension provided by Rule 12b-25.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transaction Support Agreement, dated as of March 17, 2023, by and among WeWork Inc., WeWork Companies LLC, WW Co-Obligor Inc. and the other Company Parties thereto, SoftBank Vision Fund II-2, L.P., StarBright WW LP, SVF II WW Holdings (Cayman) Limited, SVF II WW (DE) LLC and the consenting noteholders party thereto.
10.2	Backstop Commitment Agreement, dated as of March 17, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc. and the backstop commitment parties party thereto.
10.3	Securities Purchase and Commitment Agreement, dated as of March 17, 2023, by and among WeWork Inc., WeWork Companies LLC, WW Co-Obligor Inc. and the investor party thereto.
10.4	Form of Support Agreement, dated as of March 17, 2023, by and between WeWork Inc. and the stockholder(s) party thereto.
99.1	Press Release Announcing the Transactions, dated as of March 17, 2023.
99.2	Cleansing Materials.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Transactions or the Stockholder Approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Transactions and the Stockholder Approvals, WeWork will file with the SEC a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of the Stockholder Approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of the Stockholder Approvals, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding WeWork’s directors and executive officers is contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023 and February 21, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the Transactions and the Stockholder Approvals. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the Transactions, which are highly uncertain, WeWork’s ability to complete the Transactions on the terms contemplated or at all; WeWork’s ability to obtain the required Stockholder Approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic, leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: March 17, 2023	By:	/s/ Sandeep Mathrani
	Name: Title:	Sandeep Mathrani Chief Executive Officer

Exhibit 10.1

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT AND THE TERM SHEET ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT COLLECTIVELY DESCRIBE A PROPOSED RECAPITALIZATION OF WEWORK INC., A DELAWARE CORPORATION, AND CERTAIN OF ITS SUBSIDIARIES ON THE TERMS AND CONDITIONS SET FORTH ON EXHIBIT A ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT.

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY PARTIES (AS DEFINED BELOW). THIS TRANSACTION SUPPORT AGREEMENT IS A SETTLEMENT PROPOSAL PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS AND AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of March 17, 2023 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, a “Party” and, collectively, the “Parties”):1

i.

WeWork Inc., a corporation incorporated under the Laws of Delaware (“WeWork”), WeWork Companies LLC, a limited liability company organized under the Laws of Delaware (the “Issuer” or “WeWork LLC”), WW Co-Obligor Inc., a corporation incorporated under the Laws of Delaware (the “Co-Issuer”), each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, and the “WeWork Guarantors” under the Credit Agreement (the Entities in this sub-clause (i), collectively, the “Company Parties”);

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings given to them in Section 1.

ii.

SoftBank Vision Fund II-2, L.P., a limited partnership established in Jersey, acting by its manager SB Global Advisers Limited, a limited company incorporated under the Laws of England and Wales (together with its Affiliates, “SVF II”), StarBright WW LP, a Cayman Islands exempted limited partnership, acting by its general partner, StarBright Limited, a Cayman Islands exempted company (“StarBright”), SVF II WW Holdings (Cayman) Limited, a Cayman Island exempted company (“SVF Holdings”), and SVF II WW (DE) LLC, a Delaware limited liability company (“SVF WW,” and collectively with SVF II, StarBright, and SVF Holdings, “SoftBank”), each in its capacity as (a) a holder of Secured Notes Claims, Unsecured Notes Claims, or Equity Interests in WeWork or (b) “SVF II Obligor,” as defined in the Credit Agreement, as applicable; and

iii.

the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this sub-clause (iii), collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Parties have in good faith and at arm’s length negotiated or been apprised of certain transactions with respect to the Company Parties’ capital structure on the terms and conditions set forth in this Agreement and as specified in the term sheet attached as Exhibit A hereto (the “Term Sheet,” and such transactions as described in this Agreement and the Term Sheet, the “Transactions”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Transactions on the terms and conditions set forth in this Agreement and the Term Sheet.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“5.00% Unsecured Notes, Series I” means the Issuer’s 5.00% Senior Notes due 2025, Series I, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $1.65 billion.

“5.00% Unsecured Notes, Series II” means the Issuer’s 5.00% Senior Notes due 2025, Series II, issued pursuant to the 5.00% Unsecured Notes Indenture in an aggregate principal amount outstanding of $550 million.

“5.00% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Amended and Restated Senior Notes Indenture, dated as of December 16, 2021, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

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“7.875% Unsecured Notes” means the Issuer’s 7.875% Senior Notes due 2025 issued pursuant to the 7.875% Unsecured Notes Indenture in an aggregate principal amount outstanding of $669 million.

“7.875% Unsecured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Notes Indenture, dated of April 30, 2018, by and among the Issuer, as successor to WeWork Companies Inc., as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee.

“Ad Hoc Group” means the ad hoc group of holders of Unsecured Notes Claims represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP and Ducera Partners LLC, as counsel and financial advisor, respectively, to the Ad Hoc Group.

“Advisors” means, collectively, the Ad Hoc Group Advisors and the SoftBank Advisors.

“Affiliate” means, with respect to any specified Person or Entity, any other Person or Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person or Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person or Entity, whether through the ownership of voting securities, by agreement, or otherwise; provided that Parties with investments managed by separate Persons or Entities shall be deemed to be Affiliates of one another if the Persons or Entities who manage their investments are themselves under common control; provided, further, that notwithstanding anything to the contrary within the definition of “Affiliate,” WeWork, any of WeWork’s controlled Affiliates, SoftBank Vision Fund L.P. (“SVF”), SVF Endurance (Cayman) Limited (“SVF Endurance”),2 and any portfolio companies of SoftBank shall be deemed not to be Affiliates of SoftBank.

“Agents” means, collectively, any administrative agent, collateral agent, or similar Entity under the Credit Agreement or the Secured Notes Indenture, including any successors thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Term Sheet).

[2]	For the avoidance of doubt, neither SVF nor SVF Endurance shall be bound by the terms of this Agreement unless such party executes a Joinder.

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“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Transaction” means any dissolution, winding up, liquidation, receivership, assignment for the benefit of creditors, restructuring, reorganization, workout, exchange, extension, sale, disposition, merger, amalgamation, acquisition, consolidation, partnership, plan of arrangement, plan of reorganization, plan of liquidation, investment, debt investment, equity investment, tender offer, refinancing, recapitalization, share exchange, business combination, joint venture or similar transaction involving all or a material portion of the assets, debt, or equity of the Company Parties and their respective subsidiaries (taken as a whole), that, in each case, would reasonably be expected to materially interfere with, delay, or preclude consummation of, or is an alternative to, the Transactions; provided, however, that the Transactions shall not individually or collectively be considered an Alternative Transaction so long as such transactions are consistent with the terms of this Agreement, as it may be amended in accordance with Section 13.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of October 20, 2021, by and among WeWork, BowX Sponsor, LLC, SOF-X WW Holdings, L.P., SOF-XI WW Holdings, L.P., and certain other parties thereto.

“Backstop Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Backstop Commitment Agreement attached hereto as Exhibit D.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Laws of the state of New York.

“Claim” means any (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of title 11 of the United States Code.

“Closing Date” means the date of the satisfaction (or waiver, if applicable) of the closing conditions set forth in the Definitive Documents and the consummation of the Transactions.

“Commencement Date” means April 15, 2023, or such later date reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

“Company Claims/Equity Interests” means, collectively, any Claim against, or Equity Interest in, a Company Party or a wholly or partially owned direct or indirect subsidiary of any Company Party, including the Secured Notes Claims, the Unsecured Notes Claims, and the LC Facilities Claims.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Transactions.

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“Consent Solicitations” means the Issuer and Co-Issuer soliciting consents from the Unsecured Noteholders for certain proposed amendments to the Unsecured Notes Indentures to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indentures.

“Credit Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Credit Agreement, dated as of December 27, 2019, by and among WeWork LLC, SVF II, the issuing creditors and letter of credit participants from time to time party thereto, Goldman Sachs International Bank, as senior tranche administrative agent, Kroll Agency Services Limited, as junior tranche administrative agent, and the other parties thereto from time to time.

“Definitive Documents” means the documents described in Section 3.

“Entity” means any person, individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or any agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Equity Interests” means, collectively, shares of common stock, shares of preferred stock, limited liability company interests, and any other equity or ownership interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into or exercisable for shares of common stock, shares of preferred stock, limited liability company interests, or other equity or ownership interests of any Company Party.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offers” means the Issuer and Co-Issuer commencing offers to exchange any and all of the outstanding Series of Public Notes on the terms set forth in the Term Sheet.

“Existing Documents” means, collectively, the Indentures, the Credit Agreement, and all documents and agreements (including amendments and/or supplemental indentures) related thereto.

“First Lien/Second Lien/Third Lien Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

“Indentures” means, collectively, the Secured Notes Indenture and the Unsecured Notes Indentures.

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“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Joinder” means an executed joinder providing, among other things, that the signing holder of Company Claims/Equity Interests agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is adopted, promulgated, issued, or entered by a Governmental Body of competent jurisdiction.

“LC Facilities Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Credit Agreement.

“Material Adverse Effect” means any Event after the date hereof which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the Company Parties, taken as a whole, or (b) the ability of the Company Parties, taken as a whole, to perform their respective obligations under, or to consummate the Transactions, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (ii) the execution, announcement, or performance of this Agreement, the Backstop Commitment Agreement, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Transactions; (iii) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (iv) any action taken at the express written request of SoftBank and the Required Consenting Noteholders or taken by such Parties, including any breach of this Agreement by SoftBank or any Consenting Noteholder; (v) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (vi) any events or developments arising from or related to the breach of this Agreement or the Backstop Commitment Agreement by SoftBank or any Consenting Noteholder; provided that the exceptions set forth in clause (i) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact.

“New Registration Rights Agreement” means that certain agreement documenting the registration rights contemplated by the Term Sheet.

“NPA” means, as each may be amended, supplemented, or otherwise modified from time to time, (a) that certain Master Senior Unsecured Notes Note Purchase Agreement, dated as of December 27, 2019, by and among the Issuer, the Co-Issuer, and StarBright and (b) that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among the Issuer, the Co-Issuer, and SVF II.

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“Outside Date” means, with respect to the Consenting Noteholders, June 30, 2023, and, with respect to SoftBank, May 31, 2023, in each case as such date may be amended pursuant to Section 13.

“Pari Passu Intercreditor Agreement” has the meaning set forth in the Backstop Commitment Agreement.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a government Entity, an unincorporated organization, a group or any legal Entity or association.

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders holding, in the aggregate, at least a majority of the aggregate outstanding principal amount of each Series of Public Notes that are held by the Consenting Noteholders.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” means the Issuer’s Senior Secured Notes due 2025 issued pursuant to the Secured Notes Indenture.

“Secured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Secured Notes or the Secured Notes Indenture.

“Secured Notes Indenture” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Senior Secured Notes Indenture, dated as of January 3, 2023, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Series of Public Notes” means, individually, any of (a) the 5.00% Unsecured Notes, Series II, and (b) the 7.875% Unsecured Notes.

“SoftBank Advisors” means, collectively, Weil, Gotshal & Manges LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to SoftBank.

“SoftBank Commitment Agreement” means that certain Purchase, Exchange and Sale Agreement to be entered into by WeWork, the Issuer, the Co-Issuer, and certain SoftBank Entities.

“Special Committee” means the special committee of the board of directors of WeWork in respect of “Project Landlord.”

“Stockholder Rights Plan” means a stockholder rights agreement designed to protect the Company’s U.S. tax attributes (including net operating loss carryforwards) and the dividend or distribution of rights to purchase equity securities (or securities convertible into equity securities) of the Company pursuant to such stockholder rights agreement and the transactions contemplated thereby, including the issuance of equity securities (or securities convertible into equity securities) of the Company pursuant to the exercise of such rights.

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“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 12.

“Third-Party Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Securities Purchase and Commitment Agreement, dated as of the date hereof, by and among WeWork, WeWork LLC, and the Co-Issuer, and Cupar Grimmond, LLC.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hedge, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed transfer agreement providing, among other things, that a transferee agrees to be bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit B.

“Trustees” means, collectively, any indenture trustee or other trustee or similar Entity under the Indentures.

“Unsecured Notes” means, collectively, the 5.00% Unsecured Notes, Series I, the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes.

“Unsecured Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Unsecured Notes or the Unsecured Notes Indentures.

“Unsecured Notes Indentures” means, collectively, the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture.

“Unsecured Noteholders” means the holders (or beneficial owners) of, or investment advisors, sub-advisors, or managers of funds or accounts in their capacities as holders of, Unsecured Notes Claims.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

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(d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i) the use of “include” or “including” is without limitation, whether stated or not; and

(j) the use of “or” shall not be exclusive.

Section 2. Effectiveness of this Agreement.

2.01. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties as of the time and date on which all of the following conditions have been satisfied or waived in accordance with this Agreement (the “Agreement Effective Date”):

(a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(b) SVF II and StarBright shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(c) each of the Consenting Noteholders, holding or beneficially owning in the aggregate at least fifty percent (50%) of the aggregate outstanding principal amount of each of the 5.00% Unsecured Notes, Series II, and the 7.875% Unsecured Notes, shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(d) the Backstop Commitment Agreement and the Third-Party Commitment Agreement shall each (i) have been agreed to and executed by the applicable parties thereto and (ii) be in full force and effect;

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(e) counsel to the Company Parties shall have given notice to each of counsel to SoftBank and counsel to the Consenting Noteholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2.01 have occurred;

(f) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with the terms of their respective engagement letters or fee letters with the Company Parties; and

(g) the Company Parties shall have paid all invoiced, unpaid, and reasonable fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with the terms of their respective engagement letters or fee letters.

2.02. Without limiting any provision of Section 8, following the Agreement Effective Date, additional holders of Company Claims/Equity Interests may become parties to this Agreement with the consent of the Company Parties by executing a Joinder.

Section 3. Definitive Documents.

3.01. The Definitive Documents shall include all documents governing or otherwise relating to the Transactions, including the Backstop Commitment Agreement, the Pari Passu Intercreditor Agreement, the New Registration Rights Agreement, the First Lien/Second Lien/Third Lien Intercreditor Agreement, the SoftBank Commitment Agreement, the Third-Party Commitment Agreement, and the indentures and related security documents for the notes issued in connection with the Exchange Offers. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation in good faith and completion. Upon completion or execution, each of the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, form, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, including the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13, and consistent with the terms of the Term Sheet, as it may be modified, amended, or supplemented in accordance with Section 13. Notwithstanding anything to the contrary contained herein or in the Term Sheet, each of the Definitive Documents not executed or not in a form attached to this Agreement as of the Execution Date shall be negotiated in good faith by the applicable Parties thereto and, upon completion or execution, shall be in form and substance reasonably acceptable to the Company Parties, SoftBank, and the Required Consenting Noteholders.

Section 4. Commitments of SoftBank and the Consenting Noteholders.

4.01. Affirmative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, to:

(a) support, approve, implement, reasonably cooperate with each of the Parties, and take all commercially reasonable actions reasonably necessary, or reasonably requested by any other Party to facilitate the implementation and consummation of the Transactions in accordance with this

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Agreement and the Term Sheet, including voting and exercising any powers or rights available to it (including in any board, shareholders’, creditors’, or noteholders’ meeting or in any process requiring voting, approval or any action to which they are legally entitled to participate, including, as applicable, tendering any Series of Public Notes and delivering irrevocable consents with respect to any Series of Public Notes in connection with the Transactions), in each case, in favor of any matter requiring voting, approval, or action to the extent reasonably necessary, or reasonably requested by any other Party to implement the Transactions, including the provision of any registration rights pursuant to the terms of the Amended and Restated Registration Rights Agreement;

(b) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Transactions from the Company Parties’ other material stakeholders and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, including, with respect to the SVF II Obligor, by entering into a credit support letter with respect to the maturity extension of the letter of credit facilities under the Credit Agreement as described in the Term Sheet;

(c) use commercially reasonable efforts to oppose any party or Person from taking any actions contemplated in Section 4.02;

(d) give any notice, order, instruction, consent, or direction to the Agents and Trustees applicable to SoftBank’s or such Consenting Noteholders’, as applicable, Company Claims/Equity Interests to the extent necessary to give effect to the Transactions;

(e) use commercially reasonable efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(f) solely with respect to SoftBank, enter into a letter agreement with WeWork consistent with the terms attached hereto as Exhibit E (the “Governance Term Sheet”), which term sheet represents a binding commitment between WeWork (acting through the Special Committee) and SoftBank; provided, however, for the avoidance of doubt, any commitments or obligations pursuant to the Governance Term Sheet shall terminate if the Transactions contemplated hereunder are not consummated for any reason;

(g) solely with respect to each Consenting Noteholder, commit to (i) tender for exchange, and in each case not withdraw, (A) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time (as defined in the Backstop Commitment Agreement) and (B) all Public Notes owned by such Consenting Noteholder on or before the Early Exchange Time not previously tendered pursuant to clause (A), in each case in accordance with the terms and procedures set forth in the Offering Memorandum (as defined in the Backstop Commitment Agreement), and, (ii) in connection with its tender of Public Notes, participate in the Consent Solicitations; provided that, notwithstanding anything to the contrary contained herein, the Early Exchange Time shall not occur until the later of (A) April 10, 2023 and (B) such time as there is no default under the Credit Agreement that has not been expressly waived or cured pursuant to the terms of the Credit Agreement as of the date hereof; provided, further, that no such waiver may be effected without the consent of the Required Consenting Noteholders;

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(h) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents that are consistent with this Agreement and the Term Sheet and to which it is required to be a party;

(i) support and cooperate with the Company Parties and other Parties to consummate the Transactions in accordance with this Agreement, the Term Sheet, and the applicable Definitive Documents;

(j) if SoftBank has actual knowledge of a breach by SoftBank of SoftBank’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(k) if any Consenting Noteholder has actual knowledge of a breach by any Consenting Noteholder of such Consenting Noteholder’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto; and

(l) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all reasonable steps necessary to eliminate any such impediment and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders.

4.02. Negative Commitments. During the Agreement Effective Period, each of SoftBank and each Consenting Noteholder agrees, in respect of all of its Company Claims/Equity Interests, that it shall not, directly or indirectly, and shall not direct or encourage any of its Affiliates or any third party to, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with acceptance, implementation, or consummation of the Transactions;

(b) solicit, participate in, negotiate, propose, support, deliver consents with respect to, tender any securities of the Company Parties in connection with, or vote for any Alternative Transaction or any other transaction other than the Transactions;

(c) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Transactions or this Agreement against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Documents or as otherwise permitted under this Agreement;

(d) exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any of its Company Claims/Equity Interests, including as such actions may relate to the Company Parties’ ownership and possession of their assets; or

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(e) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located.

Section 5. Additional Provisions Regarding SoftBank’s and the Consenting Noteholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of SoftBank or any Consenting Noteholder to consult with any other Party or the Company Parties; (b) impair or waive the rights of SoftBank or any Consenting Noteholder to assert or raise any objection not prohibited under this Agreement in connection with the Transactions; (c) prevent SoftBank or any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document; (d) except as expressly contemplated in the Transactions and the Definitive Documents or, with respect to SoftBank, in Section 8.01, limit the ability of SoftBank or any Consenting Noteholder to purchase, sell, exchange, or enter into any other transactions regarding the Company Claims/Equity Interests; (e) constitute a waiver or amendment of any term or provision of any Existing Document, except as expressly contemplated in the Transactions and the Definitive Documents; (f) require SoftBank or any Consenting Noteholder to, other than as expressly set forth in this Agreement or any other Definitive Document, (i) incur, assume, become liable in respect of or suffer to exist any expenses, liabilities, or other obligations or (ii) agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to SoftBank or such Consenting Noteholder, in each case, except with respect to costs and expenses that a Company Party has agreed to reimburse on terms reasonably satisfactory to SoftBank or such Consenting Noteholder, in each case, except as contemplated in the Transactions and the Definitive Documents; or (g) prevent SoftBank or any Consenting Noteholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence, and priority of its Company Claims/Interests or any lien securing any such Claims/Interests.

Section 6. Commitments of the Company Parties.

6.01. Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties agrees to:

(a) support, approve, implement, reasonably cooperate with each of SoftBank and each Consenting Noteholder, and take all commercially reasonable steps reasonably necessary, or reasonably requested by SoftBank or the Required Consenting Noteholders to consummate the Transactions in accordance with this Agreement and the Term Sheet;

(b) use best efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, including making timely filings in order to preserve the eligibility of the Company to use Form S-3 for registration under the Securities Act, as reasonably determined by the Company Parties, SoftBank, and the Required Consenting Noteholders;

(c) use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders, and the issuing creditors, letter of credit participants, and other applicable parties under the Credit Agreement, to the extent the Company Parties deem it reasonably prudent to consummate the Transactions;

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(d) negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement, and effectuate the Definitive Documents and any other agreements that are necessary or advisable to effectuate and consummate the Transactions as contemplated by this Agreement;

(e) on or prior to the Commencement Date, distribute the documents for the Consent Solicitations and Exchange Offers to eligible holders of the Unsecured Notes and file a preliminary proxy statement seeking WeWork shareholders’ approval of the Transactions, in accordance with the provisions of this Agreement (including the Term Sheet) and applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder;

(f) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors in accordance with their respective engagement letters or fee letters with the Company Parties;

(g) promptly pay in full, in cash, when due all reasonable, documented, and invoiced fees, costs, and out-of-pocket expenses of the SoftBank Advisors in accordance with their respective engagement letters or fee letters;

(h) if the Company Parties receive an unsolicited proposal or expression of interest in writing with respect to an Alternative Transaction, within twenty-four hours of the receipt of such proposal or expression of interest, notify the Advisors of the receipt thereof, with such notice to include the material terms thereof to the extent in accordance with any applicable confidentiality obligations of the Company Parties;

(i) conduct its business in the ordinary course substantially consistent with past practice and in light of then-current market conditions, and use its commercially reasonable efforts to (i) preserve intact its material business organization, (ii) maintain in effect all of its material foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business, and (iii) preserve relationships with its material landlords, customers, suppliers, and others having material business relationships with it to the extent practicable (it being understood that the Company Parties may modify or end any such relationships in the ordinary course of business as necessary); provided that, for the avoidance of doubt, the Company Parties may amend agreements in the ordinary course of business or in connection with, or as contemplated by, the Transactions;

(j) maintain its good standing under the Laws of the state or other jurisdictions in which they are incorporated or organized;

(k) inform counsel to SoftBank and counsel to the Consenting Noteholders as soon as reasonably practicable (and in any event within two (2) Business Days of such actual knowledge) after becoming aware of the following (to the extent not previously disclosed to counsel to SoftBank and counsel to the Consenting Noteholders prior to the Execution Date): (i) the occurrence, or failure to occur, of any event of which any Company Party has knowledge which the occurrence or failure to occur of any such event would be reasonably likely to permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance that exists which it knows, or reasonably believes is likely, to be a material impediment to the implementation of or preclude consummation of the Transaction, (iii) receipt of any written notice from any governmental, judicial, or regulatory body or any stock exchange regarding any approval necessary or advisable to consummate the Transactions; (iv) any notice or written threat of any commencement of any voluntary or involuntary insolvency proceedings, legal suit for payment of material debt, or securement of material security from or by any Person in respect of any Company Party; (v) any notice or written threat of any commencement of any proceeding commenced relating to the Transactions, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions; and (vi) provide the Advisors, SoftBank, or the Consenting Noteholders, as applicable, upon reasonable advance written notice to the Company Parties, timely and reasonable responses to all reasonable diligence requests and other information reasonably requested or reasonably necessary to consummate the Transactions, including “know your customer” and like materials, which documentation and information shall be subject to any applicable confidentiality restrictions to which SoftBank or any Consenting Noteholder may be subject; provided that the Company Parties shall not be required to distribute or share any portion of any document that is subject to work-product or other attorney-client privilege, where applicable Law prohibits such distribution, or is subject to confidentiality obligations of the Company Parties that prevent distribution;

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(l) if any Company Party has actual knowledge of a breach by any Company Party of such Company Party’s obligations, undertakings, representations, warranties, or covenants set forth in this Agreement or any other Definitive Document, furnish prompt written notice (and in any event within two (2) Business Days of such actual knowledge) to the other Parties hereto;

(m) upon reasonable request of SoftBank or any Consenting Noteholder, inform the SoftBank Advisors or the Ad Hoc Group Advisors, respectively, as to (i) any material change in the business or financial (including liquidity) performance of the Company Parties (taken as a whole) and (ii) the status and progress of the Transactions, including any material changes thereto;

(n) on and subject to the terms and conditions of the Backstop Commitment Agreement, conduct the Exchange Offers and Consent Solicitations pursuant to, and in accordance with, the Offering Memorandum, this Agreement, the Term Sheet, and the Backstop Commitment Agreement; and

(o) to the extent any legal or structural impediments arise that would prevent, hinder, or delay the consummation of the Transactions, (i) take all commercially reasonable steps necessary to eliminate any such impediment, including notifying the Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions, and (ii) negotiate, subject to applicable Laws and regulations, in good faith appropriate additional or alternative provisions to eliminate any such impediments; provided that (A) the material terms of the Transactions as contemplated herein and in the Term Sheet shall be substantially preserved and (B) the additional or alternative provisions cannot have a material and adverse impact on the consideration or economic treatment of SoftBank or the Consenting Noteholders in the Transactions.

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6.02. Negative Commitments. Except as (x) set forth in Section 7, or (y) expressly contemplated by this Agreement, during the Agreement Effective Period, each of the Company Parties shall not, directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere or that would be inconsistent with the acceptance, implementation, or consummation of the Transactions, other than as permitted herein; or

(b) seek, solicit, participate in, negotiate, encourage, propose, support, or vote for any Alternative Transaction;

(c) take any action that is inconsistent in any material respect with or would have a material adverse impact upon, or that is intended to or reasonably likely to frustrate, impede, or delay approval, implementation, or consummation of, the Transactions described in this Agreement;

(d) consummate, or enter into a binding agreement to consummate, any Alternative Transaction;

(e) (i) form, designate, acquire, or otherwise create a “Unrestricted Subsidiary” as defined in the Existing Documents or (ii) enter into any transaction with (including by selling or transferring property or assets to, or purchasing or acquiring property or assets from) any “Unrestricted Subsidiary”; provided that the Company shall be permitted to do transactions contemplated in this Section 6.02(e), in addition to other customary investments and merger and acquisition transactions, in an aggregate amount not to exceed $100 million, in each case solely to the extent the proceeds of such transactions are reinvested in the Company Parties, and any such transactions shall not be deemed a breach of this Agreement if such cap is not exceeded;

(f) amend its organizational documents; provided that the Company Parties may increase their authorized shares in connection with the Transactions and take actions to effectuate the Governance Term Sheet;

(g) enter into any material merger, consolidation, disposition, recapitalization, acquisition, loan, investment, dividend, incurrence of indebtedness or liens, or other material transaction outside of the ordinary course of business, other than as contemplated by the Transactions; provided that (i) the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan, as delivered to Davis Polk & Wardwell LLP (as counsel to the Ad Hoc Group) on March 15, 2023 (subject to revisions that are (A) necessary to implement clause (b) of Section 8.05 or (B) not adverse to the Ad Hoc Group) shall not constitute a breach by any Company Party under this Agreement and (ii) the Company Parties may (A) incur up to $250 million of additional indebtedness (which indebtedness may be secured) provided that any draw request under the NPA must be made in accordance with the terms of the Term Sheet and (B) replace letters of credit under the Credit Agreement without violating this Agreement;

(h) incur any material liens, security interests, or encumbrances outside of the ordinary course of business, other than as contemplated by the Transactions or in connection with the incurrence of any permitted indebtedness under Section 6.02(g);

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(i) make any payment in satisfaction of any existing funded indebtedness other than as required under the Existing Documents or as contemplated by the Transactions; or

(j) make any material investments, acquire any material assets, or dispose or sell any material assets outside of the ordinary course of business, other than as contemplated by the Transactions and Section 6.02(e).

Section 7. Additional Provisions Regarding Company Parties’ Commitments.

7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the board of directors, board of managers, or similar governing body of any Company Party, based on the advice of outside legal counsel, in good faith, to take any action or to refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall notify the Advisors of any determination to take any action or to refrain from taking any action pursuant to this Section 7.01 within twenty-four hours following such determination. This Section 7.01 shall not impede any Party’s right to terminate this Agreement pursuant to Section 12 hereof, including on account of any action or inaction any Company Party or a governing body of such Company Party may take pursuant to this Section 7.01.

7.02. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8. Transfer of Interests and Securities .

8.01. During the Agreement Effective Period and subject to Section 8.05, neither SoftBank nor any Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Company Claims/Equity Interests to any non-Affiliate or any other Person that is not SoftBank or a Consenting Noteholder (with respect to SoftBank, the foregoing shall include any Transfer in connection with a resale of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA and, during the Agreement Effective Period, SoftBank agrees not to (a) request or initiate any resale transaction in respect of any 5.00% Unsecured Notes, Series I, or Secured Notes, in each case pursuant to the terms of the applicable NPA, or (b) exchange any 5.00% Unsecured Notes, Series I, for 5.00% Unsecured Notes, Series II, including pursuant to the terms of the 5.00% Unsecured Notes Indenture). Notwithstanding the foregoing sentence, during the Agreement Effective Period, SoftBank and any Consenting Noteholder may Transfer such ownership to any respective Affiliate, including any Affiliate in which it may hold a direct or indirect beneficial interest, or to any Consenting Noteholder or its Affiliate or any other entity (other than with respect to the Secured Notes, which may not be transferred by SoftBank to any Person who is not an Affiliate of SoftBank that is already, or by joinder becomes, a Party to this Agreement), if:

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(a) in the case of any Company Claims/Equity Interests, the authorized transferee is either (i) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional “accredited investor” (within the meaning of the Rules), or (iv) SoftBank or a Consenting Noteholder; and

(b) either (i) the transferee executes and delivers to counsel to the Company Parties, no later than one Business Day after the proposed Transfer, a Transfer Agreement or (ii) the transferee is SoftBank or a Consenting Noteholder and the transferee provides notice of such Transfer (including the amount and type of Company Claims/Equity Interests transferred) to counsel to the Company Parties no later than one Business Day after the proposed Transfer.

8.02. Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests. Any Transfer in violation of Section 8 shall be void ab initio.

8.03. This Agreement shall in no way be construed to preclude SoftBank or the Consenting Noteholders from acquiring additional Company Claims/Equity Interests; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by SoftBank or a Consenting Noteholder, as applicable, be deemed subject to this Agreement, including the covenants set forth in Section 4 and Section 5 (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties, SoftBank, or the Consenting Noteholders), (b) SoftBank or such Consenting Noteholder, as applicable, must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties at or prior to such acquisition, and (c) any such acquisition shall be subject to the provisions of Section 8.05.

8.04. This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling SoftBank or any Consenting Noteholder to Transfer any of its Company Claims/Equity Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

8.05. From the Agreement Effective Date until the earlier to occur of the Closing Date and the Termination Date, and except as described in the Term Sheet or Definitive Documents: (a) SoftBank shall not (i) claim any worthless stock deduction with respect to the Equity Interests of WeWork for any tax period including or prior to the Agreement Effective Period, (ii) acquire or pledge, encumber, assign, sell, or otherwise Transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise Transfer, in whole or in part, directly or indirectly, any portion of its right, title, or interests in any of its shares, stock, or other Equity Interests in WeWork, or (iii) acquire any outstanding indebtedness of any Company Party, in the case of clause (a)(ii) of this Section 8.05, to the extent such acquisition or Transfer (including any such pledge, encumbrance, assignment, sale, or other transaction or event)

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could result in an “ownership change” of any Company Party for purposes of Section 382 of the Internal Revenue Code and, in the case of clause (a)(iii) of this Section 8.05, to the extent such acquisition would reasonably be expected to result in the application of Section 108(e)(4) of the Internal Revenue Code and (b) for purposes of the Stockholder Rights Plan, the Ad Hoc Group shall not be treated as a single “entity” as defined under U.S. Department of Treasury Regulations Section 1.382-3(a)(1) solely as a result of its members’ participation in the Transactions; provided, however, that, (1) with respect to clause (a)(ii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition or Transfer that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such Transfer would not result in an “ownership change” of any Company Party under Section 382 of the Internal Revenue Code when viewed in the aggregate with any other proposed Transfers, such Transfer shall be permitted upon written notice by the Company Parties, and (2) with respect to clause (a)(iii) of this Section 8.05, the Company Parties shall evaluate in good faith any acquisition of outstanding indebtedness that would otherwise violate the provisions of this Section 8.05 and, if the Company Parties reasonably determine that such acquisition would not result in the application of Section 108(e)(4) of the Internal Revenue Code; provided, further, that prior to any Company Party giving consent to any acquisition or Transfer pursuant to the foregoing proviso, such acquisition or Transfer shall be subject to the written consent, not to be unreasonably withheld, conditioned or delayed, of SoftBank and the Required Consenting Noteholders.

Section 9. Representations and Warranties.

(a) Each of SoftBank and each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date SoftBank and such Consenting Noteholder, respectively, executes and delivers this Agreement and as of the Closing Date (subject to any Transfers made pursuant to Section 8):

(i) it is the beneficial or record owner of the face amount of its respective Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial owners of such Company Claims/Equity Interests reflected on, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected on, SoftBank’s or such Consenting Noteholder’s, as applicable, signature page to this Agreement or a Transfer Agreement, as applicable (as it may be updated pursuant to Section 8);

(ii) it has the full power and authority to act on behalf of, vote, tender, and consent to matters concerning such Company Claims/Equity Interests;

(iii) such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way SoftBank’s or such Consenting Noteholder’s, as applicable, ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

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(iv) it has the full power to vote, consent, approve changes to, and transfer all of its Company Claims/Equity Interests as contemplated by this Agreement subject to applicable Law;

(v) solely with respect to holders of Company Claims/Equity Interests, (i) it is either (A) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional “accredited investor” (within the meaning of the Rules), and (ii) any securities acquired by SoftBank or such Consenting Noteholder, as applicable, in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

(b) each of WeWork, the Issuer, the Co-Issuer, and each “Guarantor” under each of the 5.00% Unsecured Notes Indenture and the 7.875% Unsecured Notes Indenture as of the date hereof, severally, and not jointly, represents and warrants that, as of the Execution Date and as of the applicable date of the consummation of any of the Transactions, it is not, and after giving effect to the offering and sale of the securities pursuant to the Transactions as contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder; and

(c) to the best of the Company Parties’ knowledge, the diligence materials and other information concerning the Company Parties that the Company Parties or their advisors provided to any other Party were true and correct in all material respects when such materials or information were provided.

Section 10. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party that, as of the date such Party executes and delivers this Agreement and as of the Closing Date:

(a) it is validly existing and in good standing under the Laws of the state of its organization, and has all requisite corporate, partnership, limited liability company, or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(b) this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(c) except as expressly provided in this Agreement (including the Term Sheet), no consent or approval is required by any other Person or Entity in order for it to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement other than (i) those required by the New York Stock Exchange or such other applicable stock exchange on which WeWork’s Class A common stock, par value $0.0001 per share, is then listed, including with respect to obtaining stockholder approval, if applicable, and (ii) negotiation and entry into applicable intercreditor arrangements as contemplated by the Transactions with the applicable parties under the Credit Agreement;

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(d) except as expressly provided in this Agreement (including the Term Sheet), the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, (i) violate any provision of Law, rule, or regulation applicable to it or any of its subsidiaries or conflict in any material respect with any Law or regulation applicable to it or its articles of association, memorandum of association, or other constitutional documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party;

(e) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;

(f) as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(g) except as expressly provided by this Agreement, it is not party to any restructuring support or similar agreements or arrangements regarding the equity or indebtedness of any of the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 11. Indemnification.

11.01. Without limiting any Company Party’s obligations under the Existing Documents, the Definitive Documents, or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents, the Company Parties, jointly and severally, agree to indemnify, pay, and hold harmless each Consenting Noteholder and each of its Affiliates and SoftBank and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, claims, damages, actions, obligations, penalties, judgments, suits, costs, expenses, disbursements, and liabilities, joint or several, of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out of-pocket costs associated with any discovery or other information requests), whether direct, indirect, special, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party, in any manner relating to or arising out of, in connection with, or as a result of (a) this Agreement, the Transactions, the Definitive Documents, or any related guarantees, security documents, agreements, instrument, or other documents, (b) the negotiation, formulation, preparation, execution, delivery, or performance of the foregoing, or (c) any actual claim, litigation,

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investigation, or proceeding relating to the foregoing, regardless of whether any Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated (such foregoing amounts, “Losses,” and such Company Party obligation, the “Indemnification Obligations”). The Company Parties shall reimburse each Indemnified Party reasonably promptly upon written demand therefor (together with reasonable backup documentation supporting such reimbursement request). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the bad faith, gross negligence, or willful misconduct by such Indemnified Party, (ii) the willful and material breach of this Agreement by such Indemnified Party, or (iii) any disputes solely among Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

11.02. Notwithstanding anything to the contrary contained in this Agreement, the Indemnification Obligations set forth herein (a) shall survive the expiration or termination of this Agreement, (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Consenting Noteholders, SoftBank, or any other Indemnified Party, and (c) shall be binding on any successor or assign of the Company Parties and the successors or assigns to any substantial portion of its business and assets.

Section 12. Termination Events.

12.01. SoftBank and Consenting Noteholder Termination Events. This Agreement may be terminated by SoftBank or the Required Consenting Noteholders by the delivery to the Company Parties and the other Parties (including the other Consenting Noteholders) of a written notice in accordance with Section 14.10 upon the occurrence of the following events:

(a) the breach in any material respect by a Company Party of any of the respective undertakings, representations, warranties, covenants, or obligations of the Company Parties set forth in this Agreement or any Definitive Document that (i) is materially adverse to SoftBank or the Consenting Noteholders, as applicable, seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after SoftBank or such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

(b) with respect to SoftBank, the breach in any material respect by one or more of the Consenting Noteholders of any of the respective undertakings, representations, warranties, covenants, or other obligations of the Consenting Noteholders set forth in this Agreement or any other agreement to be entered into by them in connection with the Transactions that (i) is materially adverse to SoftBank and (ii) remains uncured for five (5) Business Days after SoftBank transmits a written notice in accordance with Section 14.10 detailing any such breach;

(c) with respect to the Required Consenting Noteholders, the breach in any material respect by SoftBank of any of the respective undertakings, representations, warranties, covenants, or obligations of SoftBank set forth in this Agreement or any other agreement to be entered into by SoftBank in connection with the Transactions (it being understood, notwithstanding anything to the contrary in this Agreement, that a breach of SoftBank’s obligations pursuant to Section 4.01(f) will not give rise to any right for the Required Consenting Noteholders to terminate this Agreement) that (i) is materially adverse to the Consenting Noteholders seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 14.10 detailing any such breach;

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(d) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after SoftBank or the Required Consenting Noteholders, as applicable, transmit a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by SoftBank, the Required Consenting Noteholders, or any individual Consenting Noteholder if such Party sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(e) any Company Party (i) publicly announces its intention to pursue, consummates, or enters into a binding agreement to consummate an Alternative Transaction, (ii) exercises its rights, or provides notice under, Section 7.01, or (iii) publicly announces its intention to not pursue the Transactions;

(f) any Company Party has breached, in any material respect, any of its material obligations under the Existing Documents; provided that such breach has not been waived or cured pursuant to the relevant documents;

(g) the occurrence of a default set forth in any of the Existing Documents; provided that such default has not been expressly waived or cured pursuant to the relevant Existing Documents;

(h) the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of (i) the Ad Hoc Group Advisors in accordance with Section 6.01(f) and (ii) the SoftBank Advisors in accordance with Section 6.01(g);

(i) there shall have occurred any event or condition that has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) with respect to the Required Consenting Noteholders, a Company Party or SoftBank agrees to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to the Required Consenting Noteholders to the extent required under Section 3.01, and, with respect to SoftBank, a Company Party or the Required Consenting Noteholders agree to a Definitive Document or makes an amendment, or modification to such Definitive Document and such document, amendment, or modification is not in form reasonably acceptable to SoftBank to the extent required under Section 3.01;

(k) the entry of an order for relief pursuant to section 303(h) of title 11 of the United States Code with respect to any involuntary bankruptcy proceeding against WeWork or any of its material subsidiaries;

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(l) with respect to the Required Consenting Noteholders, the termination of this Agreement in accordance with its terms by SoftBank;

(m) with respect to SoftBank, the termination of this Agreement in accordance with its terms by the Required Consenting Noteholders;

(n) the termination of this Agreement in accordance with its terms by the Company Parties;

(o) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto; provided that, with respect to the Third-Party Commitment Agreement ceasing to be in full force and effect with respect to all parties thereto, the Company Parties shall have fifteen days to replace the related commitment thereunder in a manner satisfactory to SoftBank and the Required Consenting Noteholders before rights under this Section 12.01(o) may be exercised;

(p) with respect to the Required Consenting Noteholders, Goldman Sachs International Bank, the Ad Hoc Group, and the Company Parties shall have not agreed on the material terms of either or both of the Pari Passu Intercreditor Agreement or the First Lien/Second Lien/Third Lien Intercreditor Agreement, in each case, by the Commencement Date; or

(q) the Outside Date shall have occurred.

12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 upon the occurrence of any of the following events:

(a) the breach in any material respect by SoftBank or one or more of the Consenting Noteholders of any provision set forth in this Agreement or any other agreement to be entered into in connection with the Transactions that remains uncured for a period of five (5) Business Days after the receipt by the Company Parties of notice of such breach;

(b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law;

(c) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after any Company Party transmits a written notice in accordance with Section 14.10 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any of the Company Parties if it sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement;

(d) the termination of this Agreement in accordance with its terms by either the Required Consenting Noteholders or SoftBank;

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(e) the Backstop Commitment Agreement, the SoftBank Commitment Agreement, or the Third-Party Commitment Agreement shall cease to be in full force and effect with respect to all parties thereto;

(f) SVF Endurance shall have failed to sign a Joinder to this Agreement by March 23, 2023 or such later date as agreed by the Company Parties; or

(g) the Outside Date with respect to such terminating Party shall have occurred.

12.03. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) each Company Party; (b) SoftBank; and (c) the Required Consenting Noteholders.

12.04. Automatic Termination. This Agreement shall terminate automatically as to all Parties upon:

(a) any Company Party or any of its respective material subsidiaries commencing insolvency proceedings, including (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, (ii) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (iii) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for a Company Party for a substantial part of its assets, or (v) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated, or otherwise closed within five (5) Business Days following notice thereof to the Company Parties by an Advisor;

(b) the entry of an order, judgment, or decree adjudicating the Company Parties or any of their respective material subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company Parties or any of their respective material subsidiaries under the Bankruptcy Code; provided that such order, judgment, or decree is not overturned or vacated within ten (10) Business Days following notice thereof to the Company Parties by an Advisor;

(c) the taking of any binding corporate action by any of the Company Parties or any of their respective material subsidiaries in furtherance of any action described in Section 12.04(a) or Section 12.04(b); or

(d) the occurrence of the Closing Date.

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12.05. Effect of Termination. Except as set forth in Section 14.19, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against SoftBank or any Consenting Noteholder, (b) any right of SoftBank, or the ability of SoftBank, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or any Consenting Noteholder, or (c) any right of any Consenting Noteholder, or the ability of any Consenting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party, SoftBank, or any other Consenting Noteholder. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.01(d), Section 12.02(b), or Section 12.02(c). Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b).

Section 13. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b) This Agreement, including the Term Sheet, may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in writing signed by each Company Party, SoftBank, and the Required Consenting Noteholders; provided that to the extent such modification, amendment, or supplement has a material, disproportionate, and adverse effect on any Consenting Noteholder, then the consent of such affected Consenting Noteholder shall also be required, or if such consent cannot be obtained, such Consenting Noteholder can (upon the effectiveness of such modification, amendment, or supplement) terminate the Agreement as to itself only.

(c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

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Section 14. Miscellaneous.

14.01. Acknowledgement; Obligations Several. Notwithstanding any other provision herein, no securities of WeWork are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of WeWork. The Consenting Noteholders are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act. Notwithstanding that this Agreement is being executed by multiple Consenting Noteholders, the obligations of the Consenting Noteholders under this Agreement are several and neither joint nor joint and several. No Consenting Noteholder shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Noteholder under this Agreement, and nothing contained herein, and no action taken by any Consenting Noteholder pursuant hereto shall be deemed to constitute any Consenting Noteholders as a partnership, an association, or joint venture of any kind, or create a presumption that the Consenting Noteholders are in any way acting other than in their individual capacities. Without limiting the obligations set forth in this Agreement, none of the Consenting Noteholders shall have any fiduciary duty or other similar duties or responsibilities in any kind or form to each other, the Company Parties, or any of the lenders, noteholders, or stakeholders of any Company Party as a result of this Agreement or the transactions contemplated hereby. Each Consenting Noteholder acknowledges that no other Consenting Noteholder will be acting as agent of such Consenting Noteholder in connection with monitoring such Consenting Noteholder’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions.

14.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules, including the Term Sheet. Subject to Section 3.01, in the event of any inconsistency between this Agreement (without reference to the Term Sheet or the other exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, the exhibits, annexes, and schedules thereto (including the Term Sheet) shall govern; provided, however, that, in the event of any inconsistency between the Term Sheet and any of the Definitive Documents, the applicable Definitive Document shall govern.

14.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Transactions.

14.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

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14.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the jurisdiction of each such court described in this Section 14.05, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding.

14.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party (a) certifies that, as of the Execution Date, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.06.

14.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

14.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties, SoftBank, and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties, SoftBank, and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

14.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. With the exception of the Special Committee solely as it relates to Section 4.01(f), there are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or Entity other than as provided in Section 8. For the avoidance of doubt, the Special Committee is an express third-party beneficiary of Section 4.01(f) and may enforce the obligations in Section 4.01(f) against SoftBank.

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14.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, New York 10019

Attention: Chief Legal Officer

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Josh Sussberg, P.C., Sophia Hudson, P.C., and

                     Sharon Freiman

E-mail address: ####

                          ####

                          ####

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Chad Husnick, P.C. and Joshua Altman

E-mail address: ####

         ####

(b)	if to SoftBank, to:

SoftBank Vision Fund II-2, L.P.

c/o SB Global Advisers Limited

69 Grosvenor Street

London, W1K 3JP

United Kingdom

Attention: Legal Department

E-mail address: ####

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with a copy to:

1 Circle Star Way

San Carlos, CA 94070

Attention: Legal Department

E-mail address: ####

StarBright WW LP

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

Attention: Legal Department

E-mail address: ####

with copies to (which shall not constitute notice hereof):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Kevin Bostel and Corey Chivers

E-mail address: ####

                          ####

and

Weil, Gotshal & Manges LLP

700 Louisiana Street, Suite 1700

Houston, Texas 77002

Attention: Gabriel Morgan

E-mail address: ####

(c) if to a Consenting Noteholder, to the address and e-mail address set forth on such Consenting Noteholder’s signature page to this Agreement, with copies to (which shall not constitute notice hereof):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10166

Attention: Eli J. Vonnegut and Pedro J. Bermeo

E-mail address: ####

                          ####

Any notice given by delivery, mail, or courier shall be effective when received.

14.11. Independent Due Diligence and Decision Making. Each of SoftBank and each Consenting Noteholder hereby confirms that its respective decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

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14.12. Waiver. If the Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

14.13. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.14. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

14.15. Publicity; Non-Disclosure. The Company Parties shall deliver drafts to counsel to the Consenting Noteholders and counsel to SoftBank of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement to the general public (each a “Public Disclosure”), to the extent reasonably practicable, at least two calendar days before making any such disclosure, and counsel to the Consenting Noteholders and counsel to SoftBank shall be authorized to share such Public Disclosure with their respective clients that have entered into a Confidentiality Agreement with a Company Party. Any Public Disclosure shall be reasonably acceptable to the Required Consenting Noteholders and SoftBank. Under no circumstances may any Party make any public disclosure of any kind that would disclose either: (a) the holdings of any Consenting Noteholder or the holding of Secured Notes Claims or Unsecured Notes Claims of SoftBank (including on the signature pages of the Consenting Noteholders or SoftBank, as applicable, which shall not be publicly disclosed or filed) or (b) the identity of any Consenting Noteholder without the prior written consent of such Consenting Noteholder unless required by applicable Law; provided, however, notwithstanding the foregoing, the Company Parties shall not be required to keep confidential the aggregate holdings of all Consenting Noteholders, and each Consenting Noteholder hereby consents to the disclosure of the execution of this Agreement by the Company Parties, and the terms hereof, in any filings by the Company Parties with the SEC, or as otherwise required by applicable Law.

14.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

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14.17. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

14.18. Capacities of SoftBank and the Consenting Noteholders. Each of SoftBank and each Consenting Noteholder have each entered into this agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests.

14.19. Survival. Notwithstanding (a) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations in Section 6.01(f), Section 6.01(g), Section 11, Section 12.05, Section 14 (other than Section 14.03), and the Confidentiality Agreements shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

14.20. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including pursuant to Section 3.01, Section 13, or otherwise, including a written approval by the Company Parties, SoftBank, or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.

14.21. Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require SoftBank, any of its respective Affiliates, or any of their respective directors, officers, managers, shareholders, or members (in such Person’s capacity as a director, officer, manager, shareholder, or member, as applicable) to take any action, or to refrain from taking any action, if taking such action or refraining from taking such action would violate such Person’s fiduciary duties to WeWork or any other obligations under applicable Law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

[Signature pages immediately follow.]

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Company Parties’ Signature Pages to

the Transaction Support Agreement

WEWORK INC.

WEWORK COMPANIES LLC

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

655 15TH STREET NW TENANT LLC
1701 RHODE ISLAND AVENUE NORTHWEST
TENANT LLC
80 M STREET SE TENANT LLC

By:	/s/ Pamela Swidler
Name: Pamela Swidler
Title: Secretary

[Signature Page to Transaction Support Agreement]

GUARANTORS:
1 BEACON STREET TENANT LLC
1 BELVEDERE DRIVE TENANT LLC
1 GLENWOOD AVE TENANT LLC
1 LINCOLN STREET TENANT LLC
1 MILK STREET TENANT LLC
1 POST STREET TENANT LLC
1 SOUTH DEARBORN STREET TENANT LLC
1 UNION SQUARE WEST HQ LLC
10 EAST 38TH STREET TENANT LLC
10 EAST 40TH STREET HQ LLC
100 BAYVIEW CIRCLE TENANT LLC
100 BROADWAY TENANT LLC
100 S STATE STREET TENANT LLC
100 SUMMER STREET TENANT LLC
10000 WASHINGTON BOULEVARD TENANT LLC
1001 WOODWARD AVE TENANT LLC
1003 EAST 4TH PLACE TENANT LLC
101 EAST WASHINGTON STREET TENANT LLC
101 MARIETTA STREET NORTHWEST TENANT LLC
101 NORTH 1ST AVENUE TENANT LLC
10250 CONSTELLATION TENANT LLC
1031 SOUTH BROADWAY TENANT LLC
10585 SANTA MONICA BOULEVARD TENANT LLC
10845 GRIFFITH PEAK DRIVE TENANT LLC
10885 NE 4TH STREET TENANT LLC
109 S 5TH STREET TENANT LLC
10900 STONELAKE BOULEVARD TENANT LLC
1099 STEWART STREET TENANT LLC
11 PARK PL TENANT LLC
110TH AVENUE NORTHEAST TENANT LLC
110 CORCORAN STREET TENANT LLC
110 WALL MANAGER LLC
1100 15TH STREET NW TENANT LLC
1100 LUDLOW STREET TENANT LLC
1100 MAIN STREET TENANT LLC
1111 BROADWAY TENANT LLC
1111 WEST 6TH STREET TENANT LLC
1114 W FULTON MARKET Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1115 BROADWAY Q LLC
1115 HOWELL MILL ROAD TENANT LLC
1115 W FULTON MARKET Q LLC
115 BROADWAY TENANT LLC
115 EAST 23RD STREET TENANT LLC
1150 SOUTH OLIVE STREET TENANT LLC
1155 PERIMETER CENTER WEST TENANT LLC
1155 WEST FULTON STREET TENANT LLC
1156 6TH AVENUE TENANT LLC
117 NE 1ST AVE TENANT LLC
1175 PEACHTREE TENANT LLC
11801 DOMAIN BLVD TENANT LLC
12 EAST 49TH STREET TENANT LLC
12 SOUTH 1ST STREET TENANT LLC
120 WEST TRINITY PLACE TENANT LLC
1200 17TH STREET TENANT LLC
1200 FRANKLIN AVENUE TENANT LLC
1201 3RD AVENUE TENANT LLC
1201 WILLS STREET TENANT LLC
1201 WILSON BLVD TENANT LLC
12130 MILLENNIUM DRIVE TENANT LLC
1240 ROSECRANS TENANT LLC
125 S CLARK STREET TENANT LLC
125 WEST 25TH STREET TENANT LLC
12655 JEFFERSON BLVD TENANT LLC
128 SOUTH TRYON STREET TENANT LLC
130 5TH AVENUE TENANT LLC
130 MADISON AVENUE TENANT LLC
130 W 42ND STREET TENANT LLC
1305 2ND STREET Q LLC
1330 LAGOON AVENUE TENANT LLC
1333 NEW HAMPSHIRE AVENUE
NORTHWEST TENANT LLC
135 E 57TH STREET TENANT LLC
135 MADISON AVE TENANT LLC
1372 PEACHTREE STREET NE TENANT LLC
1389 PEACHTREE STREET NORTHWEST TENANT LLC
1400 LAVACA STREET TENANT LLC
1410 BROADWAY TENANT LLC
1411 4TH AVENUE TENANT LLC
142 W 57TH STREET TENANT LLC
1430 WALNUT STREET TENANT LLC
1440 BROADWAY TENANT LLC
1448 NW MARKET STREET TENANT LLC
1449 WOODWARD AVENUE TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

145 W 45TH STREET TENANT LLC

1450 BROADWAY TENANT LLC

1453 3RD STREET PROMENADE Q LLC

1455 MARKET STREET TENANT LLC

1460 BROADWAY TENANT LLC

148 LAFAYETTE STREET TENANT LLC

149 5TH AVENUE TENANT LLC

149 MADISON AVENUE TENANT LLC

15 WEST 27TH STREET TENANT LLC

150 4TH AVE N TENANT LLC

152 3RD STREET TENANT LLC

1525 11TH AVE TENANT LLC

1535 BROADWAY TENANT LLC

154 W 14TH STREET TENANT LLC

1547 9TH STREET HQ LLC

1557 WEST INNOVATION WAY TENANT LLC

1560 BROADWAY TENANT LLC

16 EAST 34TH STREET TENANT LLC

160 VARICK STREET TENANT LLC

160 W SANTA CLARA ST TENANT LLC

1600 7TH AVENUE TENANT LLC

1601 ELM STREET TENANT LLC

1601 MARKET STREET TENANT LLC

1601 VINE STREET TENANT LLC

161 AVENUE OF THE AMERICAS TENANT LLC

1615 PLATTE STREET TENANT LLC

1619 BROADWAY TENANT LLC

166 GEARY STREET HQ LLC

1660 LINCOLN STREET TENANT LLC

167 N GREEN STREET TENANT LLC

1700 LINCOLN STREET TENANT LLC

1725 HUGHES LANDING BOULEVARD TENANT LLC

1730 MINOR AVENUE TENANT LLC

17300 LAGUNA CANYON ROAD TENANT LLC

177 E COLORADO BLVD TENANT LLC

1775 TYSONS BOULEVARD TENANT LLC

18 WEST 18TH STREET TENANT LLC

180 GEARY STREET HQ LLC

180 SANSOME STREET TENANT LLC

1814 FRANKLIN ST Q LLC

18191 VON KARMAN AVENUE TENANT LLC

1825 SOUTH GRANT STREET TENANT LLC

1828 WALNUT ST TENANT LLC

183 MADISON AVENUE Q LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

1840 GATEWAY DR TENANT LLC
185 MADISON AVENUE TENANT LLC
18691 JAMBOREE ROAD TENANT LLC
1875 K STREET NW TENANT LLC
1881 BROADWAY HQ LLC
1900 MARKET STREET TENANT LLC
1900 POWELL STREET TENANT LLC
1910 NORTH OLA AVENUE TENANT LLC
1920 MCKINNEY AVE TENANT LLC
195 MONTAGUE STREET TENANT LLC
199 WATER STREET TENANT LLC
2 BELVEDERE DRIVE TENANT LLC
2 EMBARCADERO CENTER TENANT LLC
2 NORTH LASALLE STREET TENANT LLC
20 W KINZIE TENANT LLC
200 BERKELEY STREET TENANT LLC
200 MASSACHUSETTS AVE NW TENANT LLC
200 PORTLAND TENANT LLC
200 SOUTH BISCAYNE BLVD TENANT LLC
200 SOUTH ORANGE AVENUE TENANT LLC
200 SPECTRUM CENTER DRIVE TENANT LLC
201 SPEAR ST TENANT LLC
2031 3RD AVE TENANT LLC
205 HUDSON STREET TENANT LLC
205 NORTH DETROIT STREET TENANT LLC
21 PENN PLAZA TENANT LLC
210 N GREEN PARTNERS LLC
210 N GREEN PROMOTER LLC
2120 BERKELEY WAY TENANT LLC
21255 BURBANK BOULEVARD TENANT LLC
214 WEST 29TH STREET TENANT LLC
22 CORTLANDT STREET HQ LLC
2201 BROADWAY TENANT LLC
221 6TH STREET TENANT LLC
2211 MICHELSON DRIVE TENANT LLC
222 KEARNY STREET TENANT LLC
222 NORTH SEPULVEDA TENANT LLC
222 S RIVERSIDE PLAZA TENANT LLC
2221 PARK PLACE TENANT LLC
2222 PONCE DE LEON BLVD TENANT LLC
225 SOUTH 6TH ST TENANT LLC
225 W 39TH STREET TENANT LLC
229 WEST 36TH STREET TENANT LLC
231 11 TH AVE TENANT LLC
2323 DELGANY STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

24 FARNSWORTH STREET Q LLC

2-4 HERALD SQUARE TENANT LLC

2401 ELLIOTT AVENUE TENANT LLC

2420 17TH STREET TENANT LLC

2425 EAST CAMELBACK ROAD TENANT LLC

245 LIVINGSTON ST Q LLC

25 WEST 45TH STREET HQ LLC

250 E 200 S TENANT LLC

250 PARK AVENUE TENANT LLC

255 GIRALDA AVENUE TENANT LLC

255 GREENWICH STREET TENANT LLC

255 S KING ST TENANT LLC

2600 EXECUTIVE PARKWAY TENANT LLC

2700 POST OAK BLVD. TENANT LLC

27-01 QUEENS PLAZA NORTH TENANT LLC

2755 CANYON BLVD WW TENANT LLC

28 2ND STREET TENANT LLC

28 WEST 44TH STREET HQ LLC

29 WEST 30TH STREET TENANT LLC

30 HUDSON STREET TENANT LLC

30 WALL STREET TENANT LLC

300 MORRIS STREET TENANT LLC

300 PARK AVENUE TENANT LLC

3000 OLYM BOULEVARD TENANT LLC

3000 S ROBERTSON BLVD Q LLC

3001 BISHOP DRIVE TENANT LLC

3090 OLIVE STREET TENANT LLC

31 ST JAMES AVE TENANT LLC

3101 PARK BOULEVARD TENANT LLC

311 W 43RD STREET TENANT LLC

3120 139TH AVENUE SOUTHEAST TENANT LLC

315 EAST HOUSTON TENANT LLC

316 W 36TH STREET TENANT LLC

316 WEST 12TH STREET TENANT LLC

3200 PARK CENTER DRIVE TENANT LLC

3219 KNOX STREET TENANT LLC

3280 PEACHTREE ROAD NE TENANT LLC

33 ARCH STREET TENANT LLC

33 EAST 33RD STREET TENANT LLC

33 IRVING TENANT LLC

330 NORTH WABASH TENANT LLC

3300 N. INTERSTATE 35 TENANT LLC

332 S MICHIGAN TENANT LLC

333 WEST SAN CARLOS TENANT LLC

3365 PIEDMONT ROAD TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

340 BRYANT STREET HQ LLC
345 4TH STREET TENANT LLC
345 WEST 100 SOUTH TENANT LLC
35 EAST 21ST STREET HQ LLC
353 SACRAMENTO STREET TENANT LLC
35-37 36TH STREET TENANT LLC
360 NW 27TH STREET TENANT LLC
3600 BRIGHTON BOULEVARD TENANT LLC
38 WEST 21ST STREET TENANT LLC
385 5TH AVENUE Q LLC
3900 W ALAMEDA AVE TENANT LLC
391 SAN ANTONIO ROAD TENANT LLC
40 WATER STREET TENANT LLC
400 CALIFORNIA STREET TENANT LLC
400 CAPITOL MALL TENANT LLC
400 CONCAR DRIVE TENANT LLC
400 LINCOLN SQUARE TENANT LLC
400 SPECTRUM CENTER DRIVE TENANT LLC 4005 MIRANDA AVE TENANT LLC
401 SAN ANTONIO ROAD TENANT LLC
404 FIFTH AVENUE TENANT LLC
4041 MACARTHUR BOULEVARD TENANT LLC
405 MATEO STREET TENANT LLC
408 BROADWAY TENANT LLC
410 NORTH SCOTTSDALE ROAD TENANT LLC
414 WEST 14TH STREET HQ LLC
415 MISSION STREET TENANT LLC
419 PARK AVENUE SOUTH TENANT LLC
420 5TH AVENUE Q LLC
420 COMMERCE STREET TENANT LLC
424-438 FIFTH AVENUE TENANT LLC
428 BROADWAY TENANT LLC
429 LENOX AVE TENANT LLC
430 PARK AVENUE TENANT LLC
4311 11TH AVENUE NORTHEAST TENANT LLC
433 HAMILTON AVENUE TENANT LLC
437 5TH AVENUE Q LLC
437 MADISON AVENUE TENANT LLC
44 EAST 30TH STREET HQ LLC
44 MONTGOMERY STREET TENANT LLC
44 WALL STREET HQ LLC
448 NORTH LASALLE STREET TENANT LLC
45 WEST 18TH STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

450 LEXINGTON TENANT LLC
460 PARK AVE SOUTH TENANT LLC
460 WEST 50 NORTH TENANT LLC
475 SANSOME ST TENANT LLC
483 BROADWAY TENANT LLC
49 WEST 27TH STREET HQ LLC
490 BROADWAY TENANT LLC
50 W 28TH STREET TENANT LLC
500 11 TH AVE NORTH TENANT LLC
500 7TH AVENUE TENANT LLC
501 BOYLSTON STREET TENANT LLC
501 EAST KENNEDY BOULEVARD TENANT LLC
501 EAST LAS OLAS BLVD TENANT LLC
501 EASTLAKE TENANT LLC
5049 EDWARDS RANCH TENANT LLC
505 MAIN STREET TENANT LLC
505 PARK AVENUE Q LLC
50-60 FRANCISCO STREET TENANT LLC
511 W 25TH STREET TENANT LLC
515 FOLSOM STREET TENANT LLC
515 N STATE STREET TENANT LLC
5161 LANKERSHIM BOULEVARD TENANT LLC
5215 NORTH O’CONNOR BOULEVARD TENANT LLC
524 BROADWAY TENANT LLC
525 BROADWAY TENANT LLC
53 BEACH STREET TENANT LLC
540 BROADWAY Q LLC
545 BOYLSTON STREET Q LLC
546 5TH AVENUE TENANT LLC
550 7TH AVENUE HQ LLC
550 KEARNY STREET HQ LLC
57 E 11TH STREET TENANT LLC
575 5TH AVENUE TENANT LLC
575 LEXINGTON AVENUE TENANT LLC
5750 WILSHIRE BOULEVARD TENANT LLC
5960 BERKSHIRE LANE TENANT LLC
599 BROADWAY TENANT LLC
6 EAST 32ND STREET WW Q LLC
600 B STREET TENANT LLC
600 CALIFORNIA STREET TENANT LLC
600 H APOLLO TENANT LLC
6001 CASS AVENUE TENANT LLC
601 SOUTH FIGUEROA STREET TENANT LLC
606 BROADWAY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

609 5TH AVENUE TENANT LLC
609 GREENWICH STREET TENANT LLC
609 MAIN STREET TENANT LLC
611 NORTH BRAND BOULEVARD TENANT LLC
615 S. TENANT LLC
625 MASSACHUSETTS TENANT LLC
625 WEST ADAMS STREET TENANT LLC
63 MADISON AVENUE TENANT LLC
65 EAST STATE STREET TENANT LLC
650 CALIFORNIA STREET TENANT LLC
6543 SOUTH LAS VEGAS BOULEVARD TENANT LLC
655 MONTGOMERY ST TENANT LLC
655 NEW YORK AVENUE NORTHWEST TENANT LLC
660 J STREET TENANT LLC
660 NORTH CAPITOL ST NW TENANT LLC
6655 TOWN SQUARE TENANT LLC
67 IRVING PLACE TENANT LLC
6900 NORTH DALLAS PARKWAY TENANT LLC
695 TOWN CENTER DRIVE TENANT LLC
7 WEST 18TH STREET TENANT LLC
700 K STREET NW TENANT LLC
700 SW 5TH TENANT LLC
708 MAIN ST TENANT LLC
71 5TH AVENUE TENANT LLC
71 STEVENSON STREET Q LLC
711 ATLANTIC AVENUE TENANT LLC
725 PONCE DE LEON AVE NE TENANT LLC
7272 WISCONSIN AVENUE TENANT LLC
729 WASHINGTON AVE TENANT LLC
7300 DALLAS PARKWAY TENANT LLC
731 SANSOME STREET TENANT LLC
75 ARLINGTON STREET TENANT LLC
75 E SANTA CLARA STREET TENANT LLC
75 ROCK PLZ TENANT LLC
750 LEXINGTON AVENUE TENANT LLC
750 WHITE PLAINS ROAD TENANT LLC
755 SANSOME STREET TENANT LLC
756 W PEACHTREE TENANT LLC
77 SANDS TENANT LLC
77 SANDS WW CORPORATE TENANT LLC
77 SLEEPER STREET TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

7761 GREENHOUSE RD TENANT LLC
777 6TH STREET NW TENANT LLC
78 SW 7TH STREET TENANT LLC
8 W 40TH STREET TENANT LLC
800 BELLEVUE WAY TENANT LLC
800 MARKET STREET TENANT LLC
800 NORTH HIGH STREET TENANT LLC
801 B. SPRINGS ROAD TENANT LLC
808 WILSHIRE BOULEVARD TENANT LLC
820 18TH AVE SOUTH TENANT LLC
821 17TH STREET TENANT LLC
83 MAIDEN LANE Q LLC
830 BRICKELL PLAZA TENANT LLC
830 NE HOLLADAY STREET TENANT LLC 8305 SUNSET BOULEVARD HQ LLC
8687 MELROSE AVENUE TENANT LLC
8687 MELROSE GREEN TENANT LLC
88 U PLACE TENANT LLC
880 3RD AVE TENANT LLC
881 PEACHTREE STREET NORTHEAST TENANT LLC
8910 UNIVERSITY CENTER LANE TENANT LLC
90 SOUTH 400 WEST TENANT LLC
901 NORTH GLEBE ROAD TENANT LLC
901 WOODLAND ST TENANT LLC
902 BROADWAY TENANT LLC
920 5TH AVE TENANT LLC
920 SW 6TH AVENUE TENANT LLC
9200 TIMPANOGOS HIGHWAY TENANT LLC
925 4TH AVENUE TENANT LLC
925 N LA BREA AVE TENANT LLC
9777 WILSHIRE BOULEVARD Q LLC
980 6TH AVENUE TENANT LLC
9830 WILSHIRE BOULEVARD TENANT LLC
99 CHAUNCY STREET Q LLC
99 HIGH STREET TENANT LLC
BIRD INVESTCO LLC
CITIES BY WE LLC
COMMON DESK DAYMAKER LLC
COMMON DESK HOLDINGS LLC
EUCLID LLC
FIELDLENS LLC
FIVE HUNDRED FIFTH AVENUE HQ LLC INSURANCE SERVICES BY WEWORK LLC LEGACY TENANT LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

MAILROOM BAR AT 110 WALL LLC
ONE GOTHAM CENTER TENANT LLC
ONE METROPOLITAN SQUARE TENANT LLC PARKMERCED PARTNER LLC
PLAY BY WEWORK LLC
POWERED BY WE LLC
PROJECT CAESAR LLC
PROJECT STANDBY I LLC
PROLIFIC INTERACTIVE LLC
PXWE FACILITY & ASSET MANAGEMENT
SERVICES LLC
SOUTH TRYON STREET TENANT LLC
SPACIOUS TECHNOLOGIES, LLC
THE HUB TENANT LLC
WALTZ MERGER SUB LLC
WE RISE SHELL LLC
WE WORK 154 GRAND LLC
WE WORK 349 5TH AVE LLC
WE WORK MANAGEMENT LLC
WE WORK RETAIL LLC
WEINSURE HOLDCO LLC
WELKIO LLC
WEWORK 156 2ND LLC
WEWORK 175 VARICK LLC
WEWORK 25 TAYLOR LLC
WEWORK 261 MADISON LLC
WEWORK 54 WEST 40TH LLC
WEWORK ASSET MANAGEMENT LLC
WEWORK COMMONS LLC
WEWORK COMPANIES PARTNER LLC
WEWORK CONSTRUCTION LLC
WEWORK HOLDINGS LLC
WEWORK INTERCO LLC
WEWORK LA LLC
WEWORK LABS ENTITY LLC
WEWORK LITTLE WEST 12TH LLC
WEWORK MAGAZINE LLC
WEWORK REAL ESTATE LLC
WEWORK SERVICES LLC
WEWORK SPACE SERVICES LLC
WEWORK WELLNESS LLC
WILDGOOSE I LLC
WW 1010 HANCOCK LLC
WW 107 SPRING STREET LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW 11 JOHN LLC
WW 110 WALL LLC
WW 111 WEST ILLINOIS LLC
WW 115 W 18TH STREET LLC
WW 1161 MISSION LLC
WW 120 E 23RD STREET LLC
WW 1328 FLORIDA AVENUE LLC
WW 1550 WEWATTA STREET LLC
WW 1601 FIFTH AVENUE LLC
WW 1875 CONNECTICUT LLC
WW 2015 SHATTUCK LLC
WW 205 E 42ND STREET LLC
WW 210 N GREEN LLC
WW 220 NW EIGHTH AVENUE LLC
WW 222 BROADWAY LLC
WW 2221 SOUTH CLARK LLC
WW 240 BEDFORD LLC
WW 25 BROADWAY LLC
WW 312 ARIZONA LLC
WW 350 LINCOLN LLC
WW 379 W BROADWAY LLC
WW 401 PARK AVENUE SOUTH LLC
WW 5 W 125TH STREET LLC
WW 500 YALE LLC
WW 51 MELCHER LLC
WW 520 BROADWAY LLC
WW 535 MISSION LLC
WW 555 WEST 5TH STREET LLC
WW 5782 JEFFERSON LLC
WW 600 CONGRESS LLC
WW 641 S STREET LLC
WW 718 7TH STREET LLC
WW 745 ATLANTIC LLC
WW 79 MADISON LLC
WW 81 PROSPECT LLC
WW 811 WEST 7TH STREET LLC
WW 85 BROAD LLC
WW 995 MARKET LLC
WW BROOKLYN NAVY YARD LLC
WW BUILDCO LLC
WW ENLIGHTENED HOSPITALITY INVESTOR LLC
WW ONSITE SERVICES AAG LLC
WW ONSITE SERVICES EXP LLC
WW ONSITE SERVICES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

WW ONSITE SERVICES SFI LLC
WW ONSITE SERVICES SUM LLC
WW PROJECT SWIFT DEVELOPMENT LLC
WW PROJECT SWIFT MEMBER LLC
WW VENDORCO LLC
WWCO ARCHITECTURE HOLDINGS LLC
CD LOCATIONS, LLC
COMMON DESK DE, LLC
COMMON DESK OPERATIONS LLC
COMMON DESK OC, LLC
COMMON DESK WEST 7TH, LLC
COMMON COFFEE LLC
MISSIONU PBC
WEWORK SPACE SERVICES INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

700 NORTH MIAMI TENANT LLC WEWORK WORKPLACE LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer & Treasurer

[Signature Page to Transaction Support Agreement]

SoftBank Vision Fund II-2, L.P. Signature Page

to the Transaction Support Agreement

SOFTBANK VISION FUND II-2, L.P.,

acting by its manager, SB Global Advisers Limited

/s/ Navneet Govil
Name:	Navneet Govil
Title:	Director

Address:

69 Grosvenor Street

London, X0 W1K 3JP

United Kingdom

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

StarBright WW LP Signature Page

to the Transaction Support Agreement

STARBRIGHT WW LP, acting by its general partner STARBRIGHT LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

E-mail address:

Sbgi-legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW Holdings (Cayman) Limited Signature Page

to the Transaction Support Agreement

SVF II WW HOLDINGS (CAYMAN) LIMITED

/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

Address:

190 Elgin Ave

George Town, Grand Cayman KY1-9008

Cayman Islands

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

SVF II WW (DE) LLC Signature Page

to the Transaction Support Agreement

SVF II WW (DE) LLC

/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

Address:

251 Little Falls Drive

Wilmington, Delaware

United States 19808

E-mail address:

Legal@softbank.com

[Signature Page to Transaction Support Agreement]

Consenting Noteholder Signature Page to

the Transaction Support Agreement

[CONSENTING NOTEHOLDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche	N/A
Junior Letter of Credit Tranche	N/A
Secured Notes (principal amount)	N/A
5.00% Unsecured Notes, Series I (principal amount)	N/A
5.00% Unsecured Notes, Series II (principal amount)	[•]
7.875% Unsecured Notes (principal amount)	[•]
Equity Interests in WeWork (number of shares)	[•]
Warrants (number of warrants and underlying Equity Interests)	[•] ([•])

[Signature Page to Transaction Support Agreement]

EXHIBIT A

Term Sheet

Transaction Term Sheet > $675mm, including (i) $500mm New 1L Notes which will be offered to all non-SoftBank Public Noteholders and which is backstopped by the ad hoc group (the “AHG”) and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) from third-party, non-SoftBank investor(s) > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) New Money > Following the issuance of $500mm of New 1L Notes in connection with the exchange offers, 1L Delayed Draw Notes from third party and SoftBank may be drawn as follows: (i) the first $250m from SoftBank and $125m from third party shall be drawn ratably; (ii) the final $50m from SoftBank and $50m from third party shall be drawn ratably; SoftBank and third party shall be entitled to a 12.5% PIK fee with respect to the portion of any 1L Delayed Draw Notes amount issued and outstanding above $250mm and $125mm, respectively Implementation > Third-party, non-SoftBank Investors to purchase 35mm of primary shares of WeWork at $1.15/share at closing / > Public Noteholders exchange into (i) subject to a New Money commitment, New 2L Exchange Notes and equity, (ii) New 3L Exchange Notes Structure and equity, or (iii) equity ? Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Exchange Offers Company > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into New 2L Convertible Exchange Notes and equity and (ii) $359.5mm of Unsecured Notes into New 3L Convertible Exchange Notes and equity > SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Equitization Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the 20-day volume weighted average common stock price 10 trading days pre and 10 trading days post-announcement of the Exchange (the “Common Equity VWAP”) (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 1

Transaction Term Sheet (Cont’d) > First lien notes (“New 1L Notes”) from participating Public Noteholders Description > New 1L Notes or New 1L Delayed Draw Notes from SoftBank and third-party, non-SoftBank investors ? New 1L Delayed Draw Notes will be issued under the same indenture as the New 1L Notes, but under three separate series > $675mm, including (i) $500mm offered to all non-SoftBank Public Noteholders and backstopped by the AHG and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) (at the Company’s option) from third-party, non-SoftBank investors at the same terms (including call protection, if drawn) as New 1L Notes Size > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes Notes > Drawn: 15.0% (7.0% Cash / 8.0% PIK), payable semi-annually / Undrawn: None Interest Rate Draw > Default Rate: 2% Delayed Backstop Fee > 5.0% PIK to the AHG ($500mm backstopped from AHG) Maturity > August 15, 2027 1L New > Secured on a first lien basis by all assets (subject to exclusions customary for facilities of this nature and on terms satisfactory to the AHG and / SoftBank) consistent with the collateral securing the LC Facility Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / 1L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 1L Notes of each applicable series separately (the “Required 1L Noteholders”) CoC > Callable at 101% of par, “Change of Control” to be defined in a manner acceptable to the AHG and SoftBank > NC – 18 months from closing / par thereafter (subject to make-whole protection (to be defined in a manner acceptable to the AHG and Prepayment SoftBank) during non-call period) > Equity Claw: WeWork may repay 35% of outstanding principal at 115.0% during non-call period > At the signing date, a third-party, non-SoftBank investors will have committed to purchase 35mm of primary shares of WeWork at $1.15/share Equity Option at closing (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). 2

Transaction Term Sheet (Cont’d) 111 Description > Second lien exchange notes (“New 2L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate Convertible) > Default Rate: 2%—(Non > 101 equity claw for life Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Convertible Exchange Notes and (iii) senior to the New 3L 2L New Exchange Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Exchange Notes of each applicable series separately 3

Transaction Term Sheet (Cont’d) 111 Description > Second lien convertible exchange notes (“New 2L Convertible Exchange Notes”) > $250mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 2L Convertible Exchange Notes + 15 cents Exchange Price of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate > Default Rate: 2% Prepayment > 101 equity claw for life Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Exchange Notes and (iii) senior to the New 3L Exchange Convertible Notes and the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 2L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Convertible Exchange Notes of each applicable series separately > The holder has the option to convert its New 2L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, 2L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 4

Transaction Term Sheet (Cont’d) 111 Description > Third lien exchange notes (“New 3L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually ertible) Interest Rate Conv > Default Rate: 2%—> 101 equity claw for life (Non Prepayment Notes > 101 refi call protection Maturity > August 15, 2027 Exchange > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu 3L New with the New 3L Convertible Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Exchange Notes of each applicable series separately 5

Transaction Term Sheet (Cont’d) 111 Description > Third lien convertible exchange notes (“New 3L Convertible Exchange Notes”) > $359.5mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 3L Convertible Exchange Notes + 15 Exchange Price cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment Notes > 101 refi call protection Exchange Maturity > August 15, 2027 > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu Convertible with the New 3L Exchange Notes Security / > Pledge of 100% of the equity interests of WW Worldwide C.V. 3L New Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Convertible Exchange Notes > The holder has the option to convert its New 3L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion Option > 18 months after closing date, the 3L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 6

Transaction Term Sheet (Cont’d) 111 Senior Tranche > $960mm Junior Tranche > $470mm Rate > Senior LC Tranche: 6.0% > Junior LC Tranche: 3M SOFR + 9.90% Maturity > Senior LC Tranche: March 14, 2025 > Junior LC Tranche: March 7, 2025 > SVFII reimbursement obligations and LC commitments under the LC Facility dynamically reduce dollar-for-dollar with LC utilization burn down (as provided in the existing LC credit facility documents) Facility > SVFII shall only be obligated to reimburse existing LCs; credit support shall not be extended for new LCs; LCs shall not be issued to secure LC new leases SVFII > Subject to acceptable amendments to the LC Facility documents, SVFII shall continue to provide credit support under the existing credit facility until August 15, 2027 and shall work with Bank Lenders to continue to extend the maturity dates for the facility Obligations > Senior + Junior Upfront Fees payable May 2024 (150 bps) / August 2024 (50 bps)(1) > PIK Accrual Fees accrued through 2027 and payable at the earliest of maturity, acceleration and termination of the LC Facility ? 7.045% Senior LC Fee Accrual Start: February 10, 2024 ? 6.500% Junior LC Fee Accrual Start: November 30, 2023 Security/ > Existing collateral Guarantees > Pledge of 100% of equity interests of WW Worldwide C.V. > Subject to participation in pro rata share of New Money commitment, Public Noteholders have the option to exchange (i) at 90% of par into a New Money combination of (x) 75 cents of New 2L Exchange Notes and (y) 15 cents of common equity at the Common Equity VWAP or (ii) at 90% of par Participants into equity at a per share conversion price equal to the Common Equity VWAP Exchange ? Any and all accrued or deferred portion of coupon paid in cash at closing Non-New Money > Public Noteholders offered the ability to exchange (i) at 90% of par into a combination of (x) 75 cents of 3L Exchange Notes and (y) 15 cents Notes Participants of equity or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP Public Minimum > Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company Participation Negative Covenants > Participating Public Noteholders to consent to stripping substantially all restrictive covenants in 7.875% Notes and 5.000% Notes indentures (1) Reflects current agreed deferral terms. 7

Transaction Term Sheet (Cont’d) > SoftBank to roll its $250mm existing drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Any and all accrued or deferred portion of coupon and fees paid in cash at closing > Remaining $200mm of $500mm Senior Secured Notes commitment to be canceled at closing > Prior to closing, the remaining $250mm Senior Secured Notes commitment may be drawn by the Company in separate draws, each subject to Secured Notes the terms of the NPA and subject to the following schedule: a request of no more than $50mm which may be made no earlier than April 1, 2023; a subsequent request of no more than $75mm which may be made no earlier than May 1, 2023; another subsequent request of no more than $75mm which may be made no earlier than June 1, 2023 and, if applicable, $50mm thereafter (provided all outstanding Senior Secured Notes, including any accrued but unpaid interest thereon, shall be repaid in cash to SoftBank at closing, except that a principal amount of up to $300mm of then outstanding Senior Secured Notes may, at the Company’s election, either (i) be repaid in cash at closing in consideration for the issuance of up to $300mm of New 1L Delayed Draw Notes or (ii) remain outstanding and be exchanged for up to $300mm of New 1L Notes at closing) SoftBank > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into (x) 75 cents of New 2L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP and (ii) $359.5mm of Unsecured Notes into (x) 75 cents of New 3L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP ? Delayed Draw option shall not impair the ability to uptier SoftBank’s Unsecured Notes into New 2L Convertible Exchange Notes and New 3L Unsecured Notes Convertible Exchange Notes > No Unsecured Notes to remain outstanding; SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the Common Equity VWAP > Any and all accrued or deferred portion of coupon paid in cash at closing > Documentation to provide that, in the event WeWork commences a case under chapter 11 of the Bankruptcy Code, all new first lien notes and Pro Rata Sharing new second lien notes held by SoftBank must be classified with and receive the same treatment as the new first lien notes and new second lien notes held by non SoftBank investors, as applicable 8

Transaction Term Sheet (Cont’d) > The Issuers, the 1L Notes Collateral Agent (as representative for the New Money 1L Noteholders), and Goldman Sachs International Bank (as representative for the “Secured Parties” (as defined in the L/C Credit Agreement)) (“GSIB”), shall enter into an intercreditor agreement based on the existing pari passu intercreditor agreement between the Issuers, GSIB, and the collateral agent under the existing Senior Secured Notes, subject to the below changes and additional technical changes to permit the addition of additional series of pari passu debt > The intercreditor agreement shall provide that (i) (x) prior to the occurrence of an LC Discharge Event (as defined below), GSIB shall be the “controlling agent”, including in any insolvency or liquidation proceeding (the “1L Controlling Agent”) and (y) after the occurrence of an LC Discharge Event, the 1L Notes Collateral Agent shall be 1L Controlling Agent and shall take direction on a majority vote basis with the full principal amount of each applicable series of New 1L Notes deemed to vote as directed by the majority of the holders of the New 1L Notes in such series and (ii) the parties to the intercreditor agreement shall not raise any objection to any debtor(s)-in-possession financing provided by or use of cash collateral under Section 363 of the Bankruptcy Code (or similar or equivalent provision of any other bankruptcy law) by the 1L Controlling Agent > The holders of the New 1L Notes and New 1L Delayed Draw Notes acknowledge and agree that: (i) the first lien secures all obligations under Pari Intercreditor the LC Facility, the New 1L Notes and the New 1L Delayed Draw Notes (collectively, the “First Lien Obligations”) and (ii) to the extent that the Agreement(1) SVF Obligor or any other person funds, pays, prepays, reimburses or cash collateralizes the LC Facility, (a) the SVF Obligor or such other person shall be subrogated to the rights of the Secured Parties and (b) the claims arising from such funding, payment, prepayment, reimbursement or cash collateralization shall rank pari passu in payment and security with the New 1L Notes and the New 1L Delayed Draw Notes. The holders of the New 1L Notes and New 1L Delayed Draw Notes agree that they shall not challenge the validity, enforceability or priority of claims, whether arising from subrogation or otherwise, of the SVF Obligor or such other person or the validity, enforceability or priority of any liens securing such claims of the SVF Obligor or such other person > “LC Discharge Event” means (i) the “Date of Full Satisfaction” under the LC Credit Agreement, (ii) the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor under the LC Credit Agreement (whether by the WeWork Obligors, the SVF Obligor or any other person), in each case, in full and in cash, including any funding, payment, prepayment, reimbursement or cash collateralization or prepayment in accordance with Sections 11.1 or 11.2 of the LC Credit Agreement or the Parent Indemnity, in each case, in full and in cash, or (iii) the SVF Obligor being subrogated to the rights of the Secured Parties as a result of the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor pursuant to Sections 11.1 or 11.2 of the LC Credit Agreement, in each case, in full and in cash > Affiliates of the Company shall only be entitled to vote their New 2L Notes in a dollar amount up to their respective amount of New 2L Notes held as of the Closing Date (inclusive of all subsequent PIK accruals) for purposes of voting on any plan of reorganization proposed in the Voting bankruptcy proceedings of the Company or any Guarantor; provided, that such plan treats the New 2L Notes owned by Affiliates in the same manner in which it treats the New 2L Notes held by non-Affiliates > Customary for facilities of this nature and to be on terms satisfactory to the AHG and SoftBank Events of Default > To include cross-default (without additional grace period) provisions for any Event of Default following the expiration of a grace period under the LC Facility or other material indebtedness(2) (1) Capitalized terms used in this section but not defined herein shall have the meanings ascribed to them in the LC Credit Agreement. (2) This Event of Default shall apply only to the New 1L Indenture. 9

Transaction Term Sheet (Cont’d) > Customary resale registration rights for each party receiving equity securities pursuant to the transactions herein (including for the avoidance of doubt, the participating Public Noteholders), including: ? The filing of registration statements on Form S-3 (or such other form if the Company is not then eligible to use such form (provided, that the Company shall use its reasonable best efforts to remain eligible to use Form S-3 in all circumstances for so long as the Company has obligations hereunder)) as follows: o For members of the AHG, no later than the first Business Day following the settlement of the Exchange Offers described herein o For all other Public Noteholders who participate in any Exchange Offer and who provide the notice and questionnaire set forth in the Offering Memorandum relating to the Exchange Offers no later than the 15th Business Day after the settlement of the Exchange Offers, such initial registration statement shall be filed no later than the 20th Business Day after the date of settlement of the Exchange Offers, Registration Rights ? Using commercially reasonable efforts to obtain effectiveness of such registration statements as soon as possible under applicable U.S. securities laws and maintaining the effectiveness of (i) the registration statement covering the resale of shares held by the AHG until the date on which all such shares of Class A Common Stock have been sold and (ii) the registration statement covering the resale of shares held by other Public Noteholders until the earliest of: (1) two years after the first date of original issuance of the New 1L Notes and (2) the date on which all such shares of Class A Common Stock have been sold. ? Customary piggyback registration rights for the AHG in the case of any primary offering of equity securities by the Company within 2 years of the settlement of the notes issued from the Exchange Offers ? Registration rights will be subject to customary blackout periods ? Customary expenses and indemnification provisions will be included as part of the registration rights > Without limiting any rights currently held, SoftBank will be granted registration rights comparable to those granted to the AHG Fees and Expenses & > The fees and expenses incurred by Covered 1L Noteholders and Covered 2L Noteholders (each, defined below)(1) in administering and enforcing Indemnification their respective notes will be paid by the Issuers and/or the Guarantors. Ratings > Company to use best efforts to obtain a rating for the New 1L Notes and New 2L Exchange Notes (1) “Covered 1L Noteholders” shall mean a group of holders of New 1L Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 1L Notes at any time. “Covered 2L Noteholders” shall mean a group of holders of New 2L Exchange Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 2L Exchange Notes at any time. 10

EXHIBIT B

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [•], 2023 (the “Agreement”),1 by and among the Company Parties, SoftBank, and the Consenting Noteholders, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [•] only of the Agreement].2

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote, tender, or consent, as applicable, of the Transferor if such vote, tender, or consent was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[2]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [•], 2023 (the “Agreement”),3 by and among the Company Parties, SoftBank, and the Consenting Noteholders and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a [“Consenting Noteholder” under the terms of the Agreement][SoftBank entity for purposes of Sections [•] only of the Agreement].4

The Joinder Party specifically agrees to be bound by the terms and subject to the conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement.

Date Executed:

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Senior Letter of Credit Tranche
Junior Letter of Credit Tranche
Secured Notes (principal amount) 5.00% Unsecured Notes, Series I (principal amount) 5.00% Unsecured Notes, Series II (principal amount) 7.875% Unsecured Notes (principal amount)
Equity Interests in WeWork (number of shares)
Warrants (number of warrants and underlying Equity Interests)

[3]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.
[4]	Joinder to be revised as appropriate for SoftBank entity.

EXHIBIT D

Backstop Commitment Agreement

EXHIBIT E

Governance Term Sheet

Exhibit 10.2

EXECUTION VERSION

BACKSTOP COMMITMENT AGREEMENT

AMONG

WEWORK COMPANIES LLC

WW CO-OBLIGOR INC.

AND

THE BACKSTOP COMMITMENT PARTIES PARTY HERETO

Dated as of March 17, 2023

i

SCHEDULES

Schedule 1	Backstop Commitment Percentages of the Backstop Commitment Parties
Schedule 2	Public Notes

EXHIBITS

Exhibit A	Form of Joinder Agreement for Related Purchaser
Exhibit B-1	Form of Joinder Agreement for Existing Commitment Party Purchaser
Exhibit B-2	Form of Amendment for Existing Commitment Party Purchaser
Exhibit C	Form of Joinder Agreement for New Purchaser

THE BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of March 17, 2023, is made by and among (i) WeWork Companies LLC, a limited liability company organized under the Laws of Delaware (“Issuer” or “WeWork LLC”), and WW Co-Obligor Inc., a corporation incorporated under the Laws of Delaware (“Co-Issuer”) (each, a “Company Party” and, collectively, the “Company Parties”), on the one hand, and (ii) each of the Backstop Commitment Parties, on the other hand. Each Company Party and each Backstop Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, WeWork LLC is the issuer of the 7.875% Unsecured Notes under that certain 7.875% Unsecured Notes Indenture, dated as of April 30, 2018, by and among the Issuer, as successor to WeWork Companies Inc., as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Wells Fargo Bank, National Association), as trustee, and the current aggregate principal amount outstanding of the 7.875% Unsecured Notes is $669.0 million;

WHEREAS, WeWork LLC is the issuer of the 5.00% Unsecured Notes, Series II issued under that certain 5.00% Unsecured Notes Indenture, dated as of December 16, 2021, by and among the Issuer, as issuer, the Co-Issuer, as co-issuer, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the 7.875% Unsecured Notes, together with, the 5.00% Unsecured Notes, Series II, the “Public Notes”), and the current aggregate principal amount outstanding of the 5.00% Unsecured Notes, Series II is $550.0 million;

WHEREAS, prior to the date hereof, the Parties have negotiated the terms of certain transactions in good faith and at arm’s length, as set forth and as specified in and contemplated by (i) the Transaction Support Agreement, dated as of March 17, 2023, by and among WeWork Inc., a corporation incorporated under the Laws of Delaware (“WeWork”), WeWork LLC, Co-Issuer, SoftBank Group Corp., a Japanese joint-stock company, and certain affiliates thereof (collectively, the “SoftBank Entities”), and the Backstop Parties, which provides for a series of transactions with respect to the recapitalization of WeWork Inc. and its Subsidiaries pursuant to the terms set forth therein (such agreement, along with all exhibits thereto, as may be amended, restated, supplemented or otherwise modified from time to time, the “Transaction Support Agreement”), and (ii) the terms and conditions summarized in the term sheet attached to the Transaction Support Agreement (the “Term Sheet”) (collectively, the “Transactions”);

WHEREAS, subject to the terms and conditions contained in this Agreement, WeWork LLC has agreed to sell to each Backstop Commitment Party, and each Backstop Commitment Party has agreed to purchase (on a several and not joint basis), its Backstop Commitment Percentage of the Unsubscribed Securities, if any; and

WHEREAS, as consideration for their respective Backstop Commitments, the Company Parties have agreed, subject to the terms, conditions and limitations set forth herein, to pay the Backstop Commitment Parties the Backstop Commitment Premium and the Expense Reimbursement and provide the indemnification on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Terms used but not otherwise defined herein shall have the meaning set forth in the Transaction Support Agreement. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided that for purposes of this Agreement, no Backstop Commitment Party shall be deemed an Affiliate of the Company Parties or any of their Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Aggregate Backstop Amount” means the aggregate principal amount of Unsubscribed Securities to be issued and sold by the Company Parties to the Backstop Commitment Parties.

“Alternative Transaction” has the meaning set forth in the Transaction Support Agreement.

“Applicable Consent” has the meaning set forth in Section 4.8.

“Available Securities” means, the Unsubscribed Securities that any Backstop Commitment Party fails to purchase in accordance with the terms of this Agreement.

“Backstop Amount” has the meaning set forth in Section 2.4(a)(iii).

“Backstop Commitment” has the meaning set forth in Section 2.2.

2

“Backstop Commitment Party” means each Consenting Noteholder that holds a Backstop Commitment pursuant to this Agreement, including without limitation, any holder of a Backstop Commitment that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder or amendment entered into pursuant to Section 2.6(b), Section 2.6(c), or Section 2.6(d), respectively.

“Backstop Commitment Party Default” means a breach of this Agreement arising if any Backstop Commitment Party (x) fails to deliver and pay the applicable Backstop Amount for such Backstop Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Securities in accordance with Section 2.4, and/or (y) denies or disaffirms such Backstop Commitment Party’s obligations in writing pursuant to this Agreement.

“Backstop Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Backstop Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Backstop Commitment Percentage” means, with respect to any Backstop Commitment Party, such Backstop Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Backstop Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as such schedule may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement), as applicable. Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Backstop Commitment Premium” has the meaning set forth in Section 3.1.

“Backstop Funding Date” has the meaning set forth in Section 2.4(b).

“Business Day” has the meaning set forth in the Transaction Support Agreement.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Code” has the meaning set forth in Section 4.21.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Trustee” means U.S. Bank Trust Company, National Association, as Collateral Trustee under the New Money Securities Indenture.

“Co-Issuer” has the meaning set forth in the preamble.

3

“Company Parties” has the meaning set forth in the preamble.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by WeWork.

“Company Specified Funding Account” means the account identified to the Specified Funding Parties by WeWork LLC at least one (1) Business Day prior to the Expiration Time.

“Complete Business Day” means on any Business Day, the time from 12:00 a.m. to 11:59 p.m. (inclusive) on such Business Day.

“Consent Solicitations” means the Company Parties soliciting consents from the Unsecured Noteholders for certain proposed amendments to the Unsecured Notes Indentures to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indentures.

“Consenting Noteholder” has the meaning set forth in the Transaction Support Agreement.

“Contract” means any legally binding agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.

“Credit Facility” the letter of credit facility under that certain Credit Agreement (as amended by the First Amendment dated as of February 10, 2020, the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement dated as of April 1, 2020, the Third Amendment dated as of December 6, 2021, the Fourth Amendment dated as of May 10, 2022, and the Fifth Amendment dated as of December 20, 2022, and the Sixth Amendment to the Credit Agreement, dated as of February 15, 2023, and as further amended, restated, amended and restated, refinanced, replaced, extended, supplemented and/or otherwise modified from time to time), dated as of December 27, 2019, among SoftBank Vision Fund II-2, L.P., WeWork Companies LLC, SVF II GP (Jersey) Limited, SB Global Advisers Limited, the several banks and other financial institutions or entities from time to time parties thereto and Goldman Sachs International Bank, as senior tranche administrative agent and shared collateral agent and Kroll Agency Services Limited, as junior tranche administrative agent.

“Defaulting Backstop Commitment Party” means in respect of a Backstop Commitment Party Default that is continuing, the applicable defaulting Backstop Commitment Party.

“Definitive Documents” has the meaning set forth in the Transaction Support Agreement.

“DTC” means The Depository Trust Company.

4

“Early Exchange Time” has the meaning set forth in the Offering Memorandum, as it may be extended pursuant to the terms thereof.

“Eligible Public Noteholders” means the Public Noteholders that are permitted to participate in the Exchange Offer under the terms set forth in the Offering Memorandum.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, Orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Unit, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, transportation, storage, use, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise, resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Epiq Corporate Restructuring, LLC.

“Exchange Offer” has the meaning set forth in the recitals.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(c).

“Existing Documents” has the meaning set forth in the Transaction Support Agreement.

“Expense Reimbursement” has the meaning set forth in Section 3.3.

“Expiration Time” has the meaning set forth in the Offering Memorandum.

“Fiduciaries” has the meaning set forth in Section 7.1.

“Fiduciary Out Notice” has the meaning set forth in Section 7.1.

“Financial Statements” has the meaning set forth in Section 4.10.

“First Lien/Second Lien/Third Lien Intercreditor Agreement” means that certain First Lien/Second Lien/Third Lien Intercreditor Agreement, in form and substance satisfactory to the parties hereto, and acknowledged by the Issuer, the Co-Issuer and the Guarantors.

5

“Funding Date” has the meaning set forth in the Offering Memorandum.

“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.10.

“Governmental Unit” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

“Guarantor” has the meaning set forth in the New Money Securities Indenture.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls or radon gas.

“Indemnified Claim” has the meaning set forth in Section 9.2.

“Indemnified Person” has the meaning set forth in Section 9.1.

“Indemnifying Party” has the meaning set forth in Section 9.1.

“Initial Backstop Commitment Parties” means each Backstop Commitment Party that is a party to the Backstop Commitment Agreement as of the date of execution hereof.

“Initial Backstop Commitment Parties Advisors” means (i) Davis Polk & Wardwell LLP in its capacity as legal advisor to the Initial Backstop Commitment Parties, and (ii) any other professionals (which, with respect to legal advisors, shall be limited to local and specialist counsel) retained by the Initial Backstop Commitment Parties in connection with the Transactions.

“Intercreditor Agreements” the Pari Passu Intercreditor Agreement and the First Lien/Second Lien/Third Lien Intercreditor Agreement.

“Issuer” has the meaning set forth in the preamble.

“IT Systems” has the meaning set forth in Section 4.32.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Unit.

“Legal Proceedings” has the meaning set forth in Section 4.14.

6

“Legend” has the meaning set forth in Section 6.11.

“Lien” means, unless otherwise specified herein, a lien, mortgage, pledge, security interest, charge, title defect, adverse claim, option to purchase or other lien of any kind or nature whatsoever but excluding any license of Intellectual Property.

“Losses” has the meaning set forth in Section 9.1.

“Material Adverse Effect” means any Event after December 31, 2021 which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the Company Parties, taken as a whole, or (b) the ability of the Company Parties, taken as a whole, to perform their respective obligations under, or to consummate the Transactions, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (ii) the execution, announcement or performance of this Agreement, the Transaction Support Agreement, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Transactions; (iii) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (iv) any action taken at the express written request of the Backstop Commitment Parties or taken by the Backstop Commitment Parties, including any breach of this Agreement by the Backstop Commitment Parties; (v) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (vi) any events or developments arising from or related to the breach of this Agreement or the Transaction Support Agreement by the Backstop Commitment Parties; provided that the exceptions set forth in clause (i) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact.

“Material Contracts” means all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act or required to be discussed on a current report on Form 8-K) to which any Company Party is a party.

“MNPI” means material nonpublic information.

“New Money Securities” means the 15.0% First Lien Senior Secured PIK Notes due 2027 issued by WeWork LLC and Co-Issuer in the Exchange Offer and in connection with the Backstop Commitment and Backstop Commitment Premium pursuant to and in accordance with the Offering Memorandum, the Transaction Support Agreement, the Term Sheet, and this Agreement.

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“New Money Securities Indenture” means the indenture governing the New Money Securities, by and among WeWork LLC, Co-Issuer, the Guarantors, the Trustee and the Collateral Trustee.

“New Purchaser” has the meaning set forth in Section 2.6(d).

“Offering Memorandum” means the confidential offering memorandum and consent solicitation statement to be used in connection with the Exchange Offer and Consent Solicitation for the Public Notes (as may be amended, restated, supplemented or otherwise modified from time to time).

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

“Outside Date” means June 30, 2023.

“Pari Passu Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, in form and substance satisfactory to the parties hereto, and acknowledged by the Issuer, the Co-Issuer and the Guarantors.

“Party” has the meaning set forth in the Preamble.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) mechanics’ Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the Company Parties that are in respect of amounts not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Unit having jurisdiction over such Real Property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property as being presently used or intended to be used; (d) easements, covenants, conditions, restrictions and other similar matters and other title defects, in each case that do not or would not materially impair the use or occupancy of such Real Property as currently used or occupied or intended to be used or occupied or the operation of the Company Parties’ business; (e) any interest or title of a lessor under any leases or subleases entered into by any of the Company Parties in the ordinary course of business; (f) statutory Liens; and (g) Liens securing existing indebtedness (to the extent existing as of the date hereof).

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Unit or other entity or organization.

“Personal Data” has the meaning set forth in Section 4.32.

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“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Public Noteholders” means the holders of the Public Notes.

“Public Notes” has the meaning set forth in the preamble.

“Purchase Account” has the meaning set forth in Section 2.4(a)(iv).

“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company Parties, together with all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Related Fund” means, with respect to a Backstop Commitment Party, any Affiliates (including at the institutional level) of such Backstop Commitment Party or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Backstop Commitment Party, an Affiliate of such Backstop Commitment Party or by the same investment manager, advisor or subadvisor as such Backstop Commitment Party or an Affiliate of such Backstop Commitment Party.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” has the meaning set forth in Section 2.6(b).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Replacement Backstop Commitment Parties” has the meaning set forth in Section 2.3(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Backstop Commitment Parties” means, as of the date of determination, the Backstop Commitment Parties holding a majority of the aggregate amount of Backstop Commitments of all Backstop Commitment Parties (excluding any Defaulting Backstop Commitment Parties and their corresponding Backstop Commitments).

“SEC” means the U.S. Securities and Exchange Commission.

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“Security Documents” means that certain first lien pledge and security agreement (the “Security Agreement”), together with any agreements (including any intellectual property security agreements) or instruments granting a Lien on the Collateral in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money Securities. For purposes of this definition, “Lien” shall have the meaning set forth in the New Money Securities Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” has the meaning set forth in the Offering Memorandum, as it may be extended pursuant to the terms thereof.

“Significant Terms” means, collectively, (i) the definitions of “Aggregate Backstop Amount”, “Backstop Amount”, “Backstop Commitment Percentage”, “Outside Date”, “Required Backstop Commitment Parties” and “Significant Terms” and (ii) the terms of Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Article III, Section 8.3, Article IX, Section 10.5 and Section 11.7.

“SoftBank Commitment Agreement” means that certain Purchase, Exchange and Sale Agreement, to be entered into by WeWork, the Issuer, the Co-Issuer, and certain SoftBank Affiliates on or prior to the Closing Date.

“Specified Funding Party” means any Backstop Commitment Party that is prohibited or restricted under its applicable investment management agreement or related documents or by law or regulation (including registered investment companies under the 40 Act) from paying or delivering funds into an escrow account prior to the Closing Date.

“Stockholder Rights Plan” means a stockholder rights agreement designed to protect the Company’s U.S. tax attributes (including net operating loss carryforwards) and the dividend or distribution of rights to purchase equity securities (or securities convertible into equity securities) of the Company pursuant to such stockholder rights agreement and the transactions contemplated thereby, including the issuance of equity securities (or securities convertible into equity securities) of the Company pursuant to the exercise of such rights.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

“Subsidiary Interests” has the meaning set forth in Section 4.1.

“Supermajority Backstop Commitment Parties” means, as of the date of determination, the Backstop Commitment Parties holding at least two-thirds of the aggregate amount of Backstop Commitments of all Backstop Commitment Parties (excluding any Defaulting Backstop Commitment Parties and their corresponding Backstop Commitments).

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“Taxes” (A) means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Unit in the nature of a tax, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges in the nature of tax paid to a Governmental Unit (whether payable directly or by withholding and whether or not requiring the filing of a return), and including all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon.

“Term Sheet” has the meaning set forth in the preamble.

“Third-Party Commitment Agreement” means, as it may be amended, supplemented, or otherwise modified from time to time, that certain Securities Purchase and Commitment Agreement, dated as of the date hereof, by and among WeWork, WeWork LLC, and the Co-Issuer, and Cupar Grimmond, LLC.

“Transaction Support Agreement” has the meaning set forth in the preamble.

“Transactions” has the meaning set forth in the preamble.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Backstop Commitment, an Unsecured Notes Claim or the act of any of the aforementioned actions.

“Trustee” means U.S. Bank Trust Company, National Association, as trustee under the New Money Securities Indenture.

“Unsubscribed Securities” means up to $500 million in aggregate principal amount of the New Money Securities that have not been duly and timely subscribed for and paid for on the Funding Date by any Eligible Public Holder in accordance with the Offering Memorandum, the Transaction Support Agreement and the Term Sheet.

“WeWork” has the meaning set forth in the preamble.

“WeWork LLC” has the meaning set forth in the preamble.

Section 1.2 Construction. In this Agreement, unless the context otherwise requires:

(a) references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

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(b) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication;

(c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e) the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g) the use of “or” shall not be exclusive;

(h) references to “day” or “days” are to calendar days;

(i) references to “the date hereof” means the date of this Agreement;

(j) unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(k) references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1 The Exchange Offer and Consent Solicitations. (a) On and subject to the terms and conditions hereof, the Company Parties shall conduct the Exchange Offer and Consent Solicitations pursuant to, and in accordance with, the Offering Memorandum, the Transaction Support Agreement, the Term Sheet and this Agreement. (b) Each Backstop Commitment Party hereby commits to tender for exchange, and in each case not withdraw, (i) all Public Notes owned by such Backstop Commitment Party on or before the Early Exchange Time and (ii) all Public Notes owned by such Backstop Commitment Party on or before the Early Exchange Time not previously tendered pursuant to clause (i), in each case in accordance with the terms and procedures set forth in the Offering Memorandum. Each Backstop Commitment Party hereby commits, in connection with its tender of Public Notes, to participate in the Consent Solicitations.

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Section 2.2 The Backstop Commitment. On and subject to the terms and conditions hereof, each Backstop Commitment Party agrees, severally and not jointly, to purchase, and the Company Parties agree to sell to such Backstop Commitment Party, on the Closing Date the aggregate principal amount of Unsubscribed Securities equal to (i) such Backstop Commitment Party’s Backstop Commitment Percentage multiplied by (ii) the aggregate principal amount of Unsubscribed Securities at a purchase price of 100% of the principal amount thereof (in each case rounding down to the applicable minimum denomination to avoid fractional notes) (the “Backstop Commitment”).

Section 2.3 Backstop Commitment Party Default. (a) Within three (3) Business Days after receipt of written notice from the Company Parties to all Backstop Commitment Parties of a Backstop Commitment Party Default, which notice shall be given promptly to all Backstop Commitment Parties substantially concurrently following the occurrence of such Backstop Commitment Party Default (such three (3) Business Day period, which may be extended with the consent of the Required Backstop Commitment Parties and the Company Parties, the “Backstop Commitment Party Replacement Period”), the Backstop Commitment Parties and their respective Related Funds (other than any Defaulting Backstop Commitment Party) shall have the right, but not the obligation, to make arrangements for one or more of the Backstop Commitment Parties (other than any Defaulting Backstop Commitment Party) to purchase all or any portion of the Available Securities (such purchase, a “Backstop Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Backstop Commitment Parties electing to purchase all or any portion of the Available Securities, or, if no such agreement is reached, based upon the applicable Backstop Commitment Percentage of any such Backstop Commitment Parties and their respective Related Purchasers (other than any Defaulting Backstop Commitment Party) (such Backstop Commitment Parties under this Section 2.3, the “Replacement Backstop Commitment Parties”). Any such Available Securities purchased by a Replacement Backstop Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Securities to be purchased by such Replacement Backstop Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Backstop Commitment Party for all purposes hereunder and (z) the Backstop Commitment of such Replacement Backstop Commitment Party for purposes of the definition of the “Required Backstop Commitment Parties.” Schedule 1 shall be deemed revised without requiring a written instrument signed by the Company Parties and the Required Backstop Commitment Parties to reflect conforming changes in the composition of the Backstop Commitment Parties and Backstop Commitment Percentages as a result of any Backstop Commitment Party Replacement in compliance with this Section 2.3(a).

(b) Notwithstanding anything in this Agreement to the contrary, if a Backstop Commitment Party is a Defaulting Backstop Commitment Party, (x) it shall not be entitled to any of the Backstop Commitment Premium or any expense reimbursement that would otherwise be owed applicable solely to such Defaulting Backstop Commitment Party (including the Expense Reimbursement) provided, or to be provided, under or in connection with this Agreement, and (y) it shall not be entitled to any indemnification pursuant to Article IX hereof. All distributions of New Money Securities distributable to a Defaulting Backstop Commitment Party on account of the Backstop Commitment Premium (i) shall be re-allocated contractually and turned over as liquidated damages to those non-Defaulting Backstop Commitment Parties that have elected to subscribe for their full adjusted Backstop Commitment Percentage, or (ii) if Available Securities are not purchased by the non-Defaulting Backstop Commitment Parties, forfeited and retained by the Company Parties, as applicable.

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(c) Nothing in this Agreement shall be deemed to require a Backstop Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Securities.

(d) For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 10.6, but subject to Section 11.10, no provision of this Agreement shall relieve any Defaulting Backstop Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 11.9, in connection with any such Defaulting Backstop Commitment Party’s Backstop Commitment Party Default under this Article II or otherwise.

Section 2.4 Funding. (a) Promptly, and in any event no later than the second (2nd) Business Day following the Expiration Time, the Company Parties, directly or through the Exchange Agent, shall deliver to each Backstop Commitment Party a written notice (the “Funding Notice”) of:

(i) the aggregate principal amount of New Money Securities elected to be purchased by the Public Noteholders;

(ii) the aggregate principal amount of Unsubscribed Securities;

(iii) the aggregate principal amount of Unsubscribed Securities (based upon such Backstop Commitment Party’s Backstop Commitment Percentage) to be issued and sold by the Company Parties to such Backstop Commitment Party at a purchase price of 100% of the principal amount thereof (as it relates to each Backstop Commitment Party, such Backstop Commitment Party’s “Backstop Amount”, and, collectively as it relates to all of the Backstop Commitment Parties, the “Aggregate Backstop Amount”); and

(iv) the account information (including wiring instructions) for the account to which such Backstop Commitment Party shall deliver and pay its Backstop Amount (the “Purchase Account”).

(b) One Business Day prior to the Closing Date (the “Backstop Funding Date”), each Backstop Commitment Party shall deliver and pay its Backstop Amount by wire transfer (for the avoidance of doubt, Backstop Commitment Parties that are Affiliates may pay their Backstop Amount together by way of one or more wire transfers) in immediately available funds in U.S. dollars into the Purchase Account in satisfaction of such Backstop Commitment Party’s Backstop Commitment; provided, that any Backstop Commitment Party that is a Specified Funding Party shall, as early as possible on the Closing Date (or otherwise as promptly as permitted in accordance with its custody requirements), deliver and pay its Backstop Amount by wire transfer in immediately available funds in U.S. dollars into the Company Specified Funding Account in satisfaction of such Backstop Commitment Party’s Backstop Commitment; provided, further any such Specified Funding Party shall have provided notice to the Company Parties at least three (3) Business Days prior to the Expiration Time. The Purchase Account shall be established with the Exchange Agent or an escrow agent reasonably satisfactory to the Required Backstop

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Commitment Parties and the Company Parties pursuant to a customary agreement in form and substance reasonably satisfactory to the Required Backstop Commitment Parties and the Company Parties. If this Agreement is terminated in accordance with its terms other than pursuant to Section 10.2(a), the funds held in the Purchase Account shall be released, and each Backstop Commitment Party shall receive from the Purchase Account the cash amount actually funded to the Purchase Account by such Backstop Commitment Party, without any interest, promptly following such termination but in any event within one (1) Business Days following such termination.

(c) The Company Parties shall promptly direct the Exchange Agent to provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Backstop Commitment Party may reasonably request.

Section 2.5 Closing. (a) Subject to the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Article VIII, unless otherwise mutually agreed in writing between the Company Parties and the Required Backstop Commitment Parties, the closing of the Backstop Commitments (the “Closing”), shall take place via electronic mail in portable document format (.pdf) on the Settlement Date. The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(b) At the Closing, the funds held in the Purchase Account and the Specified Company Account shall be utilized as set forth in, and in accordance with, the Offering Memorandum.

(c) At the Closing, the issuance of the New Money Securities will be made by the Company Parties to each Backstop Commitment Party (or to its designee in accordance with Section 2.7) against payment of such Backstop Commitment Party’s Backstop Amount, in satisfaction of such Backstop Commitment Party’s Backstop Commitment. The New Money Securities will be delivered pursuant to this Section 2.5(c) and Section 3.1 into the account of the applicable Backstop Commitment Party through the facilities of DTC; provided, however, that to the extent DTC does not permit the New Money Securities to be deposited through its facilities, such securities will be delivered, at the option of such Backstop Commitment Party, in book entry form on the register of the Company Parties’ agent (which may be the Trustee or any other agent appointed by the Company pursuant to the New Money Securities Indenture) or in the form of physical notes to the account of such Backstop Commitment Party. Notwithstanding anything to the contrary in this Agreement, all New Money Securities will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company Parties.

Section 2.6 Transfer of Backstop Commitments. (a) (i) No Backstop Commitment Party (or any permitted transferee thereof) may Transfer all or any portion of its Backstop Commitment to any Company Party or any of the Company Parties’ Affiliates; and (ii) notwithstanding any other provision of this Agreement, the Backstop Commitment may not be Transferred later than the earlier of (x) the first (1st) Business Day following the Early Exchange Time and (y) the date on which the Company Parties have sent, or have caused the Exchange Agent to send, the Funding Notice.

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(b) Subject to Section 2.6(a), each Backstop Commitment Party may Transfer all or any portion of its Backstop Commitment to any Related Fund (each, a “Related Purchaser”), provided that such Backstop Commitment Party shall deliver to the Company Parties and the Initial Backstop Commitment Parties Advisors a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, executed by such Related Fund, and a joinder to the Transaction Support Agreement, in a form reasonably acceptable to the Company Parties and the Required Consenting Noteholders, executed by such Related Fund. A Transfer of Backstop Commitment made pursuant to this Section 2.6(b) shall relieve such transferring Backstop Commitment Party from its obligations under this Agreement with respect to such Transfer.

(c) Subject to Section 2.6(a), each Backstop Commitment Party may Transfer all or any portion of its Backstop Commitment to any other Backstop Commitment Party or such other Backstop Commitment Party’s Related Fund (each, an “Existing Commitment Party Purchaser”), provided that (A) to the extent such Existing Commitment Party Purchaser is not a Backstop Commitment Party hereunder, prior to or concurrently with such Transfer such Backstop Commitment Party shall deliver to the Company Parties and the Initial Backstop Commitment Parties Advisors a joinder to this Agreement, substantially in the form attached hereto as Exhibit B-1, executed by such Existing Commitment Party Purchaser, and a joinder to the Transaction Support Agreement, in a form reasonably acceptable to the Company Parties and the Required Consenting Noteholders, executed by such Existing Commitment Party Purchaser, and (B) to the extent such Existing Commitment Party Purchaser is already a Backstop Commitment Party hereunder, such Backstop Commitment Party shall deliver to the Company Parties and the Initial Backstop Commitment Parties Advisors (x) an amendment to this Agreement, substantially in the form attached hereto as Exhibit B-2, executed by such Backstop Commitment Party and such Existing Commitment Party Purchaser, and (y) to the extent it is not already a party thereto, a joinder to the Transaction Support Agreement, in a form reasonably acceptable to the Company Parties and the Required Consenting Noteholders, executed by such Existing Commitment Party Purchaser. A Transfer of Backstop Commitment made pursuant to this Section 2.6(c) shall relieve such transferring Backstop Commitment Party from its obligations under this Agreement with respect to such Transfer.

(d) Subject to Section 2.6(e), each Backstop Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person that is not an Existing Commitment Party Purchaser or a Related Fund (each of the Persons to whom such a Transfer is made, a “New Purchaser”), provided that (i) such Transfer shall be subject to the reasonable consent of the Required Backstop Commitment Parties (such consent shall be deemed to have been given after three (3) Complete Business Days following notification in writing to the Initial Backstop Commitment Parties Advisors of a proposed Transfer by such Backstop Commitment Party); (ii) such Transfer shall be subject to the reasonable written consent of the Company Parties (such consent shall be deemed to have been given after three (3) Complete Business Days following written notification of a proposed Transfer by such Backstop Commitment Party to the Company Parties, unless any written objection is provided by the Company Parties to such Backstop Commitment Party during such three (3) Complete Business Day period; provided that if the Company Parties, within such three (3) Complete Business Day period, request customary financial information regarding the creditworthiness of the New Purchaser from the New Purchaser, such consent shall be deemed to have been given after five (5) Complete Business Days following the Company Parties receiving such requested financial

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information from the New Purchaser, unless any written objection is provided by the Company Parties to such Backstop Commitment Party during such five (5) Complete Business Day period; and (iii) prior to and in connection with such Transfer such Backstop Commitment Party shall deliver to the Company Parties and the Initial Backstop Commitment Parties Advisors a joinder to this Agreement, substantially in the form attached hereto as Exhibit C, executed by such New Purchaser, and a joinder to the Transaction Support Agreement, in a form reasonably acceptable to the Company Parties and the Required Consenting Noteholders, executed by such New Purchaser; provided that the Company Parties shall be deemed to have consented to such proposed Transfer to the extent such New Purchaser deposits in the Purchase Account on or before the date of such Transfer a Backstop Amount sufficient to fully satisfy such transferring Backstop Commitment Party’s maximum Backstop Commitment obligations under this Agreement.

(e) Any Transfer of a Backstop Commitment made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Backstop Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Backstop Commitment Party or any Company Party to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. Any Transfer of any Backstop Commitment made pursuant to this Agreement shall be made in compliance with applicable securities laws. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Backstop Commitment Party (or any permitted transferee thereof) to Transfer any of the New Money Securities or any interest therein.

Section 2.7 Designation Rights. Each Backstop Commitment Party shall have the right to designate by written notice to the Company Parties and the Initial Backstop Commitment Parties Advisors no later than five (5) Business Days prior to the Closing Date that some or all of the New Money Securities or the Backstop Commitment Premium that it is obligated to purchase or has the right to receive hereunder be issued in the name of, and delivered to a Related Fund of such Backstop Commitment Party on the Closing Date upon receipt by the Exchange Agent on the Backstop Funding Date of payment therefor in accordance with the terms hereof (it being understood that payment by either the Related Fund or the Backstop Commitment Party shall satisfy the applicable payment obligations of the Backstop Commitment Party), which notice of designation shall (a) be addressed to the Exchange Agent and signed by such Backstop Commitment Party and each such Related Fund, (b) specify the principal amount of New Money Securities issuable or the Backstop Commitment Premium, as applicable, to be delivered to or issued in the name of such Related Fund and (c) contain a confirmation by each such Related Fund of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to such Related Fund; provided that no such designation pursuant to this Section 2.7 shall relieve such Backstop Commitment Party from its obligations under this Agreement.

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ARTICLE III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1 Premium Payable by the Company Parties. Subject to Section 3.2, as consideration for the Backstop Commitment and the other agreements of the Backstop Commitment Parties in this Agreement, the Company Parties shall pay or cause to be paid a nonrefundable aggregate premium of 5.0% of the Backstop Commitment (the “Backstop Commitment Premium”), payable in kind in the form of additional principal amount of New Money Securities, to the Backstop Commitment Parties on the Closing Date. The Backstop Commitment Premium shall be payable, in accordance with Section 3.2, to the Backstop Commitment Parties (including any Replacement Backstop Commitment Party, but excluding any Defaulting Backstop Commitment Party) or their designees in proportion to their respective Backstop Commitment Percentages at the time the payment of the Backstop Commitment Premium is made. The provisions for the payment of the Backstop Commitment Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Commitment Parties would not have entered into this Agreement.

Section 3.2 Payment of Premium. The Backstop Commitment Premium shall be fully earned by the Backstop Commitment Parties upon execution of this Agreement, nonrefundable and non-avoidable and shall be paid, or caused to be paid, by the Company Parties, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above; provided that such Backstop Commitment Party has provided a properly completed and duly executed Internal Revenue Service (“IRS”) Form W-9 or applicable Form W-8 (or similar or successor form). For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Commitment Premium will be payable regardless of the amount of Unsubscribed Securities (if any) actually purchased; provided that subject to Section 2.3, the Backstop Commitment Premium shall not be payable in respect of the Backstop Commitment of any Defaulting Backstop Commitment Party. The Company Parties shall satisfy the Company Parties’ obligation to pay the Backstop Commitment Premium on the Closing Date by issuing the principal amount of New Money Securities (in each case rounding down to the applicable minimum denomination to avoid fractional notes) to each Backstop Commitment Party (or its designee pursuant to Section 2.7) equal to such Backstop Commitment Party’s applicable Backstop Commitment Premium payable to such Backstop Commitment Party. If a Backstop Commitment Party fails to provide such IRS Form, the Company Parties shall be entitled to withhold from the Backstop Commitment Premium such amounts as it is required to deduct and withhold under applicable law and shall promptly pay over such withheld amounts to the applicable governmental entity. If as a result of a change in applicable law prior to the payment of the Backstop Commitment Premium any applicable law requires the withholding or deduction of any Tax from the payment of the Backstop Commitment Premium (and such withholding could not be reduced or eliminated by the timely provision of an applicable IRS Form W-8 or W-9 or similar form), then the sum payable by the Company Parties shall be increased as necessary so that after such withholding and deduction has been made (including such withholding and

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deduction applicable to additional sums payable under this Section 3.2) the applicable Backstop Commitment Party receives an amount equal to the sum it would have received had no such withholding or deduction been made, and the Company Parties shall indemnify and hold harmless each Backstop Commitment Party in respect of any such Taxes.

Section 3.3 Expense Reimbursement. (a) Whether or not the transactions contemplated hereunder are consummated, the Company Parties agree to pay all of the reasonable and documented out of pocket fees and expenses incurred by the Initial Backstop Commitment Parties before, on or after the date hereof until the termination of this Agreement in accordance with its terms that have not otherwise been paid pursuant to the Transaction Support Agreement, including: (A) the reasonable and documented out of pocket fees and expenses of the Initial Backstop Commitment Parties Advisors in connection with the transactions contemplated by this Agreement and the Transaction Support Agreement; (B) all filing fees or other costs or fees associated with the matters contemplated by Section 5.8 in connection with the transactions contemplated by this Agreement and all reasonable and documented out of pocket expenses of the Backstop Commitment Parties related thereto; and (C) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any Backstop Commitment Party’s initial filing on Schedule 13D, Schedule 13G or Form 3, in each case, promulgated under the Exchange Act as a result of it funding its Backstop Amount), in each case, that have been paid or are payable by the Backstop Commitment Parties (such payment obligations set forth in clauses (such payment obligations set forth in clauses (A), (B), and (C) collectively, the “Expense Reimbursement”). Notwithstanding anything to the contrary in this Agreement, this Section 3.3 shall survive the termination of this Agreement.

(b) The Expense Reimbursement as described in this Section 3.3 shall be paid in cash in accordance with the terms herein. The Expense Reimbursement shall be paid when due (for the avoidance of doubt, (x) in no event shall such invoices be due earlier than ten days after receipt thereof and (y) the invoices that shall set forth such Expense Reimbursements shall not include time details). The Expense Reimbursement accrued thereafter shall be payable by the Company Parties promptly when due.

Section 3.4 Tax Treatment. The Parties hereto (and any transferee) agree that, for U.S. federal income tax purposes, the Backstop Commitment Premium and the Expense Reimbursement shall be treated as “put premium” paid to the Backstop Commitment Parties. Each party shall file all tax returns consistent with, and take no position inconsistent with, such treatment (whether in audits, tax returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except as disclosed in the Company SEC Documents and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof, each of the Company Parties, jointly and severally, hereby represent and warrant to the Backstop Commitment Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof.

Section 4.1 Organization and Qualification. Each Company Party (a) is duly organized and is validly existing and in good standing (or, if applicable, the equivalent in the applicable jurisdiction) under the Laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing (or, if applicable, the equivalent in the applicable jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct its business as described or incorporated by reference in the Company SEC Documents, except where the failure to be so qualified, in good standing or have such power or authority would not have a Material Adverse Effect.

Each Company Party is the record and beneficial owner of and has good and valid title to all of the issued and outstanding equity ownership interest of each of its respective Subsidiaries (the “Subsidiary Interests”) free and clear of all Liens (other than Permitted Liens), and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subsidiary Interests other than transfer restrictions imposed by applicable Law). All of the issued and outstanding Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable (if such concepts apply). Other than with respect to Latam Co. B.V. and WeWork Japan GK, there are no: (i) outstanding securities convertible or exchangeable into Subsidiary Interests; (ii) options, warrants, phantom equity rights, notional interests, profits interests, calls, equity equivalents, restricted equity, performance equity, profit participation rights, stock appreciation rights, redemption rights or subscriptions or other rights, agreements or commitments obligating any subsidiary to issue, transfer or sell any Subsidiary Interests; (iii) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer or other disposition of Subsidiary Interests; or (iv) outstanding obligations of any Company Party to repurchase, redeem or otherwise acquire any Subsidiary Interests.

Section 4.2 Corporate Power and Authority. Each Company Party has full right, power and authority to execute and deliver this Agreement, the Transaction Support Agreement, and the Definitive Documents (collectively, the “Transaction Documents”), to the extent a party thereto, and to perform its respective obligations hereunder and thereunder; and all action required to be taken by each Company Party for the due and proper authorization, execution and delivery of each of the Transaction Documents, to the extent a party thereto, and the consummation by each Company Party of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Closing Date.

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Section 4.3 Execution and Delivery; Enforceability. This Agreement and each other Definitive Document has been, or will be on the Closing Date, duly executed and delivered by each Company Party, to the extent a party thereto. Each Company Party’s obligations hereunder and under each other Definitive Document constitute, or will constitute, the valid and legally binding obligations of such Company Party enforceable against such Company Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 4.4 Authorized and Issued Capital Shares. (a) WeWork has an authorized capitalization, and all of the issued shares of capital stock of WeWork have been duly and validly authorized and issued and are fully paid and non-assessable, and conform to the description of the stock contained in the Company SEC Documents; and (b) all of the issued shares of capital stock or other Equity Interests, as applicable, of each Subsidiary of WeWork have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by WeWork, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Company Parties’ existing secured indebtedness described in the Company SEC Documents); and, (c) the stockholders of WeWork have no warrants, options, subscriptions, convertible or exchange securities or preemptive or similar rights in respect of its capital stock.

Section 4.5 Issuance. The New Money Securities and the guarantees in respect thereof have been duly authorized and, as of the Closing, will have been validly executed and delivered by the Issuer, the Co-Issuer and the Guarantors, as applicable. When the New Money Securities have been issued, executed and authenticated in accordance with the provisions of the New Money Securities Indenture and delivered to the Backstop Commitment Parties in accordance with the terms of this Agreement at the Closing, the New Money Securities and the guarantees in respect thereof will be entitled to the benefits of the New Money Securities Indenture, and will be valid and binding obligations of the Issuer, the Co-Issuer and each Guarantor, respectively, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

Section 4.6 Reserve Regulations. None of the Company Parties or any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale and delivery of the New Money Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 4.7 No Conflict. The execution, delivery and performance by the Company Parties of each of the Transaction Documents to which each is a party, and compliance by the Company Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of any Company Party pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Company Party is a party or by which any Company Party is bound or to which any property or asset of any Company Party is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Company Party or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have a Material Adverse Effect.

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Section 4.8 Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company Parties of each of the Transaction Documents to which each is a party, and compliance by the Company Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as described or incorporated by reference in the Company SEC Documents, (ii) as may be required under applicable state securities laws and applicable rules and regulations under such laws in connection with the purchase of the New Money Securities by the Backstop Commitment Parties or (iii) such consents, approvals, authorizations, orders and registrations or qualifications that, if not obtained, would not reasonably expected to have a Material Adverse Effect.

Section 4.9 Arm’s-Length. The Company Parties agree that each of the Backstop Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of any Company Party and no Backstop Commitment Party is advising any Company Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.10 Financial Statements. The (a) audited consolidated balance sheets of the Company Parties as of December 31, 2021, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2021 and the related notes thereto as filed in the Company Parties’ Annual Report on Form 10-K for such year, and (b) the unaudited consolidated balance sheets of the Company Parties as of September 30, 2022 and the related consolidated statements of operations, comprehensive income (loss) changes in stockholders’ equity and of cash flows as filed in the Company Parties’ applicable Quarterly Reports on Form 10-Q for such quarters (collectively, the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company Parties and their consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified, subject to customary year-end audit adjustments and the absence of certain footnotes in the case of the unaudited quarterly financial statements. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) as applied on a consistent basis throughout the periods covered thereby (except as disclosed therein).

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Section 4.11 Company SEC Documents. Since December 31, 2021, the Company Parties have filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. No Company SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.12 Absence of Certain Changes. Since December 31, 2021, no event, development, occurrence or change has occurred or exists that constitutes a Material Adverse Effect.

Section 4.13 No Violation; Compliance with Laws. None of the Company Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Company Party is a party or by which the any Company Party is bound or to which any property or asset of any Company Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.14 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company Parties or any of their Subsidiaries is a party or to which any property of the Company Parties or any of their Subsidiaries is subject (“Legal Proceedings”) that if determined adversely to the Company Parties or any of their Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such Legal Proceedings are threatened in writing by any governmental or regulatory authority or other person that would reasonably be expected to have a Material Adverse Effect.

Section 4.15 Labor Relations. No labor disturbance by or dispute with employees of the Company Parties or any of their Subsidiaries exists or, to the knowledge of the Company Parties, is contemplated or threatened and none of the Company Parties is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company Parties’ or any of the Company Parties’ Subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company Parties nor any of their Subsidiaries has received written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

Section 4.16 Intellectual Property. (i) The Company Parties and their Subsidiaries own, have the right to use or can obtain on reasonable terms the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; (ii) the Company Parties and their Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except where the conflict would not, reasonably be expected to have a Material Adverse Effect; (iii) the Company Parties and their Subsidiaries have not received any written notice of any claim relating to Intellectual Property that would reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Company Parties, the Intellectual Property of the Company Parties and their Subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except as would not reasonably be expected to have a Material Adverse Effect.

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Section 4.17 Title to Real and Personal Property. Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, (A) the Company Parties and their Subsidiaries have good and marketable title to, or a valid leasehold interest in, all real and personal property, machinery, equipment and other tangible assets of the business necessary for the conduct of the business as presently conducted by the Company Parties and their Subsidiaries, free and clear of any and all Liens (other than Permitted Liens) and (B) all tangible property and assets (x) are in the possession or control of the Company Parties and their Subsidiaries; and (y) are in good and operable condition and repair, reasonable wear and tear excepted.

Section 4.18 No Undisclosed Relationships. Except as contemplated by the provisions of the Transaction Documents and the offering contemplated hereby, no relationship, direct or indirect, exists between or among the Company Parties or any of their Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company Parties or any of their Subsidiaries, on the other, that is material and would be required by the Securities Act to be described in a registration statement on Form S-1 filed with the Commission, that is not so described or incorporated by reference in the Company SEC Documents.

Section 4.19 Licenses and Permits. The Company Parties and their Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in the Company SEC Documents, except where the failure to possess or make the same would not have a Material Adverse Effect; and except as described or incorporated by reference in the Company SEC Documents, neither the Company Parties nor any of their Subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, other than any revocation or modification or non-renewal that would not reasonably be expected to have Material Adverse Effect.

Section 4.20 Environmental. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, (a) no Company Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of its business; or (ii) has become subject to any pending or threatened Environmental Liability, (b) to the Company Parties’ knowledge, no Hazardous Materials has been Released on, at, to, under, in or from any Real Property, and (c) to the Company Parties’ knowledge, there are no existing facts or circumstances (including any presence or Release of Hazardous Materials at any real property formerly owned, leased, or operated by any Company Party) that are reasonably likely to give rise to any Environmental Liability of any Company Party.

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Section 4.21 Tax Matters. The Company Parties and their Subsidiaries have paid all federal, state, local and foreign taxes, other than those being contested in good faith and for which the Company Parties have established adequate reserves in accordance with GAAP, and filed all tax returns required to be paid or filed through the date hereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company Parties or any of their Subsidiaries or any of their respective properties or assets, except where such deficiency would not reasonably be expected to have a Material Adverse Effect.

Section 4.22 Employee Benefit Plans. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA, for which the Company would have any liability, whether directly or through any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company Parties nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans subject to Title IV of ERISA by the Company Parties and their Controlled Group affiliates in the current fiscal year of the Company Parties and their Controlled Group affiliates compared to the amount of such contributions made in the Company Parties’ and their Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company Parties and their Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company Parties and their Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not reasonably be expected to have a Material Adverse Effect.

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Section 4.23 Internal Control Over Financial Reporting. WeWork and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, WeWork’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. WeWork and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of WeWork and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of WeWork and its Subsidiaries are being made only in accordance with authorizations of its management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of WeWork and its Subsidiaries’ assets that could have a material effect on the financial statements. There are no material weaknesses in WeWork and its Subsidiaries’ internal controls.

Section 4.24 Disclosure Controls and Procedures. WeWork and its Subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by WeWork in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to WeWork’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. WeWork and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

Section 4.25 Material Contracts. All Material Contracts are valid, binding and enforceable by and against each Company Party, to the extent a party thereto and to the knowledge of each Company Party each other party thereto (except where the failure to be valid, binding or enforceable would not constitute a Material Adverse Effect), and, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any Company Party (except where such termination would not reasonably be expected to have a Material Adverse Effect). None of the Company Parties nor, to the knowledge of any Company Party, any other party to any Material Contract, is in default or breach under the terms thereof, in each case, except for such instances of default or breach that would not reasonably be expected to have a Material Adverse Effect.

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Section 4.26 No Unlawful Payments. Neither the Company Parties nor any of their Subsidiaries nor any director or officer of the Company Parties or any of their Subsidiaries, nor, to the knowledge of the Company Parties, any agent, affiliate or employee of the Company Parties or any of their Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other anti-bribery or anti-corruption law applicable to the Company or any of its Subsidiaries; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Parties and their Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Section 4.27 Compliance with Money Laundering Laws. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organised and Serious Crime Ordinance (Chapter 455 of the Laws of Hong Kong) and Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable money laundering statutes of all other jurisdictions where the Company Parties or any of their Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company Parties or any of their Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened.

Section 4.28 Compliance with Sanctions Laws. Neither the Company Parties nor any of their Subsidiaries nor any of their directors or officers nor, to the knowledge of the Company Parties, any agent, affiliate or employee of the Company Parties or any of their Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), nor are the Company Parties or any of their Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the

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so-called Donetsk People’s Republic and Luhansk People’s Republic, the Crimea and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company Parties and their Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or in or with any Sanctioned Country.

Section 4.29 No Broker’s Fees. Except for any fees paid to PJT Partners as dealer manager of the Exchange Offer and Consent Solicitations and pursuant to that certain engagement letter, dated March 15, 2023, by and among WeWork Inc., WeWork Companies LLC and Lincoln International LLC, neither the Company Parties nor any of their Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Backstop Commitment Party for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

Section 4.30 Investment Company Act. None of the Company Parties is, and after giving effect to the offering and sale of the securities pursuant to the Transactions as contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 4.31 Insurance. The Company Parties and their Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company Parties’ reasonable judgment, adequate to protect the Company Parties and their Subsidiaries and their respective businesses; and neither the Company Parties nor any of their Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 4.32 No Undisclosed Material Liabilities. There are no liabilities or obligations of any Company Party of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (a) liabilities or obligations disclosed and provided for in the Financial Statements; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the Financial Statements; (c) liabilities or obligations that would not reasonably be expected to have a Material Adverse Effect; and (d) liabilities or obligations that would not be required to be set forth or reserved for on a balance sheet of the Company Parties (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice; it being understood that for purposes of this clause section, any contract, agreement or understanding with any Person providing for a payment (in cash or otherwise) in excess of $5.0 million in connection with any of the transactions contemplated under the Transaction Support Agreement or this Agreement (other than any contract, agreement,

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understanding or other transaction specifically contemplated by this Agreement, the Transaction Support Agreement and any other Definitive Documents) shall not be deemed to have been incurred in the ordinary course of business or deemed to be non-material, and shall otherwise be deemed to be required to be set forth on the Company Parties’ balance sheet for purposes of clause (d) above notwithstanding such clause.

Section 4.33 Cybersecurity; Data Protection. Company Parties’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company Parties and their Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants except as would not reasonably be expected to have a Material Adverse Effect. The Company Parties and their Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable or regulated data (“Personal Data”)) used in connection with their businesses. To the knowledge of the Company Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and the Company Parties and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Personal Data, except as would not reasonably be expected to have a Material Adverse Effect. The Company Parties and their Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company Parties and their Subsidiaries have used reasonable best efforts to implement backup and disaster recovery technology consistent with industry standards and practices in all material respects.

Section 4.34 No Stabilization. None of the Company Parties or any of their respective Affiliates has taken nor will any such party take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the New Money Securities.

Section 4.35 Security Documents; Intercreditor Agreements. As of the Closing Date, each of the Security Documents and the Intercreditor Agreements will have been duly authorized, executed and delivered by the Issuer, the Co-Issuer and the Guarantors party thereto, and will constitute a legal, valid and binding obligations of the Issuer, the Co-Issuer and such Guarantors, enforceable against the Issuer, the Co-Issuer and such Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Security Documents, when executed and

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delivered in connection with the issuance of the New Money Securities, will create in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money Securities, legal, valid and enforceable security interests in the Collateral and, upon the making of such filings and taking of such other actions required to be taken by the applicable Security Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each of the Issuer, the Co-Issuer and the Guarantors, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the taking of the other actions, in each case as further described in the Security Documents), the liens on such Collateral in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money Securities will constitute perfected and continuing first-priority liens and prior to (except as otherwise provided for in the New Money Securities Indenture and the relevant Security Documents) the liens of all third Persons other than Permitted Liens.

Section 4.36 Solvency of Issuer. On the Closing Date, after giving effect to the Transactions, the use of proceeds therefrom and the payment and accrual of all transaction costs in connection with the foregoing, the fair market value of the assets of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be, on the date of determination, greater than the fair market value of the total amount of liabilities (including contingent and unliquidated liabilities) of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be as of such date and that, as of such date, the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be able to pay all liabilities of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, as such liabilities are expected to mature and will not have unreasonably small capital for its then current business activities. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP COMMITMENT PARTIES

Each Backstop Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1 Incorporation. Such Backstop Commitment Party is validly existing and in good standing under the Laws of the state of its organization.

Section 5.2 Corporate Power and Authority. Such Backstop Commitment Party has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Transactions contemplated by, and perform its respective obligations under, the Transaction Documents, to the extent a party thereto.

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Section 5.3 Execution and Delivery. This Agreement and each other Transaction Document to which such Backstop Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Backstop Commitment Party and (b) assuming due and valid execution and delivery hereof and thereof by the Company Parties (as applicable), will constitute a legal, valid, and binding obligation of such Backstop Commitment Party, enforceable against such Backstop Commitment Party in accordance with their respective terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4 No Registration. Such Backstop Commitment Party understands that (a) the New Money Securities (including the Unsubscribed Securities) and any New Money Securities issued to such Backstop Commitment Party in satisfaction of the Backstop Commitment Premium, have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the New Money Securities (including the Unsubscribed Securities) cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5 Purchasing Intent. Such Backstop Commitment Party is not acquiring the New Money Securities (including the Unsubscribed Securities) or any New Money Securities issued to such Backstop Commitment Party in satisfaction of the Backstop Commitment Premium with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6 Sophistication; Evaluation. Such Backstop Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Backstop Commitment Party understands that the New Money Securities (including the Unsubscribed Securities) are being offered and sold to such Backstop Commitment Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company Parties are relying upon the truth and accuracy of, and such Backstop Commitment Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Backstop Commitment Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Backstop Commitment Party to acquire the New Money Securities (including the Unsubscribed Securities). Such Backstop Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the New Money Securities (including the Unsubscribed Securities). Such Backstop Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time). Except for the representations and warranties of the Company Parties expressly set forth in this Agreement, such Backstop Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company Parties.

Section 5.7 No Conflict. The entry into and performance by each Backstop Commitment Party of, and the transactions contemplated by, the Transaction Documents do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional documents.

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Section 5.8 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Unit having jurisdiction over such Backstop Commitment Party or any of its properties is required for the execution and delivery by such Backstop Commitment Party of the Transaction Documents to which such Backstop Commitment Party is a party, the compliance by such Backstop Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Backstop Commitment Party of its Backstop Commitment Percentage of the Unsubscribed Securities or its portion of the New Money Securities) contemplated herein and therein, except any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected to have a material adverse effect on such Backstop Commitment Party’s performance of its obligations under this Agreement.

Section 5.9 Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of such Backstop Commitment Party, threatened to which the Backstop Commitment Party is a party or to which any property of the Backstop Commitment Party is the subject, that would reasonably be expected to prevent, materially delay, or materially impair the ability of such Backstop Commitment Party to consummate the Transactions contemplated by the Transaction Documents.

Section 5.10 Sufficiency of Funds. Such Backstop Commitment Party has, or will have as of the Closing, sufficient available funds to fulfill its obligations under the Transaction Documents. For the avoidance of doubt, such Backstop Commitment Party acknowledges that its obligations under this Agreement and the other Definitive Documents are not conditioned in any manner upon its obtaining financing.

Section 5.11 No Broker’s Fees. Such Backstop Commitment Party is not a party to any Contract with any Person (other than the Transaction Documents and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against any Company Party for a brokerage commission, finder’s fee or like payment in connection with the sale of the Unsubscribed Securities.

Section 5.12 Ownership of Notes. (a) As of the date hereof, each Backstop Commitment Party or its Affiliates, as applicable, were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of the Public Notes as set forth adjacent to such Backstop Commitment Party’s name under the column titled “Public Notes” on Schedule 2 attached hereto.

(b) As of the date hereof, such Backstop Commitment Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Public Notes set forth adjacent to such Backstop Commitment Party’s name under the column titled “Public Notes” on Schedule 2 attached hereto.

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Section 5.13 OID Legend.

Each of the New Money Securities issued in connection with this Agreement will bear an OID legend (the “OID Legend”) in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY CONTACTING [NAME], [ADDRESS], AND [TELEPHONE #].”

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1 [Reserved.]

Section 6.2 [Reserved.]

Section 6.3 Mutual Commitments of the Company Parties and Backstop Commitment Parties. During the Pre-Closing Period, each of the Parties represents, warrants, and covenants to each other Party:

(a) this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) as of the date of this Agreement (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(c) except as expressly provided by this Agreement or the Transaction Documents, it is not party to any restructuring support or similar agreements or arrangements regarding the equity or indebtedness of any of the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 6.4 Commitments of the Company Parties and the Backstop Commitment Parties. During the Pre-Closing Period, each of the Company Parties, with respect to subsections (a)-(f) of this Section 6.4 agrees to, and agrees to cause each of its direct and indirect Subsidiaries to, and (ii) each of the Backstop Commitment Parties, with respect to subsections (a), (c), and (e) of this Section 6.4 agrees to:

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(a) support and take all steps reasonably necessary or desirable to consummate the Transactions in accordance with this Agreement, the Transaction Support Agreement, and the Definitive Documents;

(b) use commercially reasonable best efforts to promptly obtain any and all regulatory, governmental, and third-party approvals that are necessary or advisable to effectuate and consummate the Transactions, as reasonably determined by the Company Parties and the Required Backstop Commitment Parties;

(c) negotiate in good faith and use reasonable best efforts to execute and deliver the Definitive Documents and any other agreements that are necessary or advisable to effectuate and consummate the Transactions, in each case as promptly as reasonably practicable;

(d) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transactions, support and take all steps reasonably necessary or desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment;

(e) support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Transactions, including, without limitation, voting and exercising any powers or rights available to it (including in any board, shareholders’, creditors’, or noteholders’ meeting or in any process requiring voting, approval or any action to which they are legally entitled to participate, including, as applicable, and solely to the extent required by the Transaction Support Agreement, tendering any Public Notes and delivering irrevocable consents with respect to any Public Notes in connection with the Transactions), in each case, in favor of any matter requiring voting, approval, or action to the extent reasonably necessary to implement the Transactions;

(f) inform the Initial Backstop Commitment Parties, directly or through Davis Polk & Wardwell LLP, within two (2) Business Days after becoming aware of (i) a breach of this Agreement (including a breach by any Company Party); or (ii) any representation or statement made or deemed to be made by any Company Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

Section 6.5 Additional Commitments of the Company Parties and Backstop Commitment Parties. During the Pre-Closing Period, (i) each of the Company Parties, with respect to subsections (a)-(g) of this below Section 6.5, shall not, and shall cause each of its direct and indirect Subsidiaries to not directly or indirectly, and (ii) each of the Backstop Commitment Parties, with respect to subsections (a)-(b) of this below Section 6.5 shall not:

(a) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Transactions, other than as permitted herein;

(b) take any actions inconsistent with, or fail or omit to take an action that is required by, this Agreement, the Transaction Support Agreement, the Term Sheet or the Definitive Documents;

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(c) without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Backstop Commitment Parties, take any action or inaction that would cause a change to the tax status of any Company Party, or transfer any asset or right of any Company Party or any material asset or right used in the business of the Company Parties to any Person outside the ordinary course of business; provided that (i) the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan as delivered to Davis Polk & Wardwell LLP (as counsel to the Initial Backstop Commitment Parties (subject to revisions that are (i) necessary to implement clause (b) of section 8.05 of the Transaction Support Agreement or (ii) not adverse to the Initial Backstop Commitment Parties), shall not constitute a breach by any Company Party under this Agreement;

(d) without the consent of the Required Backstop Commitment Parties, enter into any merger, consolidation, disposition, recapitalization, loan, investment, dividend, incurrence of indebtedness, or liens, or other similar transaction outside of the ordinary course of business other than the Transactions; provided that the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan as delivered to Davis Polk & Wardwell LLP (as counsel to the Initial Backstop Commitment Parties (subject to revisions that are (i) necessary to implement clause (b) of section 8.05 of the Transaction Support Agreement or (ii) not adverse to the Initial Backstop Commitment Parties), shall not constitute a breach by any Company Party under this Agreement and (ii) the Company Parties may (A) incur up to $250 million of additional indebtedness (which indebtedness may be secured), (B) replace letters of credit under the Credit Facility without violating this Agreement and (C) solely to the extent the proceeds of such transactions are reinvested in the WeWork and its Subsidiaries, make other customary investments and merger and acquisition transactions in an aggregate amount not to exceed $100 million;

(e) without the consent of the Required Backstop Commitment Parties, make any material amendment, material modification, material waiver, material supplement, material restatement, or other material change to, or terminate, any Material Contract outside the ordinary course of business; provided that (A) the Parties expressly acknowledge that the adoption and operation of a Stockholder Rights Plan as delivered to Davis Polk & Wardwell LLP (as counsel to the Initial Backstop Commitment Parties (subject to revisions that are (i) necessary to implement clause (b) of section 8.05 of the Transaction Support Agreement or (ii) not adverse to the Initial Backstop Commitment Parties), shall not constitute a breach by any Company Party under this Agreement and (B) the Company Parties may (i) take any such action contemplated by the Transactions and any other agreements or transactions related thereto or (ii) replace letters of credit under the Credit Facility without violating this Agreement; or

(f) without the consent of the Required Backstop Commitment Parties (not to be unreasonably withheld, conditioned, or delayed), become a party to, establish, adopt, amend, or terminate any collective bargaining agreement or other agreement with a labor union, works council, or similar organization, in each case other than as required by Law.

Section 6.6 [Reserved.]

Section 6.7 Cooperation and Support. (a) Without in any way limiting any other respective obligation of any Company Party or any Backstop Commitment Party in this Agreement, each Party shall, consistent with the Transaction Documents, use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the Transactions contemplated by this Agreement, the Transaction Support Agreement, and the Definitive Documents.

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Section 6.8 Blue Sky. The Company Parties shall, on or before the Closing Date, take such action as the Company Parties shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) issued hereunder for sale to the Backstop Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Commitment Parties on or prior to the Closing Date. The Company Parties shall timely make all filings and reports relating to the offer and sale of the New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company Parties shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.8.

Section 6.9 No Integration; No General Solicitation. Neither the Company Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) in a manner that would require registration of the New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) to be issued by the Company Parties on the Closing Date under the Securities Act. No Company Party or any of its affiliates or any other Person acting on its or its behalf will solicit offers for, or offer or sell, any New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.10 Use of Proceeds. The Company Parties will apply the proceeds from the sale of the New Money Securities (including any Unsubscribed Securities) for the purposes identified in the Offering Memorandum.

Section 6.11 Notes Legend. Each certificate evidencing all New Money Securities, including any Unsubscribed Securities and New Money Securities representing Backstop Commitment Premium, in each case that are issued in connection with this Agreement, shall contain the restrictive legends (the “Legend”) as set forth in the indenture governing the New Money Securities.

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Section 6.12 [Reserved.]

Section 6.13 Listing. The issued shares of common stock of WeWork shall remain listed on the New York Stock Exchange at Closing.

Section 6.14 DTC Eligibility. To the extent permitted by DTC, the Company Parties shall use commercially reasonable efforts to promptly make all New Money Securities (including any Unsubscribed Securities and any New Money Securities issued on account of the Backstop Commitment Premium) deliverable to the Backstop Commitment Parties eligible for deposit with DTC.

Section 6.15 Alternative Transactions. The Company Parties shall not engage in negotiations or otherwise pursue or enter into any Alternative Transaction on or prior to Closing.

ARTICLE VII

ADDITIONAL PROVISIONS REGARDING FIDUCIARY OBLIGATIONS

Section 7.1 Fiduciary Out. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the board of directors, board of managers, or similar governing body of any Company Party, based on the advice of outside legal counsel, in good faith, to take any action or to refrain from taking any action with respect to the Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.1 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall notify the Initial Backstop Commitment Parties, directly or through Davis Polk & Wardwell LLP, of any determination to take any action or to refrain from taking any action pursuant to this Section 7.1 within forty-eight hours following such determination. This Section 7.1 shall not impede any Party’s right to terminate this Agreement.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 8.1 Conditions to the Obligations of the Backstop Commitment Parties. The obligations of each Backstop Commitment Party to fund its Backstop Amount shall be subject to (unless waived by the Required Backstop Commitment Parties) the satisfaction of the following conditions prior to or at the Closing:

(a) Exchange Offer. The Exchange Offer shall have been consummated or shall be consummated substantially concurrent with Closing, in all material respects, in accordance with the Offering Memorandum, and the Settlement Date shall have occurred or shall occur substantially concurrent with Closing.

(b) Expense Reimbursement. The Company Parties shall have paid all unpaid Expense Reimbursement (to the extent invoiced at least three (3) Business Days before the date of Closing) (in accordance with Section 3.3 and the terms of this Agreement).

(c) Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement, the Transaction Support Agreement, the Term Sheet or the Offering Memorandum shall have been made or received.

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(d) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Transactions contemplated by this Agreement, the Transaction Support Agreement, the Term Sheet or the Offering Memorandum.

(e) Representations and Warranties.

(i) The representations and warranties of the Company Parties contained in Sections 4.1 (Organization and Qualification), 4.2 (Corporate Power and Authority), 4.3 (Execution and Delivery; Enforceability), 4.4 (Authorized and Issued Capital Shares), 4.5 (Issuance), 4.7 (No Conflict), 4.13 (No Violation; Compliance with Laws), 4.26 (No Unlawful Payments), 4.27 (Compliance with Money Laundering Laws), 4.28 (Compliance with Sanctions Laws), 4.30 (Investment Company Act), 4.35 (Security Documents; Intercreditor Agreements), and 4.36 (Solvency of Issuer) shall be true and correct in all respects on and as of the date of this Agreement and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii) The representations and warranties of the Company Parties contained in this Agreement (other than those referred to in clause (i) above) shall be true and correct on and as of the date of this Agreement and the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(f) Covenants. The Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(g) Material Adverse Effect. There shall not have occurred, and there shall not exist, (i) any Event, development, occurrence or change that constitutes a Material Adverse Effect, or (ii) any default or event of default under any Material Contract, including any Default or Event of Default (as each is defined under the Credit Facility) that has occurred and is continuing under any Credit Facility to the extent such default or event of default has not been expressly waived or cured pursuant to the relevant documents.

(h) Officer’s Certificate. The Backstop Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of WeWork LLC confirming that the conditions set forth in Sections 8.1(e), (f), and (g) have been satisfied.

(i) Execution of the Definitive Documents. Entry into the Definitive Documents, as required in accordance with the terms of the Transaction Support Agreement, in each case reasonably acceptable in form and substance reasonably acceptable to the Required Backstop Commitment Parties.

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(j) Transaction Support Agreement. The Transaction Support Agreement shall be in full force and effect and shall not have been terminated.

(k) Backstop Commitment Premium. The Company Parties shall have paid (or such amounts shall be paid concurrently with the Closing) to each Backstop Commitment Party the applicable Backstop Commitment Premium payable to such Backstop Commitment Party as set forth in Section 3.2 herein.

(l) Funding Notice. The Backstop Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

(m) Consummation of the Transactions. Each of the Transactions has been consummated pursuant to the applicable terms of this Agreement, the Transaction Support Agreement, the Term Sheet, the Softbank Commitment Agreement, the Offering Memorandum and the Definitive Documents.

(n) Security Documents.

(i) The Backstop Commitment Parties shall have received each of the Security Documents, duly executed and delivered by the Company Parties and the Guarantors and the Collateral Trustee;

(ii) The Backstop Commitment Parties shall have received the results of a recent lien search with respect to the Company Parties and the Guarantors in the jurisdiction where each such Company Party and Guarantor is located, and such search results shall reveal no liens on any assets of the Company Parties and the Guarantors except for Permitted Liens or liens discharged substantially concurrently with or prior to the Closing Date;

(iii) The Backstop Commitment Parties shall have received appropriate UCC and intellectual property filings with respect to the Collateral, duly executed to the extent applicable, which are in a form ready to be filed, in form and substance reasonably satisfactory to the Backstop Commitment Parties; and

(iv) With respect to any Collateral that is required to be delivered pursuant to the terms of the Security Agreement, the Company Parties shall have used commercially reasonable efforts to deliver (or cause to be delivered) collateral trust letter(s) (or the equivalent thereof) in form and substance reasonably satisfactory to the Backstop Commitment Parties and the Company Parties.

Section 8.2 Notes Terms. Upon the Closing, the terms of the New Money Securities (including any Unsubscribed Securities) shall conform in all respects to the terms described in the Offering Memorandum.

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Section 8.3 Waiver of Conditions to Obligations of Backstop Commitment Parties. All or any of the conditions set forth in Section 8.1 may only be waived in whole or in part with respect to all Backstop Commitment Parties by a written instrument (with email being sufficient) executed by the Required Backstop Commitment Parties in their sole discretion and if so waived, all Backstop Commitment Parties shall be bound by such waiver.

Section 8.4 Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the Transactions contemplated hereby with any Backstop Commitment Party is subject to (unless waived by the Company Parties by a written instrument (with email being sufficient)) the satisfaction of each of the following conditions:

(a) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Transactions contemplated by this Agreement.

(b) Representations and Warranties. The representations and warranties of the Backstop Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(c) Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Transactions contemplated by this Agreement and the Transaction Support Agreement shall have been made or received.

(d) Covenants. The Backstop Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(e) Transaction Support Agreement. The Transaction Support Agreement shall be in full force and effect and shall not have been terminated.

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ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1 Indemnification Obligations. Effective as of the date hereof, the Company Parties (the “Indemnifying Parties,” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement (including funding of the Backstop Commitment and payment of the Expense Reimbursement, the Backstop Commitment Premium or the use of the proceeds of the New Money Securities) or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company Parties, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) to the extent they are found by a final, non-appealable judgement of a court of competent jurisdiction to arise from the willful and material breach of this Agreement by such Indemnified Party, (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person, or (c) any disputes solely among the Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

Section 9.2 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided further, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

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Section 9.3 Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article IX. Notwithstanding anything in this Article IX to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article IX, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (a) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Party of such request for reimbursement and (b) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 9.4 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 9.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company Parties pursuant to the issuance and sale of the New Money Securities contemplated

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by this Agreement and (b) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Commitment Parties. Subject to Section 10.6, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 9.5 Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article IX shall, to the extent permitted by applicable Law, be treated for all Tax purposes as adjustments to the Backstop Commitment Premium of such Indemnified Person, as the case may be, or, to the extent arising after the Closing Date, the Backstop Amount purchased by such Indemnified Person, as applicable. The provisions of this Article IX are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Commitment Parties would not have entered into this Agreement.

Section 9.6 No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of each of the Company Parties pursuant to this Article IX and the other obligations set forth in Section 10.6 shall survive the Closing Date until the latest date permitted by applicable Law.

ARTICLE X

TERMINATION

Section 10.1 Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company Parties and the Required Backstop Commitment Parties.

Section 10.2 Automatic Termination. This Agreement shall terminate automatically as to all Parties without further action or notice by any Party if any of the following occurs:

(a) upon Closing;

(b) the Exchange Offer is not launched on or before 11:59 p.m., New York City time, on April 15, 2023 (or such later date as agreed to by the Required Backstop Commitment Parties) in a manner consistent with the Transaction Support Agreement and the Term Sheet.

(c) any Company Party or any of its respective material Subsidiaries commences insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for a Company Party for a substantial part of its assets or (E) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated or otherwise closed within five (5) Business Days following notice thereof to the Company Parties by the Required Backstop Commitment Parties;

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(d) the entry of an order, judgment or decree adjudicating the Company Parties or any of their respective material Subsidiaries bankrupt or insolvent; provided that such order, judgment or decree is not overturned or vacated within five (5) Business Days following notice thereof to the Required Backstop Commitment Parties; or

(e) the taking of any binding corporate action by any of the Company Parties or any of their respective material Subsidiaries in furtherance of any action described in the foregoing clauses (d) and (e).

Section 10.3 Termination by the Company Parties. This Agreement may be terminated by the Company Parties upon written notice to each Backstop Commitment Party upon the occurrence of any of the following Events, subject to the rights of the Company Parties to fully and conditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event:

(a) the Transaction Support Agreement is terminated in accordance with its terms; or

(b) if the Company Parties do not receive the Aggregate Backstop Amount (after accounting for any Backstop Amounts expected to be provided by Specified Funding Parties on the Closing Date pursuant to Section 2.4(b)) pursuant to this Agreement on the Backstop Funding Date (subject to the right of the Required Backstop Commitment Parties to arrange a Backstop Commitment Party Replacement in accordance with Section 2.3(a); provided that any termination pursuant to this Section 10.3(b) shall not relieve or otherwise limit the liability of any Defaulting Backstop Commitment Party hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith; or

(c) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, decision, determination, or order that (i) enjoins the consummation of a material portion of the Transactions or renders the Transactions illegal or impossible and (ii) remains in effect for ten (10) Business Days after any Company Party transmits a written notice in accordance with Section 11.1 detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any of the Company Parties if it sought or requested such ruling, judgment, decision, determination, or order in contravention of any obligation or restriction set out in this Agreement.

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Section 10.4 Termination by the Required Backstop Commitment Parties. This Agreement may be terminated by the Required Backstop Commitment Parties upon written notice to the Company Parties if:

(a) the Transaction Support Agreement has been terminated as to the Company Parties in accordance with its terms;

(b) (i) any Company Party shall have breached any representation, warranty, covenant or other agreement made by the Company Parties in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 8.1(e), 8.1(f) or 8.1(g) not to be satisfied, (ii) the Required Backstop Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company Parties, and (iii) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by the Company Parties by the earlier of (x) the tenth (10th) Business Day after receipt of such notice, and (y) the third (3rd) Business Day prior to the Outside Date; provided that this Agreement may not be terminated pursuant to this Section 10.4(b) if the Required Backstop Commitment Parties are then in willful or intentional breach of this Agreement;

(c) the breach in any material respect by a Company Party of any of the respective representations, warranties, covenants, or obligations of the Company Parties set forth in the Transaction Support Agreement or in any Definitive Document (other than this Agreement) that (i) is materially adverse to the Backstop Commitment Parties and (ii) (if susceptible to cure) has not been cured before the earlier of (i) five (5) Business Days after the Required Backstop Commitment Parties transmit a written notice to the Company Parties detailing any such breach of the Transaction Support Agreement or in any Definitive Document (other than this Agreement) or (ii) two (2) Business Days prior to any proposed Closing Date;

(d) the breach in any material respect by SoftBank of any of the respective representations, warranties, covenants or obligations of SoftBank set forth in the Transaction Support Agreement or any other agreement to be entered into in connection with the Transactions that (i) is materially adverse to the Backstop Commitment Parties and (ii) (if susceptible to cure) remains uncured for five (5) Business Days the Required Backstop Commitment Parties transmit a written notice to the Company Parties detailing any such breach;

(e) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or Order that (i) enjoins the consummation of a material portion of the Transactions and (ii) remains in effect for thirty (30) Business Days after, the Required Backstop Commitment Parties transmit a written notice to the Company Parties detailing any such issuance;

(f) any Company Party (i) publicly announces its intention to pursue, consummates, or enters into a binding agreement to consummate, in each case, an Alternative Transaction, (ii) exercises its rights, or provides notice under, Section 7.1 or (iii) publicly announces its intention to not pursue the Transactions;

(g) any Company Party has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, amendments, instruments or other relevant documents; provided that such breach has not been expressly waived or cured pursuant to the relevant documents;

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(h) the occurrence of a default set forth in any of the Existing Documents; provided that such default has not been expressly waived or cured pursuant to the relevant documents;

(i) any Definitive Document does not comply with section 3 of the Transaction Support Agreement;

(j) the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of the Initial Backstop Committee Advisors in accordance with Section 3.3 of this Agreement;

(k) there shall have occurred any event or condition that has had or would be reasonably expected to have a Material Adverse Effect, in each case as compared to such business, operations, assets, liabilities or financial condition as of the date hereof, and such Material Adverse Effect is, if capable of being remedied or cured, not remedied or cured within ten (10) Business Days of the occurrence thereof;

(l) the Third-Party Commitment Agreement ceases to be in full force and effect with respect to all parties thereto

(m) the Company Parties file any cause of action against and/or seek to restrict or hinder the enforcement of any rights of the holders of Unsecured Notes Claims in their capacity as such that is inconsistent with this Agreement (or if the Company Parties support any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party);

(n) any Company Party (i) amends or modifies, or files a pleading seeking authority to amend or modify, this Agreement, the Transaction Support Agreement, the Term Sheet, the Offering Memorandum or any of the other Definitive Documents or any of the other Definitive Documents in a manner that is materially inconsistent with this Agreement; (ii) suspends or revokes the Transaction Agreements; or publicly announces its intention to take any such action listed in sub-clause (i) or (ii) of this subsection, in each case without the prior written consent of the Required Backstop Commitment Parties; or

(o) the termination of the Transaction Support Agreement in accordance with its terms.

Section 10.5 Termination by Backstop Commitment Parties. This Agreement may be terminated by any Backstop Commitment Party, with regard to itself only, by written notice to the Company Parties and the other Backstop Commitment Parties if the Closing does not occur by the Outside Date.

Section 10.6 Effect of Termination. (a) Upon termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided that (i) subject to Section 2.3(b), the obligations of the Company Parties to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article IX (and subject to Section 9.6) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, and (ii) this Section 10.6 and Article XI shall survive the termination of this Agreement in accordance with their terms.

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(b) Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 10.2, Section 10.3, Section 10.4 or Section 10.5 (other than for any Specified Termination Provision), then, as promptly as practicable and in any event no later than two (2) Business Days following such termination, the Company Parties shall pay or cause to be paid to the Backstop Commitment Parties that are not (x) Defaulting Backstop Commitment Parties or (y) Backstop Commitment Parties whose breach of this Agreement caused its termination by another Party, the Expense Reimbursement pursuant to Section 3.3 (in each case, excluding any such fees or other expenses referenced in this clause (ii) of any (A) Defaulting Backstop Commitment Party or (B) Backstop Commitment Party whose breach of this Agreement caused its termination by another Party); provided that any invoices shall not be required to contain individual time detail. Subject to Section 11.10, nothing in this Section 10.6 shall relieve any Party from liability for its breach of this Agreement.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail, mailed by registered or certified mail or delivered by an express courier to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)	If to a Company Party:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

Attention:         Chief Legal Officer

Email:               ####

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Facsimile: (212) 757-3990

Attention:         Josh Sussberg, P.C.

     Sophia Hudson, P.C.

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       Sharon Freiman

Email:         ####

       ####

       ####

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:   Chad Husnick, P.C.

       Joshua Altman

Email:         ####

       ####

(b) If to the Initial Backstop Commitment Parties (or to any of them), counsel to the Initial Backstop Commitment Parties, the Required Backstop Commitment Parties or any other Person to which notice is to be delivered hereunder, to the address set forth on each such Backstop Commitment Party’s signature page to this Agreement, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Facsimile: (212) 701-5331

Attn:         Eli J. Vonnegut

         Pedro J. Bermeo

         Robert (Bodie) Stewart

         Stephen Ford

Email:       ####

         ####

         ####

         ####

Section 11.2 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company Parties and the Required Backstop Commitment Parties, other than an assignment by a Backstop Commitment Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 11.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article IX with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 11.3 Prior Negotiations; Entire Agreement. (a) This Agreement (including the exhibits, the schedules, and the other documents and instruments referred to herein and in the Transaction Support Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the Transaction Support Agreement will each continue in full force and effect.

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Section 11.4 Governing Law; Venue. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 11.4, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding.

Section 11.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE. Each Party (a) certifies that, as of the date hereof, no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.5.

Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

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Section 11.7 Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument (with email being sufficient) delivered by the Company Parties and the Required Backstop Commitment Parties; provided that, in addition, (a) any proposed amendment that would decrease the Backstop Commitment Percentage (which, for the avoidance of doubt, includes the Backstop Commitment), share of the Backstop Commitment Premium in connection with a pro rata reduction among all Backstop Commitment Parties (at the time directly preceding such amendment) shall require the prior written consent (with email being sufficient) of the Supermajority Backstop Commitment Parties; (b) any proposed modification, amendment, waiver or supplement that would, directly or indirectly, (i) increase the purchase price payable by a Backstop Commitment Party in respect of its New Money Securities (including any Unsubscribed Securities), (ii) increase a Backstop Commitment Party’s Backstop Commitment Percentage (which, for the avoidance of doubt, includes the Backstop Commitment) (iii) decrease the Backstop Commitment Percentage (which, for the avoidance of doubt, includes the Backstop Commitment), share of the Backstop Commitment Premium, on a non-pro rata basis; (iv) otherwise disproportionately and materially adversely affect a Backstop Commitment Party; or (v) modify a Significant Term shall require the prior written consent (with email being sufficient) of each affected Backstop Commitment Party.

Notwithstanding the foregoing, Schedule 1 shall be revised as necessary without requiring a written instrument to reflect conforming changes in the composition of the Backstop Commitment Parties and Backstop Commitment Percentages as a result of Transfers of any applicable Backstop Commitments permitted and consummated in compliance with the terms and conditions of this Agreement.

The terms and conditions of this Agreement (other than the conditions set forth in Section 8.1 and Section 8.4, the waiver of which shall be governed solely by Article VIII) may be waived (a) by the Company Parties only by a written instrument executed by the Company Parties and (b) by the Required Backstop Commitment Parties only by a written instrument executed by the Required Backstop Commitment Parties.

No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.

Section 11.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 11.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

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Section 11.10 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 11.11 No Reliance. No Backstop Commitment Party or any of its Related Parties shall have any duties or obligations to the Backstop Commitment Parties in respect of this Agreement or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Commitment Parties, (b) no Backstop Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Commitment Party, (c) no Backstop Commitment Party or any of its Related Parties shall have any duty to the other Backstop Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Commitment Parties any information relating to the Company Parties that may have been communicated to or obtained by such Backstop Commitment Party or any of its Affiliates in any capacity, (d) no Backstop Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Commitment Party or any Person acting on behalf of such other Backstop Commitment Party may have conducted with respect to the Company Parties or any of their Affiliates or any of their respective securities, and (e) each Backstop Commitment Party acknowledges that no other Backstop Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Securities or Backstop Commitment Percentage of its Backstop Commitment.

Section 11.12 Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding (other than a Legal Proceeding to approve or enforce the terms of this Agreement).

Section 11.13 Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including electronic mail) between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, in each case without representations or warranties of any kind on behalf of such counsel.

Section 11.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 11.14 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

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Section 11.15 Severability. In the event that any one or more of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

WEWORK COMPANIES LLC

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name: Andre Fernandez
Title: Chief Financial Officer

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

[Backstop Commitment Party]

By:
Name:
Title:
Address:
Email address:

[Signature Page to Backstop Commitment Agreement]

Schedule 1

Backstop Commitment Percentages of the Backstop Commitment Parties

Schedule 2

Public Notes

EXHIBIT A

FORM OF JOINDER FOR RELATED PURCHASER

Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among

[____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, WeWork Companies LLC (“WeWork LLC”), WW Co-Obligor Inc. (“Co-Issuer”), and the Backstop Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [•], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Backstop Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Related Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.

Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.

Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 1) to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.

Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement, such principal amount of Unsubscribed Securities as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement.

4.

Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.

Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.

Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is a Related Purchaser of the Transferor and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.

Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction.

8.

Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-1

FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER

Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among

[____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, WeWork Companies LLC (“WeWork LLC”), WW Co-Obligor Inc. (“Co-Issuer”), and the Backstop Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [•], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Backstop Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.

Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.

Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.

Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement, such principal amount of Unsubscribed Securities as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 1 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement.

4.

Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.

Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.

Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and not prior to the date hereof a Backstop Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.

Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction.

8.

Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-2

FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER

Backstop Commitment Agreement (this “Amendment”) dated as of [•], by and among

[____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, WeWork Companies LLC (“WeWork LLC”), WW Co-Obligor Inc. (“Co-Issuer”), and the Backstop Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [•], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Backstop Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee, and the Company Parties covenant and agree as follows:

1.

Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Amendment and are incorporated herein by reference, mutatis mutandis.

2.

Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.

Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement, such principal amount of Unsubscribed Securities as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be decreased after the date hereof, subject to the terms of the Agreement.

4.

Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.

Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.

Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and prior to the date hereof a Backstop Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction.

8.

Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above.

TRANSFEROR:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

Acknowledged and Agreed to:

[•]

listed on Schedule 1 of the Agreement

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER FOR NEW PURCHASER

Joinder to the Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among

[____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, WeWork Companies LLC (“WeWork LLC”), WW Co-Obligor Inc. (“Co-Issuer”), and the Backstop Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [•], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(d) of the Agreement, each Backstop Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any New Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Backstop Commitment Parties; and

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Company Parties;

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.

Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.

Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.

Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement, such principal amount of Unsubscribed Securities as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 1 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement.

4.

Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.

Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Backstop Commitment Parties; (b) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Company Parties; and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.

Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.

Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction.

8.

Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:

[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

Exhibit 10.3

Execution Version

SECURITIES PURCHASE AND COMMITMENT AGREEMENT

This SECURITIES PURCHASE AND COMMITMENT AGREEMENT (this “Agreement”) is entered into this 17th day of March 2023, by and among WEWORK INC., a Delaware corporation (the “WeWork”), WEWORK COMPANIES LLC, a Delaware limited liability company (“Issuer”), WW CO-OBLIGOR INC., a Delaware corporation (“WW Co-Obligor” and, together with Issuer, the “Notes Issuers,”), and the Notes Issuers collectively with WeWork, the “Company Parties”), and the undersigned investor (“Investor”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, (i) on the Equity Transaction Closing Date (as defined below), Investor desires to purchase from the Issuer 35,000,000 shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”) (such Class A Shares purchased pursuant to this Agreement, the “Acquired Shares”), for a purchase price of $1.15 per share, or an aggregate purchase price of $40,250,000.00 (such aggregate purchase price, the “Equity Purchase Price”), and (ii) during the Draw Period (as defined below), Investor desires to provide a commitment (the “Commitment”) to purchase from the Notes Issuers up to $175,000,000.00 in aggregate principal amount (the “Commitment Amount”) of Additional First Lien Notes (as defined below) for a purchase price equal to 100% of the aggregate principal amount then purchased (the “Notes Purchase Price”) upon the Notes Issuers’ election to draw on the Commitment;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, (i) on the Equity Transaction Closing Date, the Issuer desires to issue and sell to Investor the Acquired Shares in consideration of the payment of the Equity Purchase Price by or on behalf of Investor to the Issuer and (ii) during the Draw Period, the Notes Issuers desire to have the right to elect to draw on the Commitment in one or more installments at their sole election, and accordingly to sell to Investor from time to time Additional First Lien Notes in an aggregate principal amount of up to the Commitment Amount at the applicable Notes Purchase Price;

WHEREAS, the Company Parties have (i) entered into that certain Transaction Support Agreement, dated as of March 17, 2023 (including the Term Sheet (as defined below) but not including any amendments or modifications thereto that are adverse to Investor unless consented to in writing by Investor, the “Transaction Support Agreement”), by and among the Company Parties, SoftBank Vision Fund L.P., SoftBank Vision Fund II-2, L.P., StarBright WW LP, SoftBank Group Corp. and the other parties thereto, including the terms and conditions summarized in the term sheet attached to the Transaction Support Agreement (the “Term Sheet”); and (ii) entered into that certain Backstop Commitment Agreement, dated as of March 17, 2023 (not including any amendments or modifications thereto that are adverse to Investor unless consented to in writing by Investor, the “Backstop Commitment Agreement”), by and among the Company Parties and the other parties thereto; and

WHEREAS, the Securities (as defined below) will be issued and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. PURCHASE OF THE ACQUIRED SHARES. On the terms and subject to the conditions set forth in this Agreement, on the Equity Transaction Closing Date, Investor hereby agrees to purchase, and the Issuer hereby agrees to issue and sell to Investor, the Acquired Shares, upon the payment of the Equity Purchase Price pursuant to Section 3 (the “Equity Transaction”). If, during the period between the date hereof and the Equity Transaction Closing Date, any change in the outstanding shares of capital stock of WeWork shall occur as a result of any stock split (including reverse stock split), exchange or readjustment of shares, subdivision or other similar transaction, the number of Acquired Shares shall be appropriately adjusted to reflect the effect of such event.

2. DEBT COMMITMENT.

(a) On the terms and subject to the conditions set forth in this Agreement, including the delivery of one or more Draw Notices (as defined below), at any time during the period from and including the Business Day prior to the Equity Transaction Closing Date and ending 12 months following the Equity Transaction Closing Date (the “Draw Period”), the Notes Issuers may determine to issue and sell to Investor, and Investor agrees to purchase from the Notes Issuers, from time to time, at the Notes Purchase Price, up to $175,000,000.00 in aggregate principal amount of first lien notes (the “Additional First Lien Notes” and, together with the Acquired Shares, the “Securities”) (the “Notes Transaction” and, together with the Equity Transaction, the “Cupar Transactions”), as its own separate series of notes under the indenture governing the first lien notes (the “First Lien Notes”) to be issued by the Notes Issuers (which indenture will be in substantially the same form as that certain Senior Secured Notes Indenture dated as of January 3, 2023, by and among the Notes Issuers and U.S. Bank Trust Company, National Association, as trustee and collateral agent, pursuant to which the Notes Issuers have issued $250,000,000 in aggregate principal amount of Senior Secured Notes due 2025, with such other changes as are contemplated by the Transaction Support Agreement and Term Sheet) as part of the transactions contemplated by the Transaction Support Agreement, the Term Sheet, the Backstop Commitment Agreement and the Exchange Offer (as defined in the Backstop Commitment Agreement) (collectively with the Cupar Transactions, the “Transactions”). “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

(b) In order to draw on the Commitment, the Notes Issuers shall provide written notice (each such notice, a “Draw Notice”) to Investor of their request to draw on the Commitment or any portion thereof and, accordingly, to sell Additional First Lien Notes to Investor. The Draw Notice shall specify (i) the aggregate principal amount of Additional First Lien Notes requested to be sold by the Notes Issuers and purchased by Investor and (ii) the requested issuance date for such Notes, which date shall be no sooner than five Business Days following the delivery of the Draw Notice unless otherwise mutually agreed by the Notes Issuers and Investor (each such date, a “Notes Transaction Closing Date”).

(c) As consideration for the issuance and sale of the Additional First Lien Notes, the Company Parties shall pay, or cause to be paid, an aggregate premium of 12.5% on the last $50,000,000 of the Commitment Amount (the “Specified Commitment”) to be drawn by the Note Issuers pursuant to the terms hereof, payable in kind in the form of additional principal amount of Additional First Lien Notes (such amount, the “Commitment Premium”). The Note Issuers shall satisfy their obligation to pay the Commitment Premium by issuing the principal amount of Additional First Lien Notes (in each case rounding down to the applicable minimum denomination to avoid fractional notes) to Investor on each applicable Note Transaction Closing Date on which the Note Issuers draw on the Specified Commitment in amount equal to the product of (i) 12.5% multiplied by (ii) the amount of the Specified Commitment drawn by the Note Issuers on such Note Transaction Closing Date. For the avoidance of doubt, if the Commitment Amount drawn by the Note Issuers pursuant to the terms hereof is less than $125,000,000, then no Commitment Premium shall be payable by the Note Issuers.

(d) Expense Reimbursement. Whether or not the transactions contemplated hereunder are consummated, the Company Parties agree to pay all of the reasonable and documented out-of-pocket fees and expenses incurred by Investor before, on or after the date hereof until the termination of this Agreement in accordance with its terms, including: (i) the reasonable and documented fees and expenses of Cooley LLP, counsel to Investor, in connection with the Transactions; (ii) all filing fees or other costs or fees associated with the matters contemplated by Section 4(mm) in connection with the Transactions and all reasonable and documented out-of-pocket expenses of Investor related thereto, (iii) all reasonable and documented out-of-pocket fees and expenses incurred in connection with Investor’s initial filings on Schedule 13D, Schedule 13G or Form 3, in each case, promulgated under the Exchange Act as a result of the Transactions (iv) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement (including, without limitation, filings in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”)), (v) the reasonable and documented fees, costs and expenses incurred in connection with the issuance of the Initial Letter of Credit (as defined below) and any Subsequent Letters of Credit (as defined below); and in each case, that have been paid or are payable by Investor (such payment obligations set forth above, collectively, the “Expense Reimbursement”). Notwithstanding anything to the contrary in this Agreement, this Section 2(d) and Section 2(e) shall survive the termination of this Agreement.

(e) The Expense Reimbursement as described in Section 2(d) and this Section 2(e) shall be paid in cash in accordance with the terms herein. The Expense Reimbursement shall be paid when due (for the avoidance of doubt, (x) in no event shall such invoices be due earlier than ten days after receipt thereof and (y) the invoices that shall set forth such Expense Reimbursements shall not include time details). The Expense

2

Reimbursement accrued thereafter shall be payable by the Company Parties promptly when due. “Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Unit (as defined below) in the nature of a tax, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges in the nature of tax paid to a Governmental Unit (whether payable directly or by withholding and whether or not requiring the filing of a return), and including all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon. “Governmental Unit” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, any other U.S. or non-U.S. court or arbitrator, or any self-regulatory organization (including the New York Stock Exchange).

(f) Tax Treatment. The parties hereto (and any transferee) agree that, for U.S. federal income tax purposes, the Commitment Premium and the Expense Reimbursement are intended to be treated as a premium paid in respect of the issuance or termination of a put option in respect of the Additional First Lien Notes (whether under the general rules applicable to the purchase and sale of options or under the authority of Revenue Ruling 81-160, 1981-1 C.B. 312) and shall report the payment and receipt of the Commitment Premium and Expense Reimbursement in a manner consistent with such intention for all relevant Tax purposes, and take no position inconsistent with such treatment (whether in audits, tax returns or otherwise) unless otherwise required by a determination that is “final” within the meaning of Section 1313 of the Code (or similar provision of state or local law).

(g) Backstop Letter of Credit. On or prior to the Equity Transaction Closing Date, Investor shall provide a letter of credit naming Issuer, WW Co-Obligor or the Notes Issuers as beneficiary(ies) in an aggregate principal amount equal to the Commitment Amount issued by a commercial bank that is rated BBB- or higher by Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto) or Baa3 or higher by Moody’s Investors Service, Inc. (or any successor thereto) and domiciled in the United States (such letter of credit, the “Initial Letter of Credit”). If Investor does not complete its purchase of the Additional First Lien Notes specified in a Draw Notice provided pursuant to Section 2(b) within three Business Days following the Notes Transaction Closing Date specified in the relevant Draw Notice, the Notes Issuers shall be entitled to draw upon the Initial Letter of Credit in the amount corresponding to the requested amount of Additional First Lien Notes set forth in the relevant Draw Notice; provided that if the Notes Issuers have requested Investor to purchase Additional First Lien Notes in an aggregate amount of less than the Commitment Amount, the Notes Issuers shall within three Business Days of the most recent Notes Transaction Closing Date either, at Investor’s option, (i) provide a notice of reduction to the issuer of the Initial Letter of Credit reducing the aggregate principal amount of the Initial Letter of Credit by the amount of the Additional First Lien Notes issued on the most recent Notes Transaction Closing Date or (ii) return the Initial Letter of Credit to Investor. Within ten Business Days following the return of the Initial Letter of Credit (or such later date as mutually agreed by the Notes Issuers and Investor), Investor shall provide a letter of credit that would otherwise satisfy the requirements of the first sentence of this Section 2(g) naming Issuer, WW Co-Obligor or the Notes Issuers as beneficiary(ies) in an aggregate principal amount of the Commitment Amount less the aggregate amount of Additional First Lien Notes purchased by Investor pursuant to Section 2(a) (any such letters of credit issued pursuant to this sentence, a “Subsequent Letter of Credit”). With respect to subsequent Draw Notices, the Notes Issuers shall follow the process outlined above for the Initial Letter of Credit to, at Investor’s election, (i) reduce the aggregate principal amount of the Initial Letter of Credit or (ii) return any Subsequent Letter of Credit.

3. EQUITY TRANSACTION CLOSING AND NOTES TRANSACTION CLOSING.

(a) Subject to the satisfaction or waiver of the conditions set forth in Section 3(d), the closing of the Equity Transaction contemplated hereby (the “Equity Transaction Closing”) shall occur substantially concurrently with the consummation of the Transactions contemplated by the Transaction Support Agreement and the Term Sheet, or on such other date as the Issuer and Investor may mutually agree in writing (such date, the “Equity Transaction Closing Date”). On the Equity Transaction Closing Date, Investor shall deliver to the Issuer (A) the Equity Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer and (B) a duly completed and executed IRS Form W-9. Upon Issuer’s receipt of the Equity Purchase Price, the Issuer shall issue to Investor the Acquired Shares in book-entry form and, as promptly as practicable after the Equity Transaction Closing, evidence from the Issuer’s transfer agent of the issuance to Investor of the Acquired Shares on and as of the Equity Transaction Closing Date.

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(b) Subject to the satisfaction or waiver of the conditions set forth in Section 3(e), the sale to and purchase by Investor of any Additional First Lien Notes with respect to a Draw Notice shall occur at a closing (each, a “Notes Transaction Closing”) on the applicable Notes Transaction Closing Date. On the applicable Notes Transaction Closing Date, Investor shall deliver to the Notes Issuers (A) the applicable Notes Purchase Price set forth in the applicable Draw Notice by wire transfer of United States dollars in immediately available funds to the account specified by the Notes Issuers and (B) a duly completed and executed IRS Form W-9 (if necessary). Upon receipt of the applicable Notes Purchase Price on the applicable Notes Transaction Closing Date, the Notes Issuers shall issue and deliver to Investor the Additional First Lien Notes to be purchased by Investor, through the facilities of The Depository Trust Company (“DTC”) in an aggregate principal amount as set forth in the applicable Draw Notice; provided, however, that to the extent DTC does not permit the Additional First Lien to be deposited through its facilities, such securities will be delivered, at Investor’s option, in book entry form on the register of the Company Parties’ agent (which may be the Trustee or any other agent appointed by the Company pursuant to the indenture governing the Additional First Lien Notes) or in the form of physical notes to the account of Investor.

(c) (i) Each book entry entitlement for the Acquired Shares shall contain a restrictive legend in substantially the following form (the “Shares Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS AND MAY NOT UNDER ANY CIRCUMSTANCES BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR (II) APPLICABLE QUALIFICATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS.”

(ii) Each book entry entitlement for the Additional First Lien Notes shall contain the restrictive legends (the “Notes Legends” and together with the Shares Legend, the “Legends”) as set forth in the indenture governing the Additional First Lien Notes.

(d) The Equity Transaction Closing shall be subject to the satisfaction or waiver by the Issuer or Investor, as applicable, of each of the following conditions:

(i) solely with respect to the Issuer’s obligations to close the Equity Transaction, Investor shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement (taken as a whole) to be performed or complied with by it at or prior to the Equity Transaction Closing;

(ii) to the extent applicable, any waiting period (and any extension thereof) applicable to the Equity Transaction under the HSR Act shall have been terminated or shall have expired;

(iii) solely with respect to Investor’s obligations to close the Equity Transaction, the Exchange Offer (as defined in the Backstop Commitment Agreement) shall have been consummated or shall be consummated substantially concurrent with the Equity Transaction Closing, in all material respects, in accordance with the confidential offering memorandum and consent solicitation statement ( in form and substance reasonably acceptable to Investor, the “Offering Memorandum”), and the Settlement Date (as set forth in the Offering Memorandum) shall have occurred or shall occur substantially concurrently with the Equity Transaction Closing;

(iv) solely with respect to Investor’s obligations to close the Equity Transaction, the Transactions have been consummated;

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(v) solely with respect to Investor’s obligations to close the Equity Transaction, the Company Parties shall have paid (or such amounts shall be paid concurrently with the Equity Transaction Closing) all unpaid Expense Reimbursement invoiced at least three Business Days prior to the Equity Transaction Closing Date pursuant to Section 2(d) and Section 2(e) as required in accordance with the terms of this Agreement;

(vi) all governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Transactions shall have been made or received;

(vii) no law or order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Transactions;

(viii) solely with respect to Investor’s obligations to close the Equity Transaction, the representations and warranties of the Company Parties contained in Sections 4(a) (Organization and Qualification), 4(b) (Corporate Power and Authority), 4(c) (Execution and Delivery; Enforceability), 4(d) (Authorized and Issued Capital Shares), 4(e) (Issuance), 4(g) (No Conflict), 4(p) (No Violation; Compliance with Laws), 4(dd) (No Unlawful Payments), 4(ee) (Compliance with Money Laundering Laws), 4(ff) (Compliance with Sanctions Laws), 4(hh) (Investment Company Act), 4(mm) (Security Documents; Intercreditor Agreement) and 4(nn) (Solvency of Issuer) shall be true and correct in all respects on and as of the date of this Agreement and the Equity Transaction Closing Date with the same effect as if made on and as of the Equity Transaction Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(ix) solely with respect to Investor’s obligations to close the Equity Transaction, the representations and warranties of the Company Parties contained in this Agreement (other than those referred to in subsection (viii) above) shall be true and correct on and as of the date of this Agreement and the Equity Transaction Closing Date with the same effect as if made on and as of the Equity Transaction Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(x) solely with respect to Investor’s obligations to close the Equity Transaction, the Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Equity Transaction Closing Date;

(xi) solely with respect to Investor’s obligations to close the Equity Transaction, since the date hereof, there shall not have occurred, and there shall not exist, (A) any event, development, occurrence or change that constitutes an Issuer Material Adverse Effect, or (B) any default or event of default under any Material Contract (as defined in the Backstop Commitment Agreement), including any Default or Event of Default (as each is defined under the Credit Facility) that has occurred and is continuing under any Credit Facility (as defined in the Backstop Commitment Agreement), to the extent such default or event of default has not been expressly waived or cured pursuant to the relevant documents;

(xii) solely with respect to Investor’s obligations to close the Equity Transaction, Investor shall have received on and as of the Equity Transaction Closing Date a certificate of the chief executive officer or chief financial officer of the Issuer confirming that the conditions set forth in Sections 3(d)(viii), (ix), (x), and (xi) have been satisfied;

(xiii) solely with respect to Investor’s obligations to close the Equity Transaction, execution and delivery of all documents governing or otherwise relating to the Transactions, including, those defined as Definitive Documents in the Transaction Support Agreement (the “Definitive Documents”), in each case, shall be consistent with the terms of the Transaction Support Agreement, including the Term Sheet, and reasonably acceptable in form and substance to Investor and any reasonable proposed changes to any such Definitive Documents by Investor shall be provided promptly to the Issuer following receipt of drafts thereof and prior to finalization of such Definitive Documents;

(xiv) the Backstop Commitment Agreement and Transaction Support Agreement shall be in full force and effect and shall not have been terminated;

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(xv) solely with respect to Investor’s obligations to close the Equity Transaction, each of the Transactions has been consummated pursuant to the applicable terms of this Agreement, the Transaction Support Agreement, the Term Sheet, the Backstop Commitment Agreement, the Offering Memorandum and the other Definitive Documents;

(xvi) delivery of such other information or documents that are necessary to consummate the transactions contemplated hereby;

(xvii) solely with respect to Investor’s obligations to close the Equity Transaction, the Equity Transaction Closing Date shall have occurred by (x) 11:59 p.m., New York City time on June 30, 2023 or (y) by such later date as agreed to by Investor and the Company Parties) (the “Equity Transaction Outside Date”);

(xviii) solely with respect to the Issuer’s obligations to close the Equity Transaction, on or prior to the Equity Transaction Closing Date, Investor shall have provided the Initial Letter of Credit to one of the Note Issuers; and

(xix) solely with respect to Investor’s obligations to close the Equity Transaction, Investor shall have received a determination from the board of directors of WeWork that each of Investor and its affiliates is an “Exempt Person” pursuant to a stockholder rights agreement, to be adopted by WeWork following designed to protect the WeWork’s U.S. tax attributes (including net operating loss carryforwards) and the dividend or distribution of rights to purchase equity securities (or securities convertible into equity securities) of WeWork pursuant to such stockholder rights agreement and the transactions contemplated thereby (a “Rights Plan”);

(e) Each Notes Transaction Closing shall be subject to the satisfaction on or before each applicable Notes Transaction Closing Date, or waiver by the Notes Issuers or Investor, as applicable, of each of the following conditions:

(i) solely with respect to the Notes Issuers’ obligations to close the applicable Notes Transaction, Investor shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement (taken as a whole) to be performed or complied with by it at or prior to the applicable Notes Transaction Closing Date;

(ii) solely with respect to Investor’s obligations to close the applicable Notes Transaction, the Exchange Offer (as defined in the Backstop Commitment Agreement) shall have been consummated, in all material respects, in accordance with the Offering Memorandum, in form and substance reasonably acceptable to Investor;

(iii) solely with respect to Investor’s obligations to close the applicable Notes Transaction, the Company Parties shall have paid (or such amounts shall be paid concurrently with the Notes Transaction Closing) all Expense Reimbursement invoiced at least three Business Days prior to the Notes Transaction Closing Date pursuant to Section 2(d) and Section 2(e) as required in accordance with the terms of this Agreement;

(iv) all governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Transactions shall have been made or received;

(v) no law or order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Transactions;

(vi) solely with respect to Investor’s obligations to close the applicable Notes Transaction, the representations and warranties of the Company Parties contained in Sections 4(a) (Organization and Qualification), 4(b) (Corporate Power and Authority), 4(c) (Execution and Delivery; Enforceability), 4(d) (Authorized and Issued Capital Shares), 4(e) (Issuance), 4(g) (No Conflict), 4(p) (No Violation; Compliance with Laws), 4(dd) (No Unlawful Payments), 4(ee) (Compliance with Money Laundering Laws), 4(ff) (Compliance with Sanctions Laws), 4(hh) (Investment Company Act), 4(mm) (Security Documents; Intercreditor Agreement) and 4(nn) (Solvency of Issuer) shall be true and correct in all respects on and as of the date of this Agreement and the Notes Transaction Closing Date with the same effect as if made on and as of the Notes Transaction Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

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(vii) solely with respect to Investor’s obligations to close the applicable Notes Transaction, the representations and warranties of the Company Parties contained in this Agreement (other than those referred to in subsection vi above) shall be true and correct on and as of the date of this Agreement and the Notes Transaction Closing Date with the same effect as if made on and as of the Notes Transaction Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date);

(viii) solely with respect to Investor’s obligations to close the applicable Notes Transaction, the Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Notes Transaction Closing Date;

(ix) solely with respect to Investor’s obligations to close the applicable Notes Transaction, since the date hereof, there shall not have occurred, and there shall not exist, (A) any event, development, occurrence or change that constitutes an Issuer Material Adverse Effect, or (B) any default or event of default under any Material Contract (as defined in the Backstop Commitment Agreement), including any Default or Event of Default (as each is defined under the Credit Facility) that has occurred and is continuing under any Credit Facility (as defined in the Backstop Commitment Agreement), to the extent such default or event of default has not been expressly waived or cured pursuant to the relevant documents;

(x) solely with respect to Investor’s obligations to close the applicable Notes Transaction, Investor shall have received on and as of the Notes Transaction Closing Date a certificate of the chief executive officer or chief financial officer of the Issuer confirming that the conditions set forth in Sections 3(e)(vi), (vii), (viii), and (ix), have been satisfied;

(xi) the Closing Date as defined in the Transaction Support Agreement shall have occurred;

(xii) solely with respect to Investor’s obligations to close the applicable Notes Transaction, each of the Transactions has been consummated pursuant to the applicable terms of this Agreement, the Transaction Support Agreement, the Term Sheet, the Backstop Commitment Agreement, the Offering Memorandum and the Definitive Documents;

(xiii) delivery of such other information or documents that are necessary to consummate the transactions contemplated hereby;

(xiv) the Equity Transaction Closing Date shall have occurred;

(xv) solely with respect to Investor’s obligations to close the applicable Notes Transaction, execution and delivery of all Definitive Documents shall be consistent with the terms of the Transaction Support Agreement, including the Term Sheet, and reasonably acceptable in form and substance to Investor and any reasonable proposed changes to any such Definitive Documents by Investor shall be provided promptly to the Issuer following receipt of drafts thereof and prior to finalization of such Definitive Documents;

(xvi) any Notes Transaction Closing Date shall have occurred within 12 months of the Equity Transaction Closing Date, or by such later date as agreed to by Investor and the Company Parties) (the “Notes Transaction Outside Date”), provided that if a Draw Notice is delivered prior to the Notes Transaction Outside Date, such Notes Transaction Closing Date may fall after the Notes Transaction Outside Date;

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(xvii) Investor shall have received a Draw Notice in accordance with the terms of this Agreement;

(xviii) Upon each Notes Transaction Closing Date, the terms of the Additional First Lien Notes shall conform in all respects to the terms described in the Offering Memorandum; and

(xix) to the extent applicable, the Company Parties shall have paid (or such amounts shall be paid concurrently with the applicable Note Transaction Closing) to the Investor the Commitment Premium as set forth in Section 2(c).

At or prior to the Equity Transaction Closing or the applicable Notes Transaction Closing, as applicable, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably mutually deem to be practical and necessary in order to consummate the Cupar Transactions as contemplated by this Agreement.

“Issuer Material Adverse Effect” means any event, which individually, or together with all other events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, operations, assets, properties, or financial condition of the Company Parties, taken as a whole, or (b) the ability of the Company Parties, taken as a whole, to perform their respective obligations under, or to consummate the Transactions, in each case, except to the extent such event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) [Reserved]; (ii) any changes after the date hereof in applicable law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement, the Transaction Support Agreement or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Transactions; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) [Reserved]; (vi) any action taken at the express written request of Investor or taken by Investor, including any breach of this Agreement by Investor; (vii) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); or (viii) any events or developments arising from or related to the breach of this Agreement by Investor; provided that the exceptions set forth in clauses (i), (ii) and (v) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by Investor of the Cupar Transactions on a timely basis or (ii) the compliance by Investor with its obligations under this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY PARTIES. Except as disclosed in all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the Securities and Exchange Commission by the Company Parties’ (the “SEC Documents”) and publicly available on the United States Securities and Exchange Commission’s (the “Commission”) Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof, each of the Company Parties, jointly and severally, on the date hereof and on each date for which a Draw Notice is delivered, each of the Issuer, WeWork and WW Co-Obligor, as applicable, represents and warrants to Investor the following. Capitalized terms used in this Section but not otherwise defined herein shall have the meanings ascribed to such terms in the Backstop Commitment Agreement.”

(a) Organization and Qualification. Each Company Party is duly organized and is validly existing and in good standing (or, if applicable, the equivalent in the applicable jurisdiction) under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing (or, if applicable, the equivalent in the applicable jurisdiction) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct its business as described or incorporated by reference in the SEC Documents, except where the failure to be so qualified, in good standing or have such power or authority would not have an Issuer Material Adverse Effect.

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Each Company Party is the record and beneficial owner of and has good and valid title to all of the issued and outstanding equity ownership interest of each of its respective Subsidiaries (the “Subsidiary Interests”) free and clear of all Liens (other than Permitted Liens, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subsidiary Interests other than transfer restrictions imposed by applicable law). All of the issued and outstanding Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable (if such concepts apply). Other than with respect to Latam Co. B.V. and WeWork Japan GK, there are no: (i) outstanding securities convertible or exchangeable into Subsidiary Interests; (ii) options, warrants, phantom equity rights, notional interests, profits interests, calls, equity equivalents, restricted equity, performance equity, profit participation rights, stock appreciation rights, redemption rights or subscriptions or other rights, agreements or commitments obligating any subsidiary to issue, transfer or sell any Subsidiary Interests; (iii) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer or other disposition of Subsidiary Interests; or (iv) outstanding obligations of any Company Party to repurchase, redeem or otherwise acquire any Subsidiary Interests.

(b) Corporate Power and Authority. Each Company Party has full right, power and authority to execute and deliver this Agreement, the Transaction Support Agreement, the Backstop Commitment Agreement and the Definitive Documents (collectively, the “Transaction Documents”), to the extent a party thereto, and to perform its respective obligations hereunder and thereunder; and all action required to be taken by each Company Party for the due and proper authorization, execution and delivery of each of the Transaction Documents, to the extent a party thereto, and the consummation by each Company Party of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Equity Transaction Closing Date.

(c) Execution and Delivery; Enforceability. This Agreement and each other Definitive Document has been, or will be on the Equity Transaction Closing Date, duly executed and delivered by each Company Party, to the extent a party thereto. Each Company Party’s obligations hereunder and under each other Definitive Document constitute, or will constitute, the valid and legally binding obligations of such Company Party enforceable against such Company Party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(d) Authorized and Issued Capital Shares. (i) WeWork has an authorized capitalization, and all of the issued shares of capital stock of WeWork have been duly and validly authorized and issued and are fully paid and non-assessable, and conform to the description of the stock contained in the SEC Documents; and (ii) all of the issued shares of capital stock or other equity interests, as applicable, of each Subsidiary of WeWork have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by WeWork, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Company Parties’ existing secured indebtedness described in the SEC Documents); and, (iii) the stockholders of WeWork have no warrants, options, subscriptions, convertible or exchange securities or preemptive or similar rights in respect of its capital stock. As of December 31, 2022, the authorized capital stock of the Issuer consisted of (i) 1,500,000,000 Class A Shares, of which 711,106,483 were issued and outstanding, (ii) 25,041,666 shares of Class C common stock, par value $0.0001 per share, of which 19,938,089 were issued and outstanding and (iii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were issued and outstanding. Except for this Agreement and as disclosed in publicly available information, including the SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities, other than in connection with the transactions contemplated by the Transaction Support Agreement and the Term Sheet, or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Issuer is a party obligating the Issuer to issue, transfer or sell any shares or other equity interests of the Issuer or securities convertible into, exchangeable or exercisable for such shares or equity interests of the Issuer.

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(e) Issuance. The Acquired Shares have been duly authorized by the Issuer and, when issued and delivered to Investor against full payment therefor in accordance with the terms of this Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware or pursuant to any agreement or other instrument to which the Issuer is a party or by which it is otherwise bound. On the applicable Notes Transaction Closing Date, (i) the indenture governing the applicable Additional First Lien Notes, (ii) the certificate representing the applicable Additional First Lien Notes and (iii) the guarantees in respect thereof shall have been duly authorized, executed and delivered by the Notes Issuers and will be valid and binding obligations of the Notes Issuers and, assuming the due authorization, execution and delivery thereof by the applicable trustee and collateral agent, as applicable, shall be enforceable against the Notes Issuers in accordance with their respective terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (B) principles of equity, whether considered at law or equity.

(f) Reserve Regulations. None of the Company Parties or any of their respective Subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance, sale and delivery of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(g) No Conflict. The execution, delivery and performance by the Company Parties of each of the Transaction Documents to which it is a party, and compliance by the Company Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (i) with respect to the Equity Transaction and the WeWork only, will be conducted in accordance with the rules and regulations of the New York Stock Exchange (“NYSE”) or the rules of such other applicable stock exchange on which the Issuer’s Class A Shares are then listed and (ii) do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, acceleration or require a consent, approval or other authorization, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any Company Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which each such Company Party is a party or by which each such Company Party is bound or to which any of the property or assets of each such Company Party is subject; (B) the organizational documents of each such Company Party; or (C) result in the violation of any law or any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except, that , in the cases of clause of clauses (A) and (C) above, for any such conflict breach, violation, default , lien charge or encumbrance that would not be reasonably excepted to have an Issuer Material Adverse Effect.

(h) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company Parties of each of the Transaction Documents to which each is a party, and compliance by the Company Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as described or incorporated by reference in the SEC Documents, (ii) as may be required under applicable state securities laws and applicable rules and regulations under such laws in connection with the purchase of the Acquired Shares or the First Lien Notes, or (iii) such consents, approvals, authorizations, orders and registrations or qualifications that, if not obtained, would not reasonably expected to have an Issuer Material Adverse Effect.

(i) Registration and Listing. The Class A Shares currently are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of Issuer, threatened in writing against the Issuer by NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on NYSE. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on NYSE.

(j) No Registration. Assuming the accuracy of Investor’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer, sale or issuance, as applicable, of (i) the Acquired Shares by the Issuer to Investor and (ii) the Additional First Lien Notes by the Notes Issuers to Investor, in each case in the manner contemplated by this Agreement.

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(k) No Solicitation. Neither the Company Parties nor any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the Transactions.

(l) Arms’-Length. The Company Parties agree that Investor is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of any Company Party and Investor is not advising any Company Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

(m) Financial Statements. The (i) audited consolidated balance sheets of the Company Parties as of December 31, 2021, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2021 and the related notes thereto as filed in the Company Parties’ Annual Report on Form 10-K for such year, and (ii) the unaudited consolidated balance sheets of the Company Parties as of September 30, 2022 and the related consolidated statements of operations, comprehensive income (loss) changes in stockholders’ equity and of cash flows as filed in the Company Parties’ applicable Quarterly Reports on Form 10-Q for such quarters (collectively, the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company Parties and their consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified, subject to customary year-end audit adjustments and the absence of certain footnotes in the case of the unaudited quarterly financial statements. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) as applied on a consistent basis throughout the periods covered thereby (except as disclosed therein).

(n) SEC Documents. Since December 31, 2021, the Company Parties have filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such SEC Documents. No SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) Absence of Certain Changes. Since December 31, 2021, no event, development, occurrence or change has occurred or exists that constitutes an Issuer Material Adverse Effect.

(p) No Violation; Compliance with Laws. None of the Company Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Company Party is a party or by which the any Company Party is bound or to which any property or asset of any Company Party is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) except as would not reasonably expected to have, an Issuer Material Adverse Effect.

(q) [Reserved]

(r) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company Parties or any of their Subsidiaries is a party or to which any property of the Company Parties or any of their Subsidiaries is subject (“Legal Proceedings”) that if determined adversely to the Company Parties or any of their Subsidiaries, would reasonably be expected to have an Issuer Material Adverse Effect; and no such Legal Proceedings are threatened in writing by any governmental or regulatory authority or other person that would reasonably be expected to have an Issuer Material Adverse Effect.

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(s) Labor Relations. No labor disturbance by or dispute with employees of the Company Parties or any of their Subsidiaries exists or, to the knowledge of the Company Parties, is contemplated or threatened and none of the Company Parties is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company Parties’ or any of the Company Parties’ Subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have an Issuer Material Adverse Effect. Neither the Company Parties nor any of their Subsidiaries has received written notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(t) Intellectual Property. (i) The Company Parties and their Subsidiaries own, have the right to use or can obtain on reasonable terms the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have an Issuer Material Adverse Effect; (ii) the Company Parties and their Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except where the conflict would not reasonably be expected to have an Issuer Material Adverse Effect; (iii) the Company Parties and their Subsidiaries have not received any written notice of any claim relating to Intellectual Property that would reasonably be expected to have an Issuer Material Adverse Effect; and (iv) to the knowledge of the Company Parties, the Intellectual Property of the Company Parties and their Subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except as would not reasonably be expected to have an Issuer Material Adverse Effect.

(u) Title to Real and Personal Property. Except as has not had, and would not reasonably be expected to have an Issuer Material Adverse Effect, (i) the Company Parties and their Subsidiaries have good and marketable title to, or a valid leasehold interest in, all real and personal property, machinery, equipment and other tangible assets of the business necessary for the conduct of the business as presently conducted by the Company Parties and their Subsidiaries, free and clear of any and all Liens (other than Permitted Liens) and (ii) all tangible property and assets (x) are in the possession or control of the Company Parties and their Subsidiaries; and (y) are in good and operable condition and repair, reasonable wear and tear excepted.

(v) No Undisclosed Relationships. Except as contemplated by the provisions of the Transaction Documents and the offering contemplated hereby, no relationship, direct or indirect, exists between or among the Company Parties or any of their Subsidiaries, on the one hand, and the directors, officers, stockholders or other Affiliates of the Company Parties or any of their Subsidiaries, on the other, that is material and would be required by the Securities Act to be described in a registration statement on Form S-1 filed with the Commission, that is not so described or incorporated by reference in the SEC Documents.

(w) Licenses and Permits. The Company Parties and their Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in the SEC Documents, except where the failure to possess or make the same would not, have an Issuer Material Adverse Effect; and except as described or incorporated by reference in the SEC Documents, neither the Company Parties nor any of their Subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, other than any revocation or modification or non-renewal that would not reasonably be expected to have an Issuer Material Adverse Effect.

(x) Environmental. Other than exceptions to any of the following that would not reasonably be expected to have an Issuer Material Adverse Effect, no Company Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of its business; or (ii) has become subject to any pending or threatened Environmental Liability, (iii) to the Company Parties’ knowledge, no Hazardous Materials has been Released on, at, to, under, in or from any Real Property, and (iv) to the Company Parties’ knowledge, there are no existing facts or circumstances (including any presence or Release of Hazardous Materials at any real property formerly owned, leased, or operated by any Company Party) that are reasonably likely to give rise to any Environmental Liability of any Company Party.

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(y) Tax Matters. The Company Parties and their Subsidiaries have paid all federal, state, local and foreign taxes, other than those being contested in good faith and for which the Company Parties have established adequate reserves in accordance with GAAP, and filed all tax returns required to be paid or filed through the date hereof, except where the failure to do so would not reasonably be expected to have an Issuer Material Adverse Effect; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company Parties or any of their Subsidiaries or any of their respective properties or assets, except where such deficiency would not reasonably be expected to have an Issuer Material Adverse Effect.

(z) Employee Benefit Plans. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA, for which the Company would have any liability, whether directly or through any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company Parties nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans subject to Title IV of ERISA by the Company Parties and their Controlled Group affiliates in the current fiscal year of the Company Parties and their Controlled Group affiliates compared to the amount of such contributions made in the Company Parties’ and their Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company Parties and their Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company Parties and their Subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not reasonably be expected to have an Issuer Material Adverse Effect.

(aa) Internal Control Over Financial Reporting. WeWork and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, WeWork’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. WeWork and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of WeWork and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of WeWork and its Subsidiaries are being made only in accordance with authorizations of its management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of WeWork and its Subsidiaries’ assets that could have a material effect on the financial statements. There are no material weaknesses in WeWork and its Subsidiaries’ internal controls.

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(bb) Disclosure Controls and Procedures. WeWork and its Subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by WeWork in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to WeWork’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. WeWork and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(cc) Material Contracts. All Material Contracts are valid, binding and enforceable by and against each Company Party, to the extent a party thereto, and to the knowledge of each Company Party each other party thereto (except where the failure to be valid, binding or enforceable would not constitute an Issuer Material Adverse Effect), and, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any Company Party (except where such termination would not reasonably be expected to have an Issuer Material Adverse Effect). None of the Company Parties nor, to the knowledge of any Company Party, any other party to any Material Contract, is in default or breach under the terms thereof, in each case, except for such instances of default or breach that would not reasonably be expected to have an Issuer Material Adverse Effect.

(dd) No Unlawful Payments. Neither the Company Parties nor any of their Subsidiaries nor any director or officer of the Company Parties or any of their Subsidiaries, nor, to the knowledge of the Company Parties, any agent, affiliate or employee of the Company Parties or any of their Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other anti-bribery or anti-corruption law applicable to the Company or any of its Subsidiaries; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company Parties and their Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Money Laundering Laws. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organised and Serious Crime Ordinance (Chapter 455 of the Laws of Hong Kong) and Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable money laundering statutes of all other jurisdictions where the Company Parties or any of their Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company Parties or any of their Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties or any of their Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened.

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(ff) Compliance with Sanctions Laws. Neither the Company Parties nor any of their Subsidiaries nor any of their directors or officers nor, to the knowledge of the Company Parties, any agent, affiliate or employee of the Company Parties or any of their Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), nor are the Company Parties or any of their Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic and Luhansk People’s Republic, the Crimea and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company Parties and their Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or in or with any Sanctioned Country.

(gg) No Broker’s Fees. Except for any fees paid to PJT Partners LP as dealer manager of the Exchange Offer and Consent Solicitation (as defined in the Backstop Agreement) and pursuant to that certain engagement letter, dated March 15, 2023, by and among WeWork, WeWork Companies LLC and Lincoln International LLC, neither the Company Parties nor any of their Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh) Investment Company Act. None of the Company Parties is, and after giving effect to the offering and sale of the securities pursuant to the Transactions as contemplated by this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ii) Insurance. The Company Parties and their Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company Parties’ reasonable judgment, adequate to protect the Company Parties and their Subsidiaries and their respective businesses; and neither the Company Parties nor any of their Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have an Issuer Material Adverse Effect.

(jj) No Undisclosed Material Liabilities. There are no liabilities or obligations of any Company Party of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (i) liabilities or obligations disclosed and provided for in the Financial Statements; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the Financial Statements; (iii) liabilities or obligations that would not reasonably be expected to have an Issuer Material Adverse Effect; and (iv) liabilities or obligations that would not be required to be set forth or reserved for on a balance sheet of the Company Parties (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice; it being understood that for purposes of this clause section, any contract, agreement or understanding with any Person providing for a payment (in cash or otherwise) in excess of $5.0 million in connection with any of the transactions contemplated under the Transaction Support Agreement, the Backstop Commitment Agreement, or this Agreement (other than any contract, agreement, understanding or other transaction specifically contemplated by this Agreement, the Transaction Support Agreement, the Backstop Commitment Agreement, and any other Definitive Documents) shall not be deemed to have been incurred in the ordinary course of business or deemed to be non-material, and shall otherwise be deemed to be required to be set forth on the Company Parties’ balance sheet for purposes of clause (d) above notwithstanding such clause.

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(kk) Cybersecurity; Data Protection. Company Parties’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company Parties and their Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants except as would not reasonably be expected to have an Issuer Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable or regulated data (“Personal Data”) used in connection with their businesses. To the knowledge of the Company Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and the Company Parties and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Personal Data, except as would not reasonably be expected to have an Issuer Material Adverse Effect. The Company Parties and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company Parties and their Subsidiaries have used reasonable best efforts to implement backup and disaster recovery technology consistent with industry standards and practices in all material respects.

(ll) No Stabilization. None of the Company Parties or any of their respective affiliates has taken nor will any such party take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities.

(mm) Security Documents; Intercreditor Agreements. As of the Equity Transaction Closing Date and each Notes Transaction Closing Date, each of the Security Documents and First/Second Lien Intercreditor Agreements will have been duly authorized, executed and delivered by the Notes Issuers and the Guarantors in the party thereto, and will constitute a legal, valid and binding obligations of the Notes Issuers and such Guarantors, enforceable against the Notes Issuers and such Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Security Documents, when executed and delivered in connection with the issuance of the New Money Securities, will create in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money Securities, legal, valid and enforceable security interests in the Collateral and, upon the making of such filings and taking of such other actions required to be taken by the applicable Security Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each of the Notes Issuers and the Guarantors, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the taking of the other actions, in each case as further described in the Security Documents), the liens on such Collateral in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders of the New Money Securities will constitute perfected and continuing first-priority liens and prior to (except as otherwise provided for in the New Money Securities Indenture and the relevant Security Documents) the liens of all third Persons other than Permitted Liens.

(nn) Solvency of Issuer. On the Equity Transaction Closing Date and each Notes Transaction Closing Date, after giving effect to the Transactions, the use of proceeds therefrom and the payment and accrual of all transaction costs in connection with the foregoing, the fair market value of the assets of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be, on the date of determination, greater than the fair market value of the total amount of liabilities (including contingent and unliquidated liabilities) of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be as of such date and that, as of such date, the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, will be able to pay all liabilities of the Issuer, the Co-Issuer and their respective Subsidiaries, taken as a whole, as such liabilities are expected to mature and will not have unreasonably small capital for its then current business activities. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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(oo) For purposes of this Agreement:

(i) “Material Contracts” means all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act or required to be discussed on a current report on Form 8-K) to which any Company Party is a party.

(ii) “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

5. INVESTOR REPRESENTATIONS AND WARRANTIES. Investor represents and warrants that:

(a) Investor has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with the requisite power and authority to enter into, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Investor. The execution, delivery and performance by Investor of this Agreement has been duly authorized and approved by all necessary action on the part of Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the Cupar Transactions. This Agreement is enforceable against Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c) The execution and delivery by Investor of this Agreement, and the performance by Investor of its obligations under this Agreement, including the purchase of the Securities and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require a consent, approval or other authorization, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject; (ii) the organizational documents of Investor; or (iii) any statute or any judgment, order, rule, code, ordinance or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of Investor’s properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Investor Material Adverse Effect (as defined below).

(d) Neither Investor nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Investor of this Agreement (including, without limitation, the issuance of the Securities) other than any filings and the expiration or termination of any waiting period that may be required under the HSR Act or other antitrust law and any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, an Issuer Material Adverse Effect.

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(e) Investor is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act. Such Investor understands that the Securities are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company Parties are relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(f) Investor understands that the Securities are being or will be offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Securities has not and will not be registered under the Securities Act. Investor understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act, except pursuant to an exemption from the registration requirements of the Securities Act, and that the Securities shall contain a legend to such effect as set forth in Section 3(c). Investor acknowledges that the Acquired Shares will not be immediately eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Investor understands and agrees that it may be required to bear the financial risk of an investment in the Securities for an indefinite period of time and Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of the Securities.

(g) Investor understands and agrees that Investor is purchasing the Securities directly from the Issuer or the Notes Issuers, as applicable. Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to Investor by any of the Company Parties or any of their respective officers or directors, or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

(h) In making its decision to purchase the Securities, Investor represents that it has relied solely upon its own independent investigation and the Company Parties’ representations, warranties and covenants contained herein. Investor acknowledges and agrees that Investor has received and has had an adequate opportunity to review such financial and other information as Investor deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Investor’s investment in the Securities. Without limiting the generality of the foregoing, Investor acknowledges that it has had an adequate opportunity to review the SEC Documents. Investor represents and agrees that Investor has had the opportunity to ask such questions, receive such answers and obtain such information as Investor has deemed necessary to make an investment decision with respect to the Securities. Investor has been furnished with all materials that it considers relevant to an investment in the Securities, has had an opportunity to ask questions of and receive answers from the Company Parties or any person or persons acting on their behalf concerning the terms and conditions of the offering of the Securities to Investor, and is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties of the Company Parties contained in this Agreement.

(i) Investor agreed to purchase the Securities solely following direct contact between Investor and the Company Parties. Investor acknowledges that the Company Parties represent and warrant that the Securities (i) were not offered to Investor by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision.

(k) Investor represents and acknowledges that Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Securities. Investor acknowledges specifically that a possibility of total loss exists.

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(l) Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the Cupar Transactions or made any findings or determination as to the fairness of an investment in the Securities.

(m) Investor has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its purchase of the Securities, including, for the avoidance of doubt, any fee or commission payable to any stockholder or Affiliate of the Issuer.

(n) Except for such matters as have not had and would not be reasonably likely to have, an Investor Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Investor, threatened against Investor, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Investor.

(o) Investor currently has available funds or capital commitments sufficient to, and at the Equity Transaction Closing and each Notes Transaction Closing, will have available funds or capital commitments sufficient to pay Issuer the Equity Purchase Price pursuant to Section 3(a) and pay the Notes Issuers the applicable Notes Purchase Price pursuant to Section 3(b) (such amounts, the “Required Amount”). Investor is not aware of any reason why the funds sufficient to pay the Required Amount will not be available as of the Equity Transaction Closing and each Notes Transaction Closing. As of the date hereof, there are no side letters, understandings or other agreements, contracts or arrangements of any kind to which Investor or any of its Affiliates is a party that would reasonably be expected to adversely affect the ability to pay the Required Amount pursuant to the terms hereof.

6. COMMITMENTS OF THE COMPANY PARTIES AND INVESTOR.

(a) [Reserved.]

(b) Mutual Affirmative Commitments of the Company Parties and Investor. During the period from the date of this Agreement to the earlier of (i) the Notes Transaction Closing Date resulting in the entire Commitment Amount being funded and (ii) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Notes Closing Period”), each of (A) the Company Parties, with respect to subsections (i)-(x) below agrees to, and agrees to cause each of its direct and indirect subsidiaries to, and (B) Investor, with respect to subsections (i), (ii), (vi) and (vii) below agrees to:

(i) support and take all steps reasonably necessary or desirable to consummate the Transactions in accordance with this Agreement, the Transaction Support Agreement, the Backstop Agreement, the Term Sheet and the other Definitive Documents;

(ii) negotiate in good faith and use reasonable best efforts to execute and deliver any other agreements that are necessary or advisable to effectuate and consummate the Transactions as promptly as reasonably practicable;

(iii) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Transactions, support and take all steps reasonably necessary or desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment;

(iv) if the Company Parties receive an unsolicited proposal or expression of interest in writing with respect to an Alternative Transaction (as defined in the Transaction Support Agreement), within twenty-four hours of the receipt of such proposal or expression of interest, to notify Investor of the receipt thereof, with such notice to include the material terms thereof to the extent in accordance with any applicable confidentiality obligations of the Company Parties;

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(v) to inform Investor and Cooley LLP, as soon as reasonably practicable (and in any event within two Business Days of such actual knowledge) after becoming aware of the following (to the extent not previously disclosed to Investor and Cooley LLP prior to the date hereof): (A) a breach of this Agreement (including a breach by any Company Party); (B) any representation or statement made or deemed to be made by any Company Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; (C) the occurrence, or failure to occur, of any event of which any Company Party has knowledge which the occurrence or failure to occur of any such event would be reasonably likely to permit any party of this Agreement to terminate, or would result in the termination of, the Transaction Support Agreement; (D) any matter or circumstance that exists which it knows, or reasonably believes if likely, to be a material impediment to the implementation of or preclude consummation of the Transactions, (E) receipt of any written notice from any governmental, judicial or regulatory body or any stock exchange regarding any approval necessary to consummate the Transactions; and (F) any notice or written threat of any commencement of any voluntary or involuntary insolvency proceedings, legal suit for payment of material debt or securement of material security from or by any Person in respect of the Company Parties; (G) any notice or written threat of any commencement of any proceeding commenced relating to the Transactions, including notifying Investor and Cooley LLP of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transactions; provided that to the extent that information provided in connection with this Agreement (including this Section 6(b)(v)) constitutes material nonpublic information, (1) the Company Parties shall inform Investor prior to providing such information and (2) if Investor agrees to receive such information, the Company Parties and Investor shall negotiate in good faith and mutually agree to a “cleansing” non-disclosure agreement to address such information (the “MNPI Limitation”);

(vi) to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws, including the HSR Act to consummate the Equity Transactions; which in furtherance of and not in limitation of the foregoing, if determined to be required, to each promptly, and with respect to the HSR Act in no event later than the later of (i) 10 Business Days after the date hereof or (ii) five Business Days after the date that Investor determines that an HSR filing is required and notifies the Company Parties, make an appropriate filing of a Notification and Report Form under the HSR Act with respect to the Equity Transactions, and respond as promptly as practicable to requests from any governmental authority for documents or information in connection with any such filing;

(vii) to use their reasonable best efforts to (i) cooperate and consult with each other, and consider in good faith the views of the other in connection therewith, any filing or submission, analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal made or submitted in connection with the Equity Transactions with a governmental authority, provided that any cooperation required by the Company Parties in connection with compliance with reporting requirements under federal or state securities laws will not be unreasonably withheld, (ii) give the other party prompt notice of any request, inquiry, investigation, action or legal proceeding by a governmental authority or any other person with respect to the Equity Transactions, (iii) advise each other of any material oral or written communications and, unless precluded by applicable law, provide copies to the other of any such material written communications, received from or provided to any governmental authority in connection with the Equity Transactions, and (iv) unless otherwise legally required, not independently participate in any meeting or telephone or video communication with any governmental authority in respect of any such HSR filing or other filings, applications, investigations, or inquiries in connection with the Equity Transactions without giving the other party reasonable prior notice and, to the extent not prohibited by such governmental authority, the opportunity to attend and/or participate; provided, however, that information and materials required to be provided pursuant to this Section 6(b)(vii) may be (X) restricted to outside counsel and (Y) redacted to remove references concerning the valuation of Issuer or Investor, as necessary to comply with contractual arrangements, and as necessary to preserve the attorney-client privilege;

(viii) Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that Investor shall be under no obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders with a governmental authority providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Investor or any of its Affiliates, including any Issuer Class A Shares, (B) the imposition of any limitation or regulation on the ability of Investor or any of its Affiliates to freely conduct their business, (C) the holding separate of the shares of Issuer Class A Shares or any limitation or regulation on the ability of Investor or any of its Affiliates to exercise full rights of ownership of the shares of Issuer Class A Shares, or (D) the prohibition of Investor from exercising rights granted hereunder;

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(ix) subject to the MNPI Limitation, provide Investor and Cooley LLP, upon reasonable advance written notice to the Company Parties, timely and reasonable responses to all reasonable diligence requests and other information reasonably requested or reasonably necessary to consummate the Transaction, including “know your customer” and like materials, which documentation and information shall be subject to any applicable confidentiality restrictions to which Investor may be subject; provided that the Company Parties shall not be required to distribute or share any portion of any document that is subject to work-product or other attorney-client privilege, where applicable law prohibits such distribution, or is subject to confidentiality obligations of the Company Parties that prevent distribution; and

(x) not amend any Definitive Document in a manner adverse to Investor without Investor’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

(c) Mutual Negative Commitments of the Company Parties and Investor. (A) During the period from the date of this Agreement to the earlier of (i) the Equity Transaction Closing Date and (ii) the date on which this Agreement is terminated in accordance with its terms, each of the Company Parties, with respect to subsections (i)-(vi) below agrees not to, directly or indirectly, without the prior written consent of Investor (not to be unreasonably withheld, conditioned or delayed), (B) during the Pre-Notes Closing Period, with respect to subsections (i)-(iii) and (iv) below agrees not to, directly or indirectly, without the prior written consent of Investor (not to be unreasonably withheld, conditioned or delayed), and (C) during the Pre-Notes Closing Period Investor, with respect to subsection (i) below agrees not to:

(i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Transactions, other than as permitted herein;

(ii) take any actions inconsistent with, or fail or omit to take an action that is required by, this Agreement, the Transaction Support Agreement, the Backstop Agreement, the Term Sheet and the other Definitive Documents;

(iii) take any action or inaction that would cause a change to the tax status of any Company Party, or transfer any asset or right of any Company Party or any material asset or right used in the business of the Company Parties to any Person outside the ordinary course of business; provided, that the adoption and operation of a Rights Plan shall not constitute a breach by any Company Party under this Agreement;

(iv) enter into any merger, consolidation, disposition, recapitalization, loan, investment, dividend, incurrence of indebtedness, or liens, or other similar transaction outside of the ordinary course of business other than the Transactions; provided, that (1) the adoption and operation of a Rights Plan shall not constitute a breach by any Company Party under this Agreement and (2) the Company Parties may (x) incur up to $250 million of additional indebtedness (which indebtedness may be secured); provided, that any draw request under the NPA (as defined in the Backstop Agreement) must be made in accordance with the terms of the Term Sheet, (y) replace letters of credit under the Credit Facility (as defined in the Backstop Agreement) without violating this Agreement and (z) solely to the extent the proceeds of such transactions are reinvested in WeWork and its Subsidiaries, make other customary investments and merger and acquisition transactions in an aggregate amount not to exceed $100 million;

(v) make any material amendment, material modification, material waiver, material supplement, material restatement, or other material change to, or terminate, any Material Contract outside the ordinary course of business; provided, that (1) the adoption and operation of a Rights Plan shall not constitute a breach by any Company Party under this Agreement and (2) the Company Parties may (x) take any such action contemplated by the Transactions and any other agreements or transactions related thereto or (y) replace letters of credit under the Credit Facility (as defined in the Backstop Commitment Agreement) without violating this Agreement; or

(vi) become a party to, establish, adopt, amend, or terminate any collective bargaining agreement or other agreement with a labor union, works council, or similar organization, in each case other than as required by law.

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(d) Blue Sky. The Company Parties shall, on or before the Equity Transaction Closing Date and Notes Transaction Closing Date, respectively, take such action as the Company Parties shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities issued hereunder for sale to Investors at the Equity Transaction Closing and Notes Transaction Closing Date, respectively, pursuant to this Agreement under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to Investor on or prior to the Equity Transaction Closing Date and Notes Transaction Closing Date. The Company Parties shall timely make all filings and reports relating to the offer and sale of the Securities issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Equity Transaction Closing Date and Notes Transaction Closing Date, respectively. The Company Parties shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(d).

(e) No Integration; No General Solicitation. Neither the Company Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities to be issued by the Company Parties on the Equity Transaction Closing Date and Notes Transaction Closing Date under the Securities Act. No Company Party or any of its affiliates or any other Person acting on its or its behalf will solicit offers for, or offer or sell, any Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(f) Use of Proceeds. The Company Parties will apply the proceeds from the sale of the Acquired Shares and the Additional First Lien Notes for the purposes identified in the section entitled “Use of Proceeds” in the Offering Memorandum and for working capital and general corporate purposes.

(g) Legends. The Company Parties shall cause the Legends (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the register or other appropriate records, in the case of uncertificated securities) to be removed at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such Acquired Shares or Additional First Lien Notes may be sold under Rule 144 of the Securities Act without volume or manner of sale restrictions. The Company Parties may reasonably request such opinions, certificates or other evidence that such restrictions or conditions no longer apply as a condition to removing the Notes Legends; provided that no such opinion shall be required from and after the first anniversary of the issuance of such Acquired Shares or Additional First Lien Notes.

(h) Listing. The issued shares of common stock of WeWork shall remain listed on the New York Stock Exchange at the Equity Transaction Closing and Notes Transaction Closing.

(i) DTC Eligibility. To the extent permitted by DTC, the Company Parties shall use commercially reasonable efforts to promptly make all Additional First Lien Notes (including any Additional First Lien Notes issued on account of the Commitment Premium) deliverable to Investor eligible for deposit with DTC.

(j) Alternative Transactions. The Company Parties shall not engage in negotiations or otherwise pursue or enter into any Alternative Transaction on or prior to the Equity Transaction Closing.

(k) Registration Rights. On the Equity Transaction Closing Date, the Issuer and Investor agree to enter into a customary registration rights agreement providing Investor the right to have the shares beneficially owned by Investor and its Affiliates be included in a resale shelf registration statement, subject to customary terms and conditions to be mutually agreed and which shall not be less favorable to Investor than any other registration rights granted by the Issuer to any other of its investors.

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7. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification Obligations. Effective as of the date hereof, the Company Parties (the “Indemnifying Parties,” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless Investor and its affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of Investor except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Transactions, the Expense Reimbursement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company Parties, their respective equity holders, affiliates, creditors or any other person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the Transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses to the extent they (i) are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person, (ii) to the extent they are found by a final, non-appealable judgement of a court of competent jurisdiction to arise out of or relate to any willful and material breach of this Agreement by Investor or (iii) arise out of or relate to any disputes solely among the Indemnified Parties and not arising out of or related to any act or omission of any of the Company Parties.

(b) Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided further, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (1) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (i) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (ii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within 10 Business Days following receipt of such notice by the Indemnifying Party or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

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(c) Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Section 7. Notwithstanding anything in this Section 7 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Section 7, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (1) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (2) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 7(a), then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as the total value received or proposed to be received by the Company Parties pursuant to the issuance and sale of the Acquired Shares and First Lien Notes contemplated by this Agreement. Subject to Section 8(d), the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other person in connection with an Indemnified Claim.

(e) Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Section 7 shall, to the extent permitted by applicable law, be treated for all Tax purposes as adjustments to the Commitment Premium or, to the extent arising after the Equity Transaction Closing Date, the Commitment Amount of such Indemnified Person, as applicable. The provisions of this Section 7 are an integral part of the transactions contemplated by this Agreement and without these provisions Investor would not have entered into this Agreement.

(f) No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Equity Transaction Closing and the last Notes Transaction Closing pursuant to the terms of this Agreement, except for covenants and agreements that by their express terms are to be satisfied after the Equity Transaction Closing and each Notes Transaction Closing, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of each of the Company Parties pursuant to this Section 7 and the other obligations set forth in Section 8(d) shall survive the Equity Transaction Closing and the Notes Transaction Closings until the latest date permitted by applicable Law.

8. TERMINATION.

(a) Consensual Termination. This Agreement may be terminated and the Cupar Transactions may be abandoned at any time by mutual written consent of the Company Parties and Investor.

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(b) Automatic Termination. This Agreement shall terminate automatically as to the Company Parties and Investor without further action or notice by any party if any of the following occurs:

(i) any Company Party or any of its respective material subsidiaries commences insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for a Company Party for a substantial part of its assets or (E) making a general assignment or arrangement for the benefit of creditors; provided in each case that such insolvency proceeding is not dismissed, vacated or otherwise closed within five Business Days following notice thereof to the Company Parties by the Investor or the Backstop Commitment Parties (as defined in the Backstop Commitment Agreement); or

(ii) the entry of an order, judgment or decree adjudicating the Company Parties or any of their respective material subsidiaries bankrupt or insolvent; provided that such order, judgment or decree is not overturned or vacated within five Business Days following notice thereof to the Company Parties by Investor, the Required Backstop Commitment Parties or an Advisor (as defined in the Transaction Support Agreement); or

(iii) the taking of any binding corporate action by any of the Company Parties or any of their respective material subsidiaries in furtherance of any action described in this Section 8(b).

(c) Termination by Investor. This Agreement may be terminated by Investor upon written notice to the Company Parties if:

(i) the Transaction Support Agreement or Backstop Commitment Agreement have been terminated in accordance with their terms; provided, that for the avoidance of doubt, the right to terminate this Agreement pursuant to this subsection (c)(i) shall not be available to Investor if the transactions contemplated by the Transaction Support Agreement and the Backstop Commitment Agreement have been consummated;

(ii) the Exchange Offer (as defined in the Backstop Commitment Agreement) is not launched on or have been withdrawn before 11:59 p.m., New York City time, on April 15, 2023 (or such later date as agreed to by Investor) in a manner consistent with the Transaction Support Agreement.

(iii) (A) any Company Party shall have breached any representation, warranty, covenant or other agreement made by any Company Parties in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 3(d) and Section 3(e) not to be satisfied, (B) Investor shall have delivered written notice of such breach or inaccuracy to the Company Parties, and (C) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by the Company Parties by the earlier of (x) the 10th Business Day after receipt of such notice, and (y) the third Business Day prior to the Equity Transaction Outside Date or Notes Transaction Outside Date; provided that this Agreement may not be terminated pursuant to this Section 8(c)(iii) if Investor is then in willful or intentional breach of this Agreement;

(iv) the breach in any material respect by a Company Party of any of the respective representations, warranties, covenants, or obligations of the Company Parties set forth in the Transaction Support Agreement, the Backstop Commitment Agreement or in any Definitive Document that (1) is materially adverse to Investor and (2) (if susceptible to cure) has not been cured before the earlier of (i) five Business Days after the transmission of a written notice to the Company Parties detailing any such breach or (ii) two Business Days prior to the Equity Transaction Closing Date or any Notes Transaction Closing Date;

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(v) the breach in any material respect by SoftBank Group Corp., a Japanese joint-stock company (together with its affiliates, “SoftBank”) of any of the respective representations, warranties, covenants or obligations of SoftBank set forth in the Transaction Support Agreement or any other agreement to be entered into in connection with the Transactions that (1) is materially adverse to Investor and (2) (if susceptible to cure) remains uncured for five Business Days after the transmission of a written notice to the Company Parties detailing any such breach;

(vi) the issuance by any governmental body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (A) enjoins the consummation of a material portion of the Transactions and (B) remains in effect for 30 Business Days after SoftBank, the Required Consenting Noteholders (as defined in the Transaction Support Agreement), a Consenting Noteholder (as defined in the Transaction Support Agreement) or Investor transmits a written notice to WeWork detailing any such issuance;

(vii) any Company Party (A) publicly announces its intention to pursue, consummates or enters into a binding agreement to consummate, in each case, an Alternative Transaction (as defined in the Transaction Support Agreement), (B) exercises its rights, or provides notice under Section 7.1 of the Backstop Commitment Agreement, or (C) publicly announces its intention to not pursue the Transactions;

(viii) any Company Party has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, amendments, instruments or other relevant documents; provided that such breach has not been expressly waived or cured pursuant to the relevant documents;

(ix) the occurrence of a default set forth in any of the Existing Documents; provided that such default has not been expressly waived or cured pursuant to the relevant documents;

(x) the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of Investor in accordance with this Agreement;

(xi) there shall have occurred any event or condition that has had or would be reasonably expected to have an Issuer Material Adverse Effect, in each case as compared to such business, operations, assets, liabilities or financial condition as of the date hereof, and such Material Adverse Effect is, if capable of being remedied or cured, not remedied or cured within ten (10) Business Days of the occurrence thereof;

(xii) the Company Parties file any cause of action against and/or seek to restrict or hinder the enforcement of any rights of the holders of Unsecured Notes Claims (as defined in the Transaction Support Agreement) in their capacity as such that is inconsistent with this Agreement (or if the Company Parties support any such motion, application or adversary proceeding commenced by any third party or consent to the standing of any such third party); or

(xiii) any Company Party (i) amends or modifies, or files a pleading seeking authority to amend or modify, this Agreement, the Backstop Commitment Agreement, the Transaction Support Agreement, the Term Sheet, the Offering Memorandum or any of the other Definitive Documents or any of the other Definitive Documents in a manner that is materially inconsistent with this Agreement or adverse to Investor; or (ii) suspends or revokes the Transaction Agreements; or publicly announces its intention to take any such action listed in sub-clause (i) or (ii) of this subsection, in each case without the prior written consent of Investor.

(d) Effect of Termination.

(i) Upon termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the parties; provided that (A) the obligations of the Company Parties to pay the Expense Reimbursement pursuant to Section 2(d) and Section 2(e) and to satisfy their indemnification obligations pursuant to Section 7 shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, and (B) this Section 8(d) and Section 9 shall survive the termination of this Agreement in accordance with their terms.

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(ii) Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Sections 8(b) and (c), then, as promptly as practicable and in any event no later than two Business Days following such termination, the Company Parties shall pay or cause to be paid to Investor the Expense Reimbursement pursuant to Section 2(d) and Section 2(e); provided that any invoices shall not be required to contain individual time detail. Subject to Section 9(l), nothing in this Section 8(d) shall relieve any party from liability for its breach of this Agreement.

9. MISCELLANEOUS.

(a) Each party hereto acknowledges that the other party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement.

(b) The Company Parties may request from Investor such additional information as the Company Parties may reasonably deem necessary to evaluate the eligibility of Investor to participate in the Transactions, and Investor shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company Parties agree to keep any such information provided by Investor confidential.

(c) This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto.

(d) When a reference is made in this Agreement to “Sections”, such reference shall be to a section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and, unless the context requires it, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. Any references to dollar amounts shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. The terms “$” and “dollars” means United States Dollars. All references to “day” shall be deemed to mean “calendar day”. No rule of construction against the draftspersons shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

(e) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(f) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the Cupar Transactions and to evidence the fulfillment of the agreements herein contained.

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(h) This Agreement may be executed and delivered in two or more counterparts (including by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(i) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, if sent on a Business Day prior to 5:00 p.m. New York City time, with no mail undeliverable or other rejection notice, if sent by email, or on the Business Day following the day when sent, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Investor, to:

The address provided by separate written notice.

with a required copy to (which copy shall not constitute notice):

Cooley LLP

1333 2nd Street

Suite 400

Santa Monica, CA 90401

Attn: Tom Hopkins, Dave Peinsipp

Email: ####; ####

(ii)	if to the Company Parties, to:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

Attn: Chief Legal Officer

Email: ####

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sophia Hudson, P.C., Sharon Freiman

Email: ####; ####

(j) This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

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THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTION CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE CUPAR TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CUPAR TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(j).

(k) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(j), in addition to any other remedy to which any party is entitled at law or in equity.

(l) Notwithstanding anything to the contrary in this Agreement, none of the parties will be liable for, and none of the parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

(m) Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and representatives who are provided material non-public information concerning the Company Parties or their respective securities, that the United States securities laws prohibit any party who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other party under circumstances in which it is reasonably foreseeable that such party is likely to purchase or sell such securities.

[Signature pages follow]

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IN WITNESS WHEREOF, the Company Parties and Investor have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

WEWORK INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

WEWORK COMPANIES LLC

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

WW CO-OBLIGOR INC.

By:	/s/ Andre Fernandez
Name:	Andre Fernandez
Title:	Chief Financial Officer

[Signature Page to Securities Purchase and Commitment Agreement]

CUPAR GRIMMOND, LLC

By:	/s/ Authorized Representative
Name:
Title:

Name in which Securities are to be registered or issued: Cupar Grimmond, LLC

[Signature Page to Securities Purchase and Commitment Agreement]

Exhibit 10.4

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 17, 2023, by and between WeWork Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”). Each of the Company and the Stockholder are sometimes referred to herein as a “Party.”

WITNESSETH:

WHEREAS, the Company, certain subsidiaries of the Company, certain affiliates of SoftBank Group Corp., a Japanese joint-stock company, and the Consenting Noteholders (as defined in the TSA) have entered into a Transaction Support Agreement as of the date hereof (including all exhibits and schedules attached thereto, the “TSA”), pursuant to which, among other things, the parties thereto have agreed to take certain actions in support of the transactions expressly contemplated thereby (the “Transactions”);

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of that number of Shares set forth on the signature page of this Agreement; provided that, without limiting the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the “beneficial owner” of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of 60 days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the TSA, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Adjournment Proposal” shall mean the adjournment of the Company Stockholder Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Authorized Shares Proposal or the Stock Issuance Proposal at the time of the Company Stockholder Meeting.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(c) “Authorized Shares Proposal” shall mean the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of Class A Shares that the Company will have the authority to issue from 1,500,000,000 shares to a number of shares to be approved by the board of directors of the Company (the “Board”).

(d) “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

(e) “Class A Shares” shall mean shares of the Company’s Class A common stock, par value $0.0001 per share.

(f) “Class C Shares” shall mean shares of the Company’s Class C common stock, par value $0.0001 per share.

(g) “Company Stockholder Meeting” shall mean a meeting of the stockholders of the Company for the purposes of obtaining approval of the Proposals.

(h) “Governmental Authority” means any government, political subdivision, governmental, administrative, quasi-governmental (including self-regulatory) or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body (public or private), in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(i) “NYSE” shall mean the New York Stock Exchange.

(j) “Permitted Encumbrance” shall mean (i) any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right (“Encumbrance”) arising (A) hereunder and (B) under generally applicable securities laws; and (ii) any right, agreement, understanding or arrangement which represents a financial interest in cash received upon sale of the Shares and not an Encumbrance upon the Shares prior to such sale.

(k) “Proposals” shall mean, collectively, the Adjournment Proposal, the Authorized Shares Proposal and the Stock Issuance Proposal, in each case on substantially the same terms as described to the Stockholder as of the date hereof and consistent with the terms and conditions set forth in the TSA (as may be amended, modified or supplemented pursuant to the terms thereof).

(l) “Shares” shall mean (i) all shares of capital stock of the Company (including the Class A Shares and the Class C Shares) beneficially owned by the Stockholder as of the date hereof and (ii) all additional shares of capital stock of the Company (including the Class A Shares and the Class C Shares) which the Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Termination Date (including by way of exercise of any convertible or derivative security, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(m) “Stock Issuance Proposal” shall mean the approval, for purposes of the rules of NYSE, the issuance of a number of Class A Shares to be approved by the Board in connection with the Transactions.

(n) “Termination Date” shall mean the earliest to occur of (i) such date and time as the TSA shall have been terminated pursuant to Section [12] thereof, (ii) [June 30], 2023 and (iii) the mutual written consent of the Company and Stockholder.

(o) A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells (including any short sale), pledges, Encumbers, hypothecates, assigns, exchanges, grants an option with respect to, transfers, tenders, gifts or disposes (by merger, by operation of law or otherwise) of such Share or any interest in or right to such Share, (ii) deposits any Share into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

2. Transfer Restrictions. The Stockholder agrees that from the date hereof until the Termination Date, the Stockholder shall not Transfer (or cause, consent to or commit to the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) Transferring Shares to its Affiliates, provided that, as a condition to such Transfer, the recipient agrees in writing with the Company to be bound by this Agreement, (ii) Transferring Shares to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder or (iii) with the Company’s prior written consent (such exceptions set forth in sections (i), (ii) and (iii), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer or a Permitted Encumbrance), or purported Transfer (other than a Permitted Transfer or a Permitted Encumbrance), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

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3. Agreement to Vote Shares.

(a) From the date hereof until the Termination Date, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder (in the Stockholder’s capacity as such) agrees to (x) appear at each such meeting or otherwise cause all such Shares to be counted as present thereat for purpose of determining a quorum, and (y) be present (in person or by proxy) and, unconditionally and irrevocably, vote, or to direct the holder of record on any applicable record date to vote, all Shares to the fullest extent that such Shares are entitled to vote, in favor of the approval of each of the Proposals.

(b) Until the earlier of (i) the Termination Date and (ii) the consummation of the transactions contemplated by the TSA, the Stockholder shall retain at all times the right to vote the Shares in its sole discretion and without any other limitation on any matters other than those set forth in Section 3(a), that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) Except as set forth in the Stockholders Agreement, dated as of October 20, 2021, by and among the Company and the stockholders of the Company party thereto, the Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Power; Organization; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions, the “Enforceability Exceptions”).

(b) No Conflicts. [Other than the filing of an amendment to the Stockholder’s Schedule 13D and any related exhibits and disclosures,] no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, including any voting agreement or voting trust, (ii) violate any law or order applicable to the Stockholder or (iii) violate the constituent or organizational document of the Stockholder, except, in the case of each of clauses (i) through (iii), as would not prevent or materially delay the Stockholder from performing its obligations under this Agreement.

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(c) Ownership of Shares. Except for any nominee arrangement arising in the ordinary course for the benefit of investment funds affiliated with the Stockholder, the Stockholder (i) is the sole beneficial owner of the shares of capital stock of the Company set forth on the signature page of this Agreement, all of which are free and clear of any Encumbrance (except any Encumbrance arising under securities laws or arising hereunder or any Permitted Encumbrance) and (ii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company or any subsidiary thereof and has no interest in or voting rights with respect to any securities of the Company or any subsidiary thereof other than as set forth on the signature page of this Agreement.

(d) Voting and Disposition Power. The Stockholder has sole and full voting power, sole and full power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement. There are no voting trusts, voting proxies or other agreements or understandings to which the Stockholder is a party with respect to the voting of the Shares, except as provided in this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

(f) Reliance by the Company. The Stockholder understands and acknowledges that the Company is entering into the TSA in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity.

(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no legal proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any Shares) that would reasonably be expected to prevent or materially impair the Stockholder’s ability to perform its obligations hereunder.

5. Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

(a) Power; Organization; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly executed and delivered by the Company, and assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (i) violate any law applicable to the Company, (ii) except as may be required by applicable securities law or the NYSE, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on any of its assets or properties pursuant to, any contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on the Company or any applicable law, or (iii) violate any provision of the Company’s organizational documents.

(c) TSA. As of the date hereof, the Company has delivered to the Stockholder a true and complete copy of the TSA.

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6. Disclosures.

(a) The Stockholder shall permit and hereby authorizes the Company to disclose in all documents and schedules filed with the Securities and Exchange Commission (the “SEC”), and any press release or other disclosure document that the Company reasonably determines to be necessary or desirable in connection with the transactions contemplated by the TSA, the existence and contents of this Agreement and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (in each case, without disclosing the Stockholder’s identity), and any other information that the Company reasonably determines, in consultation with such Stockholder, is required to be disclosed by law, and the Stockholder acknowledges that the Company may, in its sole discretion, file a form of this Agreement with the SEC.

(b) Prior to the consummation of the transactions contemplated by the TSA, the Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably delayed, conditioned or withheld), except as may be required by applicable law or as may arise in ordinary course reporting to direct or indirect partners, members or other investors of the Stockholder (so long as such persons are subject to customary confidentiality obligations) [(provided, that other than in the case of an amendment to a Schedule 13D that discloses this Agreement or the nature of the commitments, arrangements and understandings under this Agreement, the Stockholder shall provide the Company with a reasonable opportunity to review and comment on such amendment)].

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership, voting and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

8. [Reserved].

9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares); provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Termination Date.

10. Termination. This Agreement, and all rights and obligations of the Parties hereunder, shall terminate and shall have no further force or effect as of the Termination Date. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any Party from liability, or otherwise limit the liability of any Party, for any willful breach of this Agreement prior to such termination. This Section 10 and Sections 1 and 11 (as applicable) shall survive any termination of this Agreement.

11. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 11(b) is null and void.

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(c) Amendments; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

(d) Remedies.

(i) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii) Specific Performance. The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (C) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Stockholder nor the Company would have entered into this Agreement. The Parties agree not to raise any objections to (x) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder, on the one hand, or the Company, on the other hand; and (y) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Stockholder or the Company pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail, by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(i) if to the Company:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

Attn: Chief Legal Officer

Email: ####

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sarkis Jebejian, P.C., Keri Schick Norton, P.C.

Email: ####; ####

(ii) if to the Stockholder, at the address set forth on its signature page hereto.

6

(f) Extension; Waiver. The Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; and (iii) subject to the requirements of applicable law, waive compliance by the other Parties with any of the agreements or conditions contained herein applicable to such Party. Any agreement on the part of the Parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision hereunder or prior or subsequent breach or default.

(g) No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(h) Governing Law. This Agreement, all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Submission to Jurisdiction. Each of the Parties (1) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any legal proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11(e) or in such other manner as may be permitted by applicable law, and nothing in this Section 11(i) shall affect the right of any Party to serve legal process in any other manner permitted by applicable law; (2) irrevocably and unconditionally consents and submits itself and its properties and assets in any legal proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Agreement; (3) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (4) agrees that any legal proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (5) waives any objection that it may now or hereafter have to the venue of any such legal proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (6) agrees that it shall not bring any legal proceeding based on, arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any legal proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(j) Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(k) Interpretation.

(i) When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated.

(ii) When used herein, (1) the words “hereof,” “herein,” “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (2) the words “include,” “includes” and “including” shall have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation.”

7

(iii) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(iv) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(v) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(vi) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(vii) When reference is made to any Party, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person; provided, that nothing contained in this Section 11(k)(vii) is intended to authorize any assignment or transfer not otherwise expressly permitted by this Agreement.

(viii) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(ix) Unless the context otherwise requires, any definition of or reference to any law or any provision of any law herein shall be construed as referring to such law as from time to time amended, supplemented or modified, including by succession of comparable successor laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(x) References to any agreement or contract are to that agreement or contract as amended, modified, extended, renewed or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(xi) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(xii) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(l) Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees and expenses whether or not the transactions contemplated by this Agreement and the TSA are consummated.

(m) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other amendment, will be disregarded in determining a Party’s intent or the effectiveness of such signature.

8

12. No Limitation. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable.

[Remainder of Page Intentionally Left Blank]

9

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

WEWORK INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDER

[•]

Name:
Title:

Shares beneficially owned as of the date hereof:

[•] Class A Shares

[•] Class C Shares

[Address]

Attention: [•]

Email: [•]

with a copy (which will not constitute notice) to:

[Address]

Attention: [•]

Email: [•]

[Signature Page to Support Agreement]

Exhibit 99.1

WeWork Announces Comprehensive Agreement To Significantly Deleverage Capital Structure and Bolster Liquidity For Continued Growth

•	Results in total funding and capital commitments of over $1.0 billion to support WeWork’s business plan for continued growth

•	Agreement builds on significant business progress underpinned by increased revenue, improved physical occupancy, and expanding market share

•	Cancels or equitizes approximately $1.5 billion of debt and extends approximately $1.6 billion in remaining debt maturities to August 2027

NEW YORK, MARCH 17, 2023 — (BUSINESS WIRE) — WeWork Inc. (NYSE: WE) (“WeWork”), the leading global flexible space provider, today announced that it has entered into a series of agreements with an ad hoc group representing over 60% of the company’s public bonds, a third-party investor, and SoftBank’s Vision Fund II (“SoftBank”) which will provide the company with an improved and sustainable balance sheet. The ad hoc group includes funds and accounts managed by King Street Capital Management, L.P., funds and accounts managed by BlackRock, funds and accounts managed by Brigade Capital Management, and other leading financial institutions.

Collectively, the transactions announced today will reduce WeWork’s net debt by approximately $1.5 billion at closing, extend a significant maturity wall from 2025 to 2027, and result in new funding and new and rolled capital commitments of over $1.0 billion once completed. Following the completion of the transactions (a summary of which can be found here), the company is expected to be fully capitalized for the business plan filed in conjunction with today’s announcement. Broad support for the comprehensive agreement demonstrates investors’ and stakeholders’ conviction in WeWork’s business plan and growth strategy.

Transactions Reinforce WeWork’s Market Leading Capabilities and Growth Trajectory

Building on WeWork’s improving financial and operational metrics, the ad hoc group of public bondholders, a third-party investor, and SoftBank have agreed to support a series of transactions, which will result in a more sustainable capital structure:

•

Enhanced liquidity: Transactions deliver approximately $540 million in new funding, $175 million in new capital commitments, and $300 million in rolled capital commitments, totaling over $1.0 billion, and net incremental liquidity of over $500 million after cancelation of SoftBank’s prior $500 million senior secured note purchase agreement

•

Debt reduction: Cancels approximately $1.5 billion of total debt through the equitization of approximately $1.0 billion of SoftBank unsecured notes, and discounted exchanges of unsecured notes. Pro forma for the transaction, WeWork will have less than $2.0 billion in net debt at closing

•	Debt maturity extension: Extends fiscal year 2025 maturity wall by two years; approximately $1.9 billion of pro forma debt will now mature in 2027

PJT Partners LP served as exclusive financial advisor, and Kirkland & Ellis LLP served as exclusive legal advisor to WeWork. Houlihan Lokey served as exclusive financial advisor, and Weil, Gotshal & Manges LLP served as exclusive legal advisor to SoftBank. Ducera Partners LLC served as exclusive financial advisor, and Davis Polk & Wardwell LLP served as exclusive legal advisor to the ad hoc group of public bondholders.

To view a summary of the transactions, click here.

Building on Strong Business Progress

In the past several quarters, WeWork has demonstrated consistent material growth in all key financial and operational metrics. In fiscal year 2022, the company increased revenue by 26% year-over-year, increased physical memberships by 17% year-over-year, and grew physical occupancy to 75%, a 12% increase year-over-year.

At year-end 2022, memberships for WeWork All Access and On Demand grew to approximately 70,000, an increase of 56% year-over-year. WeWork Workplace, which launched in July 2022, has had over 220 companies sign on to the platform, comprising over 42,000 licenses sold as of year-end.

As a result, WeWork achieved Adjusted EBITDA profitability for the first time in company history in December 2022. Further, WeWork projects to be Adjusted EBITDA positive in fiscal year 2023 and achieve continued material improvement in Adjusted EBITDA and Free Cash Flow in each year thereafter.

As the global leader in the flexible workspace market, WeWork continues to be ideally positioned to capture tailwinds of the global shift towards flex from traditional office. This is demonstrated by the company’s leading and growing market share in major markets around the world. In New York, while WeWork’s portfolio accounts for approximately 1% of total office stock, fourth quarter desk sales equated to 23% of total square feet leased in the traditional market. Similarly, in London, WeWork sales equated to 44% of all traditional leasing activity in the fourth quarter alone.

WeWork’s Annual Report

WeWork intends to file a Notification of Late Filing on Form 12b-25 with the SEC with respect to its Annual Report on Form 10-K as of and for the year ended December 31, 2022 (the “Form 10-K”) as the Company needs additional time to reflect these material transactions in its financial statements and related disclosures. WeWork intends to file its Form 10-K on or before Friday, March 31, 2023.

About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the transactions or the stockholder approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the transactions and the stockholder approvals, WeWork will file with the SEC a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com.

PARTICIPANTS IN THE SOLICITATION

WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of the stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of the stockholder approvals, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding WeWork’s directors and executive officers is contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023 and February 21, 2023.

FORWARD-LOOKING STATEMENTS

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including any statements regarding the transactions and the stockholder approvals. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the terms of the transactions, which are highly uncertain; WeWork’s ability to complete the transactions on the terms contemplated or at all; WeWork’s ability to obtain the required stockholder approvals; WeWork’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; WeWork’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions, including as a result of the COVID-19 pandemic, the conflict in Ukraine and disruptions in the banking sector, and the impact of such conditions on WeWork and its customers; WeWork’s expectations regarding its exits of underperforming locations, including the timing of any such exits and ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy, or changes in the preferences of customers and prospective customers with respect to remote or hybrid working, as a result of the COVID-19 pandemic leading to a parallel delay, or potentially permanent change, in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the SEC. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

This communication may contain forward-looking information, including, without limitation, financial projections and other estimates with respect to the anticipated performance of the company (collectively, the “Projections”). The Projections have been prepared in good faith based upon assumptions that the Company believes to be reasonable as of the date hereof, it being understood that the Projections are as to future events and are not to be viewed as facts, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the company’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.

USE OF NON-GAAP FINANCIAL INFORMATION

This communication includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and Free Cash Flow. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results provide useful supplemental information and management uses forward looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance.

Contacts

Investor Relations:

Kevin Berry

investor@wework.com

Press:

Nicole Sizemore

press@wework.com

Exhibit 99.2

March 17, 2023

wework

Cleansing Materials

© 2023 WeWork

Exhibit 99.2 1 March 17, 2023 Cleansing Materials © 2023 WeWork

Executive Summary WeWork Inc. (“WeWork” or the “Company”) has negotiated a comprehensive recapitalization transaction (the “Transaction”) with an ad hoc group of bondholders representing approximately 60% of the Company’s public bonds and SoftBank, its largest shareholder The Transaction will (i) fully capitalize the Company, (ii) significantly reduce go-forward leverage, and (iii) extend the Company’s maturity runway through 2027 > Over $1bn of total funding and capital commitments, including $540mm in new funding, $175mm in new capital commitments, and $300mm in rolled capital commitments > Cancels or equitizes of approximately $1.5bn of total debt through the equitization of over $1bn of SoftBank debt and discounted exchanges of unsecured notes > Extends FY2025 maturity wall by two years; approximately $1.9bn of pro forma debt will now mature in FY2027 Post transaction, WeWork will have a much stronger balance sheet that will enable it to effectuate its business plan and growth strategy and fortify its position as the global leader in flexible workspace > The Company has realized significant improvement in operating performance, and expects to be Adjusted EBITDA positive in FY2023 and achieve material improvement in Adjusted EBITDA and Free Cash Flow in each year thereafter > The post-transaction balance sheet will allow the Company to pursue value-additive growth opportunities, providing further upside potential Broad support for the Transaction from existing stakeholders and a third-party investor demonstrates conviction in WeWork’s Business Plan and growth story 2

WeWork’s mission is to empower tomorrow’s world at work. WeWork’s purpose is to harness the power of community to make a positive impact on people and the environment. 3

WeWork's Core Values

Do the right thing.

Strive to be better, together.

Be entrepreneurial.

Give gratitude.

Be human, be kind.

WeWork's Core Constituents

Colleagues

Members

Shareholders

Partners

Society

4

WeWork’s Core Constituents WeWork’s Core Values Do the right thing. Colleagues Strive to be better, together. Members Be entrepreneurial. Shareholders Give gratitude. Partners Be human, be kind. Society 4

WeWork's Three Legs of the Stool

Space-as-a-Service

- Offering that provides flexibility of space, time, and portability of cost, as companies move away from long-term leases
- Proven membership base and occupancy expected to normalize to historical levels
- Right-sized operations are expected to create operating leverage, a path to profitability and compelling unit economics
- COVID has accelerated the shift to flexible workspace

WeWork Access

- All Access offering digitizes WeWork spaces and provides end customers with ultimate flexibility
- Single membership card allows employees to "Work From Anywhere"
- Marketplace offering strengthens membership through high-margin, value-added services

WeWork Workplace

- End-to-end software solution for managing hybrid work
- Creates order for both employees and employers alike
- Enables flexibility without sacrificing connection and culture
- Facilitates shift from short-term return to office experiments to sustainable, long-term solutions wework KIRKLAND & ELLIS PJT Partners 5

WeWork’s Three Legs of the Stool WeWork’s holistic suite of flexible product offerings will continue to lead the workspace market. WeWork Workplace WeWork Access > End-to-end software solution for managing hybrid work > Creates order for both employees Space-as-a-Service > All Access offering digitizes and employers alike WeWork spaces and provides end customers with ultimate flexibility > Enables flexibility without > Offering that provides flexibility of sacrificing connection and culture > Single membership card allows space, time, and portability of employees to “Work From cost, as companies move away > Facilitates shift from short-term Anywhere” from long-term leases return to office experiments to sustainable, long-term solutions > Marketplace offering strengthens > Proven membership base and membership through high- occupancy expected to normalize margin, value-added services to historical levels > Right-sized operations are expected to create operating leverage, a path to profitability and compelling unit economics > COVID has accelerated the shift to flexible workspace 5

WeWork's Core Product Offerings

Space-as-a-Service

DEDICATED DESK

Enjoy your own desk in a shared, private office with access to professional amenities and meeting rooms

Ideal size: 1-5 people

Term: Monthly or Annually

PRIVATE OFFICE

Have a private office space with access to meeting rooms and professional amenities

Ideal size: 1-20 people

Term: Monthly or Annually

OFFICE SUITE

Utilize office space designed for larger teams with available private amenities via add-ons

Ideal size: 20-100+ people

Term: Monthly or Annually

FULL-FLOOR OFFICE / BUILDING

Secure a fully dedicated workspace with private amenities and add your personal branding

Ideal size: 100+ people

Term: Monthly or Annually

wework KIRKLAND & ELLIS PJT Partners 6

Space-as-a-Service WeWork’s Core Product Offerings FULL-FLOOR OFFICE / DEDICATED DESK PRIVATE OFFICE OFFICE SUITE BUILDING Enjoy your own desk in a Have a private office space Utilize office space designed Secure a fully dedicated shared, private office with with access to meeting for larger teams with workspace with private access to professional rooms and professional available private amenities amenities and add your amenities and meeting amenities via add-ons personal branding rooms Ideal size: 1-5 people Ideal size: 1-20 people Ideal size: 20-100+ people Ideal size: 100+ people Term: Monthly or Annually Term: Monthly or Annually Term: Monthly or Annually Term: Monthly or Annually 6

Space-as-a-Service WeWork Turnkey Solution WeWork provides companies of all sizes a comprehensive and flexible solution that saves money by minimizing up front costs and maximizing the value of membership fee. Traditional office lease costs $ Property $ Utilities $ Design & construction $ FF&E All included in $ Enhanced health & safety measures WeWork membership fee $ Basic internet $ Cleaning $ Maintenance $ Security $ Pantry provisions 7

Space-as-a-Service

The World's Top Companies Trust WeWork

MEMBERS

- IBM
- Uber
- NOVARTIS
- PELOTON
- Google
- airbnb
- moderna
- Johnson & Johnson
- salesforce
- ORGANON

LANDLORD PARTNERS

- Blackstone
- Brookfield Properties
- bxp Boston Properties
- FUNO
- vanke
- STARWOOD CAPITAL GROUP
- TISHMAN SPEYER
- Hines
- Ivanhoé Cambridge

SERVICE PROVIDERS

- CUSHMAN & WAKEFIELD
- JLL
- CBRE
- AVISON YOUNG
- Colliers
- BLANCA
- NEWMARK

wework KIRKLAND & ELLIS PJT Partners 8

Space-as-a-Service The World’s Top Companies Trust WeWork Global infrastructure of world-class partnerships and service providers will allow WeWork to scale quickly. MEMBERS LANDLORD PARTNERS SERVICE PROVIDERS Note: Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement by 8 those companies of WeWork's company or products or vice versa.

WeWork is Taking Significant Office Lease Market Share

Flex as a % of Commercial Real Estate

25%

Projected share of total flexible workspace market(1)

~5x

Projected increase in revenue by 2030(2)

JLL High Case TAM:
22.2%
JLL Base Case TAM:
13.3%
Implied wework
High: 5.6%
Base: 3.3%
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030

Flex Sector Growth Drivers

i

Increasing adoption of hybrid work and rise of the "third workplace"

ii

Companies seeking flexibility of lease terms and potential cost savings

iii

Innovation in Workplace technology to drive collaboration and optimize RE footprint wework KIRKLAND & ELLIS PJT Partners 9

WeWork is Taking Significant Office Lease Market Share Flex as a % of Commercial Real Estate Flex Sector Growth Drivers (1) U.S. Flexible Workspace Penetration of 3.5B total office supply RSF i JLL High Case TAM: 22.2% Increasing adoption of hybrid work and 25% rise of the “third workplace” Projected share of total (1) flexible workspace market JLL Base Case TAM: 13.3% ii ~5x Companies seeking flexibility of lease Implied terms and potential Projected increase in revenue High: 5.6% cost savings (2) by 2030 Base: 3.3% iii Innovation in Workplace 73% of survey respondents in the United States intend to have some type of hybrid-work technology to drive collaboration and arrangements as part of their steady state business going forward. In EMEA, the proportion of optimize RE footprint survey respondents for whom flex space is currently less than 10% of their real estate portfolio is expected to halve in the next two years from 86% to 41%. (3) —CBRE “Office Occupier Sentiment Survey”, April 2022 for the United States, May 2022 for EMEA Source: CBRE, JLL, and Green Street. (1) Illustrative TAM analysis based on flexible workspace projections for U.S. only. Implied total flexible workspace SQFT based on estimated 2.5% 2020 flexible workspace penetration as percentage of total office space; Total office estimate based on Green Street estimate. (2) Assumes total office market square footage and WeWork flexible workspace market share remains constant in the projection period. Based on projected base case flexible workspace penetration. 9 (3) For the United States and EMEA per CBRE “Office Occupier Sentiment Survey.”

Q4 2022 Market Overview

	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22
Systemwide gross workstation sales (SF sold)(1)	142k (8.5m SF)	163k (9.8m SF)	202k (12.1m SF)	197k (11.8m SF)	217k (13.0m SF)	211k (12.7m SF)	205k (12.3m SF)	205k (12.3m SF)	206 (12.3m SF)
Consolidated gross workstation sales (SF sold)(1)	105k (6.3m SF)	120k (7.2m SF)	156k (9.4m SF)	153k (9.3m SF)	164k (9.9m SF)	166k (10.0m SF)	160k (9.6m SF)	162k (9.7m SF)	165k (9.9m SF)
Average commitment length (months)	20	21	22	21	20	20	19	19	19
Consolidated All Access and other legacy memberships	13k	15k	20k	32k	45k	55k	62k	67k	70k

wework KIRKLAND & ELLIS PJT Partners 10

Q4 2022 Market Overview Consistent and material growth in workstation sales and All Access memberships. Q4’20 Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 Systemwide gross 142k 163k 202k 197k 217k 211k 205k 205k 206 (1) workstation sales (SF sold) (8.5m SF) (9.8m SF) (12.1m SF) (11.8m SF) (13.0m SF) (12.7m SF) (12.3m SF) (12.3m SF) (12.3m SF) Consolidated gross 105k 120k 156k 153k 164k 166k 160k 162k 165k (1) workstation sales (SF sold) (6.3m SF) (7.2m SF) (9.4m SF) (9.3m SF) (9.9m SF) (10.0m SF) (9.6m SF) (9.7m SF) (9.9m SF) Average commitment length 20 21 22 21 20 20 19 19 19 (months) Consolidated All Access and 13k 15k 20k 32k 45k 55k 62k 67k 70k other legacy memberships 10 (1) The square foot figure is based upon gross workstation sales multiplied by 60 square feet.

Q4 2022 Operating Metrics

PHYSICAL MEMBERSHIP ARPM[1]

$520
$500
$480
$460
$440
$500
$482
$485
$484
$484
$481
$477
$481
$488
$497
$508
$514
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Actual FX
Budget FX

PHYSICAL OCCUPANCY

80%
70%
60%
50%
40%
47%
50%
56%
63%
67%
70%
71%
75%
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

% BUILDING MARGIN

(36%)	**(34%)**	**(16%)**	**(1%)**	**5%**	**11%**	**13%**	**17%**

wework KIRKLAND & ELLIS PJT Partners 11

Q4 2022 Operating Metrics Improved Physical Occupancy and strong ARPM have contributed to consistently improving Building Margin. (1) PHYSICAL MEMBERSHIP ARPM $514 $520 $508 $497 $500 $488 $500 $480 $485 $484 $484 $482 $481 $481 $477 $460 $440 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Actual FX Budget FX PHYSICAL OCCUPANCY 80% 75% 71% 70% 67% 70% 63% 60% 56% 50% 47% 50% 40% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 % BUILDING MARGIN (36%) (34%) (16%) (1%) 5% 11% 13% 17% 11 (1) Physical Membership ARPM is calculated as Physical Membership Revenue divided by Average Physical Memberships.

Q4 2022 Leasing Market Share WeWork leasing activity has been substantially larger than the market in select cities. Equivalent % of Q4’22 Traditional Q4’22 WeWork WeWork Q4 Leasing WeWork as a % of Q4’22 Traditional Market Market Square Feet Square Feet as a Multiple of (1) Market Stock Square Feet (1) (2) Leased Leased Market Stock (1) Leased Boston ~1% 760k 160k 21% 17x New York ~1% 4,100k 950k 23% 21x Miami ~1% 710k 80k 11% 16x San Francisco ~0.5% 1,840k 240k 13% 22x Chicago ~0.5% 930k 170k 19% 40x London ~1.5% 2,100k 910k 44% 30x Dublin ~1% 560k 50k 8% 7x Paris ~1% 3,820k 430k 11% 17x Berlin ~0.5% 1,770k 190k 11% 34x (1) Please refer to “Market Share Methodology and Sources” in Appendix for additional information. (2) WeWork leasing activity based on total new workstations sold and renewed in each market multiplied by 60 square feet per 12 workstation.

Q4 2022 Physical Occupancy

Number of Markets
Q1'22
Q2'22
Q3'22
Q4'22
50
45
40
35
30
25
20
15
10
5
0
11
8
6
5
43
34
34
26
17
19
21
20
28
38
38
48

Physical Occupancy	0% - 50%	50% - 70%	70% - 80%	80% - 100%
Workstations (Q4'22)	22k	222k	172k	315k
% of Capacity (Q4'22)	3%	30%	24%	43%
% of Revenue (Q4'22)	2%	23%	26%	49%
Building Margin % (Q4'22)	(26%)	6%	9%	29%
Select Markets	Silicon Valley, San José (Costa Rica), Minneapolis, Salt Lake City	Tokyo, Mexico City, Washington DC, Los Angeles, Boston	New York City, Sydney, Atlanta, Seattle, Austin	London, São Paulo Paris, Seoul, San Francisco

wework KIRKLAND & ELLIS PJT Partners 13

Q4 2022 Physical Occupancy As of December 2022, 68 out of 99 consolidated markets had over 70% Physical Occupancy, with average (1) Physical Occupancy of 81% and Building Margin % of 22%. Number of 48 50 Markets 43 45 Q1’22 38 38 40 34 34 Q2’22 35 28 30 26 Q3’22 25 21 20 19 Q4’22 20 17 15 11 8 10 6 5 5 0 Physical Occupancy 0% - 50% 50% - 70% 70% - 80% 80% - 100% Workstations (Q4’22) 22k 222k 172k 315k % of Capacity (Q4’22) 3% 30% 24% 43% % of Revenue (Q4’22) 2% 23% 26% 49% Building Margin % (Q4’22) (26%) 6% 9% 29% Select Markets Silicon Valley, Tokyo, Mexico City, New York City, Sydney, London, São Paulo San José (Costa Rica), Washington DC, Atlanta, Seattle, Paris, Seoul, Minneapolis, Los Angeles, Boston Austin San Francisco Salt Lake City (1) Building Margin % is calculated as Building Margin divided by Adjusted Membership & Services Revenue. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP 13 measures are not provided.

5-Year Business Plan Overview WeWork has prepared long-term projections (the “Business Plan”) shown herein > The Business Plan has been prepared using a bottoms up approach at the country level, driven by the Company’s KPIs The Business Plan reflects management’s expectation of return of Physical Occupancy to near pre-pandemic levels > WeWork took a disproportionate share of the rental market in Q4’22 as the industry shifted to flexible workspace solutions ‒ For example, in New York, WeWork represents ~1% of the market but took ~23% share of the leased square footage. Similarly, in London, WeWork’s share was ~1.5% and ~44%, respectively > WeWork’s Physical Occupancy increased throughout FY2022 while occupancy rates for traditional office declined > COVID is expected to accelerate the trend away from traditional offices to flexible workspace The Business Plan projects WeWork to be Adjusted EBITDA positive in FY2023 and achieve material improvement in Adjusted EBITDA and Free Cash Flow in each year thereafter > Physical Membership Revenue is projected to increase as Physical Occupancy and Physical Membership ARPM improve ‒ Pre-pandemic Physical Occupancy for mature locations was ~88-90%, consistent with steady state rates in the Business Plan ‒ Projections assume less than 4% ARPM CAGR (FY’22-27). Notably, International markets renewals ARPM grew ~10% in H2’22 > All Access & On-Demand Revenue is expected to grow as WeWork continues to optimize its space to allow for harmonious co- offerings, develop additional products to best suit market needs, and drive growth in On-Demand > 24% YoY SG&A improvement projected in FY2023 through continued right-sizing initiatives and focus on leveraging technology to reduce costs ‒ The Company has selected a technology partner that will help upgrade its technology platform while reducing costs > The Business Plan includes the impact of exits announced during the Q3’22 earnings call plus additional rent savings opportunities in the U.S. 14

5-Year Business Plan Overview (Cont’d) The growth case of the Business Plan (the “Growth Case”) includes upside from pursuing potential acquisitions to capitalize on growing demand for flexible workspace once the Company’s capital constraints are resolved > The Company would seek to add ~25k desks annually in each of FY2025 – FY2027 in the Growth Case, though there is potential to execute value-accretive M&A and asset-light growth opportunities before FY2025 > The global co-working sector is very fragmented, with many small operators looking for strategic exits. A profitable and better- capitalized WeWork could be positioned to be the acquiror of choice > In addition to the Growth Case, management has prepared a base case (the “Base Case”) that shows projections in the absence of value-additive acquisitions The projections herein are shown based on the status quo capital structure as well as the capital structure pro forma for the Transaction These projections are forward-looking statements and subject to change (see Disclaimer at the end of this presentation) 15

5-Year Business Plan
Consolidated Projections

PHYSICAL WORKSTATIONS

FY23 – FY27 CAGR
Base Case: 0.4%
Growth Case: 2.9%
1,000k
800k
600k
400k
200k
-
715k
722k
751k
776k
801k
23k
48k
73k
715k
722k
727k
727k
727k
FY2023
FY2024
FY2025
FY2026
FY2027
Base Case
Growth

PHYSICAL MEMBERSHIPS

FY23 – FY27 CAGR
Base Case: 2.3%
Growth Case: 4.8%
1,000k
800k
600k
400k
200k
-
587k
635k
661k
685k
707k
21k
43k
65k
587k
635k
641k
642k
642k
FY2023
FY2024
FY2025
FY2026
FY2027
Base Case
Growth

TOTAL REVENUE
($ in millions)

FY23 – FY27 CAGR
Base Case: 8.6%
Growth Case: 12.4%
$6,000
$4,000
$2,000
$-
$3,573
$4,148
$4,749
$5,237
$5,708
$234
$483
$733
$3,573
$4,148
$4,515
$4,754
$4,976
FY2023
FY2024
FY2025
FY2026
FY2027
Base Case
Growth

ADJUSTED EBITDA(1)
($ in millions)

FY23 – FY27 CAGR
Base Case: 53.1%
Growth Case: 56.4%
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$247
$771
$1,099
$1,301
$1,477
$39
$81
$123
$247
$771
$1,060
$1,219
$1,354
FY2023
FY2024
FY2025
FY2026
FY2027
Base Case
Growth

wework KIRKLAND & ELLIS PJT Partners 16

5-Year Business Plan Consolidated Projections PHYSICAL WORKSTATIONS PHYSICAL MEMBERSHIPS FY23 – FY27 CAGR FY23 – FY27 CAGR Base Case: 0.4% 1,000k Base Case: 2.3% 1,000k Growth Case: 2.9% Growth Case: 4.8% 801k 776k 751k 722k 715k 707k 800k 800k 685k 661k 73k 48k 23k 635k – – 587k 65k 43k 21k 600k 600k 400k 400k 722k 727k 727k 727k 715k 635k 641k 642k 642k 587k 200k 200k – – FY2023 FY2024 FY2025 FY2026 FY2027 FY2023 FY2024 FY2025 FY2026 FY2027 Base Case Growth Base Case Growth (1) TOTAL REVENUE ADJUSTED EBITDA ($ in millions) ($ in millions) FY23 – FY27 CAGR FY23 – FY27 CAGR $1,477 $1,600 Base Case: 8.6% Base Case: 53.1% $5,708 $1,301 Growth Case: 12.4% Growth Case: 56.4% $1,400 $123 $6,000 $5,237 $1,099 $4,749 $81 $733 $1,200 $483 $4,148 $39 $234 $1,000 $3,573 $771 $4,000 $800 $1,354 $600 $1,219 $4,976 $4,754 $1,060 $4,515 $2,000 $4,148 $247 $3,573 $400 $771 $200 $247 $– $– FY2023 FY2024 FY2025 FY2026 FY2027 FY2023 FY2024 FY2025 FY2026 FY2027 Base Case Growth Base Case Growth 16 (1) See definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.

5-Year Business Plan Consolidated Projections (Cont’d) In the Growth Case, the Company would seek to add approximately 25k desks each year from FY2025-27 through value-accretive acquisitions. ($ in millions, except Revenue per Member and Adj. EBITDA per Member) FY2023 - FY2027 CAGR FY2023 FY2024 FY2025 FY2026⁽¹⁾ FY2027⁽¹⁾ Assumptions: New Desks Adds 23k 25k 25k – – New Desks Occupancy 88.0% 88.0% 88.0% – – Revenue per Member for New Desks – – $11,328 $11,328 $11,328 Adj. EBITDA per Member for New Desks⁽²⁾ – – $1,903 $1,903 $1,903 Base Case Desks 715k 722k 727k 727k 727k 0.4% New Desks 23k 48k 73k – – Total Desks 715k 722k 751k 776k 801k 2.9% Base Case Memberships 587k 635k 641k 642k 642k 2.3% New Desks Memberships – – 21k 43k 65k Total Memberships 587k 635k 661k 685k 707k 4.8% Base Case Revenue $3,573 $4,148 $4,515 $4,754 $4,976 8.6% New Desks Revenue 234 483 733 – – Total Revenue $3,573 $4,148 $4,749 $5,237 $5,708 12.4% $247 $771 $1,060 $1,219 $1,354 53.1% Base Case Adj. EBITDA⁽²⁾ New Desks Adj. EBITDA⁽²⁾ – – 39 81 123 Total Adj. EBITDA⁽²⁾ $247 $771 $1,099 $1,301 $1,477 56.4% Base Case Adj. EBITDA Margin 6.9% 18.6% 23.5% 25.7% 27.2% 40.9% New Desks Adj. EBITDA Margin 16.8% 16.8% 16.8% Total Adj. EBITDA Margin 6.9% 18.6% 23.1% 24.8% 25.9% 39.1% Memo: Illustrative Acquisition Cost $222 $236 $236 $– $– (1) Revenue per Member, EBITDA per Member and New Desks Occupancy for FY2026 and FY2027 assumed to be equal to FY2025. 17 (2) See definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.

Transaction Summary The Transaction will achieve several important objectives and result in a more sustainable capital structure for the benefit of all stakeholders > Provides Liquidity: Raises total funding and capital commitments of over $1bn (1) > De-Levers the Balance Sheet: Cancels or equitizes approximately $1.5bn of debt . Pro forma for the Transaction, the Company’s total debt reduces from $3.6bn to less than $2.4bn (2) > Extends Maturities: Extends FY2025 maturity wall by 2 years; approximately $1.9bn of pro forma funded debt will now mature in FY2027 The new financing raised and committed in the Transaction is expected to fully fund WeWork’s Business Plan and provide ample liquidity headroom > Issuance of $500mm New 1L Notes and commitment for $475mm of New 1L Delayed Draw Notes in connection with the Transaction > Substantial liquidity cushion, with approximately $630mm of consolidated liquidity projected at the Q3’24 trough The Transaction will significantly de-lever the balance sheet and reduce cash interest going forward > SoftBank will equitize $1.04bn of its 5.00% Senior Unsecured Notes into equity at a discount to par > SoftBank will exchange the remaining $609.5mm of its 5.00% Senior Unsecured Notes into new debt and equity at a discount to par > Public bondholders will exchange their 7.875% Senior Unsecured Notes and 5.00% Senior Unsecured Notes into either (a) new debt and equity or (b) equity, in each case at a discount to par The Transaction will extend the Company’s maturity runway through August 2027, subject to extensions of the LC facility > In connection with the transaction, SoftBank Vision Fund II (“SVFII”) will extend its guarantees for the LC facility to August 2027 The Transaction has broad consensus across the Company’s capital structure, including the support of SoftBank and ~60% of public bondholders at launch > Significant capital commitments primarily from existing bondholders, a third-party investor, and SoftBank demonstrate stakeholder confidence in the Company’s projections and prospects (1) Assumes 100% of public bondholders exchange into either (i) New 2L Exchange Notes and equity or (ii) New 3L Exchange Notes and equity. 18 (2) Based on pro forma debt balances as of illustrative March 31, 2023 Transaction closing.

Transaction Overview[1]

Assumes 100% Bondholder Participation

($ in millions)

Transaction Sources	
New 1L Notes	$525
New 1L Delayed Draw Notes	475
New 2L Exchange Notes	914
New 2L Convertible Exchange Notes	188
New 3L Convertible Exchange Notes	270
New Equity Capital	40
Discount Captured	287
Equitization of SoftBank Notes	1,028
Equitization of Public Notes	183
Total Sources	**$3,909**

Transaction Uses	
Unsecured Notes Exchanged	$1,219
SoftBank Notes Exchanged/Equitized	1,650
SoftBank Secured Notes Repayment	250
PIK Backstop Fee on New 1L Notes	25
Cash to Balance Sheet	290
Undrawn Notes Commmitment	475
Total Uses	**$3,909**

			Current (as of 3/31/23)					Pro Forma (as of 3/31/23)			
	Maturity	Interest Rate	Amount	x FY24E Adj. EBITDA	Cash Interest	Total Interest	Adj.	Amount	x FY24E Adj. EBITDA	Cash Interest	Total Interest
Senior LC Facility	Mar 14, 2025[2]	6.125% [3]	$-		$62	$62	$-	$-		$62	$62
Junior LC Debt Facility	Mar 7, 2025[2]	S+9.90%	470		71 [5]	71	-	470		71	71
Senior Secured SoftBank Notes	Mar 15, 2025	7.5%/11%[4]	250		19	19	(250)	-		-	-
New 1L Notes	Aug 15, 2027	15.000%	-		-	-	525	525		37	79
New 1L Delayed Draw Notes ($475mm)	Aug 15, 2027	15.000%	-		-	-	-	-		-	-
New 2L Exchange Notes	Aug 15, 2027	11.000%	-		-	-	914	914		46	101
New 2L Convertible Exchange Notes	Aug 15, 2027	11.000%	-		-	-	188	188		9	21
New 3L Convertible Exchange Notes	Aug 15, 2027	12.000%	-		-	-	270	270		-	32
JapanCo Debt	Various	2.50-3.30%	22		-	-	-	22		-	-
Total Secured Debt			**$742**	**1.0x**	**$151**	**$151**	**$1,646**	**$2,388**	**3.1x**	**$224**	**$365**
Senior Unsecured Notes	May 1, 2025	7.875%	669		53	53	(669)	-		-	-
Senior Unsecured Notes	Jul 10, 2025	5.000%	550		28	28	(550)	-		-	-
SoftBank Senior Unsecured Notes	Jul 10, 2025	5.000%	1,650		83	83	(1,650)	-		-	-
Total Debt			**$3,611**	**4.7x**	**$314**	**$314**	**($1,223)**	**$2,388**	**3.1x**	**$224**	**$365**
Less: Cash & Cash Equivalents[6]			(155)				(290)	(445)			
Net Debt			**$3,456**	**4.5x**	**$314**	**$314**	**($1,513)**	**$1,943**	**2.5x**	**$224**	**$365**

Memo: PF Liquidity	
Cash & Cash Equivalents	$445
Undrawn Notes Commitment	475
Total Liquidity	**$920**

Memo: EBITDA	
FY23E EBITDA	$247
FY24E EBITDA	771

wework KIRKLAND & ELLIS PJT Partners 19

(1) Transaction Overview Assumes 100% Bondholder Participation ($ in millions) Transaction Sources Transaction Uses New 1L Notes $525 Unsecured Notes Exchanged $1,219 New 1L Delayed Draw Notes 475 SoftBank Notes Exchanged/Equitized 1,650 New 2L Exchange Notes 914 SoftBank Secured Notes Repayment 250 New 2L Convertible Exchange Notes 188 PIK Backstop Fee on New 1L Notes 25 New 3L Convertible Exchange Notes 270 Cash to Balance Sheet 290 New Equity Capital 40 Undrawn Notes Commmitment 475 Discount Captured 287 Equitization of SoftBank Notes 1,028 Equitization of Public Notes 183 Total Sources $3,909 Total Uses $3,909 Current (as of 3/31/23) Pro Forma (as of 3/31/23) Interest x FY24E Adj. Cash Total x FY24E Adj. Cash Total Rate EBITDA Interest Interest Adj. EBITDA Interest Interest Maturity Amount Amount Senior LC Facility 6.125% $62 $62 $62 $62 Mar 14, 2025⁽²⁾ ⁽³⁾ $– $– $– Junior LC Debt Facility S+9.90% 470 71 71 470 71 71 Mar 7, 2025⁽²⁾ ⁽⁵⁾ – (4) Senior Secured SoftBank Notes Mar 15, 2025 250 19 19 (250) – – – 7.5%/11% New 1L Notes Aug 15, 2027 15.000% 525 525 37 79 – – – New 1L Delayed Draw Notes ($475mm) Aug 15, 2027 15.000% – – – – – – – New 2L Exchange Notes Aug 15, 2027 11.000% 914 914 46 101 – – – New 2L Convertible Exchange Notes Aug 15, 2027 11.000% 188 188 9 21 – – – New 3L Convertible Exchange Notes Aug 15, 2027 12.000% 270 270 32 – – – – JapanCo Debt Various 2.50-3.30% 22 22 – – – – – Total Secured Debt $742 1.0x $151 $151 $1,646 $2,388 3.1x $224 $365 Senior Unsecured Notes May 1, 2025 7.875% 669 53 53 (669) – – – Senior Unsecured Notes Jul 10, 2025 5.000% 550 28 28 (550) – – – SoftBank Senior Unsecured Notes Jul 10, 2025 5.000% 1,650 83 83 (1,650) – – – Total Debt $3,611 4.7x $314 $314 ($1,223) $2,388 3.1x $224 $365 (155) (290) (445) Less: Cash & Cash Equivalents⁽⁶⁾ Net Debt $3,456 4.5x $314 $314 ($1,513) $1,943 2.5x $224 $365 Memo: PF Liquidity Memo: EBITDA Cash & Cash Equivalents $445 FY23E EBITDA $247 771 Undrawn Notes Commitment 475 FY24E EBITDA Total Liquidity $920 (1) Illustratively assumes March 31, 2023 Transaction closing. Assumes 100% of public bonds elect to exchange into 75 points of 2L Exchange Notes and 15 points of equity. Excludes Transaction costs / professional fees. (2) SVFII credit support as co-obligor for Senior and Junior LC facilities to be extended to August 15, 2027 (in the event of an extension of the LC facilities) as part of the transaction. (3) Based on LC fees of 6.00% and fronting fee of 0.125%. (4) The secured notes receive 7.5% cash interest through February 15, 2024 and 11% PIK thereafter. Principal outstanding under the notes may not exceed $500mm. (5) Based on 3-month term SOFR of 5.12% from Chatham Financial (as of March 10, 2023). 19 (6) Excludes restricted cash.

Transaction Term Sheet > $675mm, including (i) $500mm New 1L Notes which will be offered to all non-SoftBank Public Noteholders and which is backstopped by the (1) ad hoc group (the “AHG”) and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes from third-party, non-SoftBank investor(s) > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) New Money > Following the issuance of $500mm of New 1L Notes in connection with the exchange offers, 1L Delayed Draw Notes from third party and SoftBank may be drawn as follows: (i) the first $250m from SoftBank and $125m from third party shall be drawn ratably; (ii) the final $50m from SoftBank and $50m from third party shall be drawn ratably; SoftBank and third party shall be entitled to a 12.5% PIK fee with respect to the portion of any 1L Delayed Draw Notes amount issued and outstanding above $250mm and $125mm, respectively > Third-party, non-SoftBank Investors to purchase 35mm of primary shares of WeWork at $1.15/share at closing > Public Noteholders exchange into (i) subject to a New Money commitment, New 2L Exchange Notes and equity, (ii) New 3L Exchange Notes and equity, or (iii) equity Exchange ‒ Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Offers Company > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into New 2L Convertible Exchange Notes and equity and (ii) $359.5mm of Unsecured Notes into New 3L Convertible Exchange Notes and equity > SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Equitization Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the 20-day volume weighted average common stock price 10 trading days pre and 10 trading days post-announcement of the Exchange (the “Common Equity VWAP”) (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable 20 capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). Structure / Implementation

Transaction Term Sheet (Cont’d) > First lien notes (“New 1L Notes”) from participating Public Noteholders Description > New 1L Notes or New 1L Delayed Draw Notes from SoftBank and third-party, non-SoftBank investors ‒ New 1L Delayed Draw Notes will be issued under the same indenture as the New 1L Notes, but under three separate series > $675mm, including (i) $500mm offered to all non-SoftBank Public Noteholders and backstopped by the AHG and (ii) $175mm New 1L Notes (1) or New 1L Delayed Draw Notes (at the Company’s option) from third-party, non-SoftBank investors at the same terms (including call protection, if drawn) as New 1L Notes Size > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank’s drawn amounts being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Drawn: 15.0% (7.0% Cash / 8.0% PIK), payable semi-annually / Undrawn: None Interest Rate > Default Rate: 2% Backstop Fee > 5.0% PIK to the AHG ($500mm backstopped from AHG) Maturity > August 15, 2027 > Secured on a first lien basis by all assets (subject to exclusions customary for facilities of this nature and on terms satisfactory to the AHG and SoftBank) consistent with the collateral securing the LC Facility > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited Guarantees and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 1L Notes of each applicable series separately (the “Required 1L Noteholders”) CoC > Callable at 101% of par, “Change of Control” to be defined in a manner acceptable to the AHG and SoftBank > NC – 18 months from closing / par thereafter (subject to make-whole protection (to be defined in a manner acceptable to the AHG and SoftBank) during non-call period) Prepayment > Equity Claw: WeWork may repay 35% of outstanding principal at 115.0% during non-call period > At the signing date, a third-party, non-SoftBank investors will have committed to purchase 35mm of primary shares of WeWork at Equity Option $1.15/share at closing (1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable 21 capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s). New 1L Notes / New 1L Delayed Draw Notes

Transaction Term Sheet (Cont’d) 111 Description > Second lien exchange notes (“New 2L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment > 101 refi call protection Maturity > August 15, 2027 > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Convertible Exchange Notes and (iii) senior to the New 3L Exchange Notes and the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Exchange Notes of each applicable series separately 22 New 2L Exchange Notes (Non-Convertible)

Transaction Term Sheet (Cont’d) 111 Description > Second lien convertible exchange notes (“New 2L Convertible Exchange Notes”) > $250mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 2L Convertible Exchange Notes + 15 cents Exchange Price of equity at the Common Equity VWAP) > 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment > 101 refi call protection Maturity > August 15, 2027 > Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) pari passu with the New 2L Exchange Notes and (iii) senior to the New 3L Exchange Notes and the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Convertible Exchange Notes of each applicable series separately > The holder has the option to convert its New 2L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion > 18 months after closing date, 2L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) Option the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 23 New 2L Convertible Exchange Notes

Transaction Term Sheet (Cont’d) 111 Description > Third lien exchange notes (“New 3L Exchange Notes”) > 7.875% Notes: 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) Exchange Price > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment > 101 refi call protection Maturity > August 15, 2027 > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu with the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Exchange Notes of each applicable series separately 24 New 3L Exchange Notes (Non-Convertible)

Transaction Term Sheet (Cont’d) 111 Description > Third lien convertible exchange notes (“New 3L Convertible Exchange Notes”) > $359.5mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 3L Convertible Exchange Notes + 15 Exchange Price cents of equity at the Common Equity VWAP) > 12.0% PIK, payable semi-annually Interest Rate > Default Rate: 2% > 101 equity claw for life Prepayment > 101 refi call protection Maturity > August 15, 2027 > Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) pari passu with the New 3L Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. Security / Guarantees > Guarantors to include each guarantor and each current “unrestricted subsidiary” (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Convertible Exchange Notes > The holder has the option to convert its New 3L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP Conversion > 18 months after closing date, the 3L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if Option (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period 25 New 3L Convertible Exchange Notes

Transaction Term Sheet (Cont’d) 111 Senior Tranche > $960mm Junior Tranche > $470mm > Senior LC Tranche: 6.0% Rate > Junior LC Tranche: 3M SOFR + 9.90% > Senior LC Tranche: March 14, 2025 Maturity > Junior LC Tranche: March 7, 2025 > SVFII reimbursement obligations and LC commitments under the LC Facility dynamically reduce dollar-for-dollar with LC utilization burn down (as provided in the existing LC credit facility documents) > SVFII shall only be obligated to reimburse existing LCs; credit support shall not be extended for new LCs; LCs shall not be issued to secure new leases > Subject to acceptable amendments to the LC Facility documents, SVFII shall continue to provide credit support under the existing credit SVFII facility until August 15, 2027 and shall work with Bank Lenders to continue to extend the maturity dates for the facility Obligations (1) > Senior + Junior Upfront Fees payable May 2024 (150 bps) / August 2024 (50 bps) > PIK Accrual Fees accrued through 2027 and payable at the earliest of maturity, acceleration and termination of the LC Facility ‒ 7.045% Senior LC Fee Accrual Start: February 10, 2024 ‒ 6.500% Junior LC Fee Accrual Start: November 30, 2023 > Existing collateral Security/ Guarantees > Pledge of 100% of equity interests of WW Worldwide C.V. > Subject to participation in pro rata share of New Money commitment, Public Noteholders have the option to exchange (i) at 90% of par into a combination of (x) 75 cents of New 2L Exchange Notes and (y) 15 cents of common equity at the Common Equity VWAP or (ii) at 90% of par New Money into equity at a per share conversion price equal to the Common Equity VWAP Participants ‒ Any and all accrued or deferred portion of coupon paid in cash at closing Non-New > Public Noteholders offered the ability to exchange (i) at 90% of par into a combination of (x) 75 cents of 3L Exchange Notes and (y) 15 cents of Money equity or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP Participants Minimum > Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company Participation Negative > Participating Public Noteholders to consent to stripping substantially all restrictive covenants in 7.875% Notes and 5.000% Notes indentures Covenants 26 (1) Reflects current agreed deferral terms. Public Notes Exchange LC Facility

Transaction Term Sheet (Cont’d) > SoftBank to roll its $250mm existing drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company’s option; if Delayed Draw Notes option selected, then subject to SoftBank being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Any and all accrued or deferred portion of coupon and fees paid in cash at closing > Remaining $200mm of $500mm Senior Secured Notes commitment to be canceled at closing Secured > Prior to closing, the remaining $250mm Senior Secured Notes commitment may be drawn by the Company in separate draws, each subject to Notes the terms of the NPA and subject to the following schedule: a request of no more than $50mm which may be made no earlier than April 1, 2023; a subsequent request of no more than $75mm which may be made no earlier than May 1, 2023; another subsequent request of no more than $75mm which may be made no earlier than June 1, 2023 and, if applicable, $50mm thereafter (provided all outstanding Senior Secured Notes, including any accrued but unpaid interest thereon, shall be repaid in cash to SoftBank at closing, except that a principal amount of up to $300mm of then outstanding Senior Secured Notes may, at the Company’s election, either (i) be repaid in cash at closing in consideration for the issuance of up to $300mm of New 1L Delayed Draw Notes or (ii) remain outstanding and be exchanged for up to $300mm of New 1L Notes at closing) > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into (x) 75 cents of New 2L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP and (ii) $359.5mm of Unsecured Notes into (x) 75 cents of New 3L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP ‒ Delayed Draw option shall not impair the ability to uptier SoftBank’s Unsecured Notes into New 2L Convertible Exchange Notes and New 3L Unsecured Convertible Exchange Notes Notes > No Unsecured Notes to remain outstanding; SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the Common Equity VWAP > Any and all accrued or deferred portion of coupon paid in cash at closing > Documentation to provide that, in the event WeWork commences a case under chapter 11 of the Bankruptcy Code, all new first lien notes and Pro Rata new second lien notes held by SoftBank must be classified with and receive the same treatment as the new first lien notes and new second lien Sharing notes held by non SoftBank investors, as applicable 27 SoftBank

Transaction Term Sheet (Cont’d) > The Issuers, the 1L Notes Collateral Agent (as representative for the New Money 1L Noteholders), and Goldman Sachs International Bank (as representative for the “Secured Parties” (as defined in the L/C Credit Agreement)) (“GSIB”), shall enter into an intercreditor agreement based on the existing pari passu intercreditor agreement between the Issuers, GSIB, and the collateral agent under the existing Senior Secured Notes, subject to the below changes and additional technical changes to permit the addition of additional series of pari passu debt > The intercreditor agreement shall provide that (i) (x) prior to the occurrence of an LC Discharge Event (as defined below), GSIB shall be the “controlling agent”, including in any insolvency or liquidation proceeding (the “1L Controlling Agent”) and (y) after the occurrence of an LC Discharge Event, the 1L Notes Collateral Agent shall be 1L Controlling Agent and shall take direction on a majority vote basis with the full principal amount of each applicable series of New 1L Notes deemed to vote as directed by the majority of the holders of the New 1L Notes in such series and (ii) the parties to the intercreditor agreement shall not raise any objection to any debtor(s)-in-possession financing provided by or use of cash collateral under Section 363 of the Bankruptcy Code (or similar or equivalent provision of any other bankruptcy law) by the 1L Controlling Agent > The holders of the New 1L Notes and New 1L Delayed Draw Notes acknowledge and agree that: (i) the first lien secures all obligations under the Pari Intercreditor LC Facility, the New 1L Notes and the New 1L Delayed Draw Notes (collectively, the “First Lien Obligations”) and (ii) to the extent that the SVF (1) Agreement Obligor or any other person funds, pays, prepays, reimburses or cash collateralizes the LC Facility, (a) the SVF Obligor or such other person shall be subrogated to the rights of the Secured Parties and (b) the claims arising from such funding, payment, prepayment, reimbursement or cash collateralization shall rank pari passu in payment and security with the New 1L Notes and the New 1L Delayed Draw Notes. The holders of the New 1L Notes and New 1L Delayed Draw Notes agree that they shall not challenge the validity, enforceability or priority of claims, whether arising from subrogation or otherwise, of the SVF Obligor or such other person or the validity, enforceability or priority of any liens securing such claims of the SVF Obligor or such other person > “LC Discharge Event” means (i) the “Date of Full Satisfaction” under the LC Credit Agreement, (ii) the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor under the LC Credit Agreement (whether by the WeWork Obligors, the SVF Obligor or any other person), in each case, in full and in cash, including any funding, payment, prepayment, reimbursement or cash collateralization or prepayment in accordance with Sections 11.1 or 11.2 of the LC Credit Agreement or the Parent Indemnity, in each case, in full and in cash, or (iii) the SVF Obligor being subrogated to the rights of the Secured Parties as a result of the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor pursuant to Sections 11.1 or 11.2 of the LC Credit Agreement, in each case, in full and in cash > Affiliates of the Company shall only be entitled to vote their New 2L Notes in a dollar amount up to their respective amount of New 2L Notes held as of the Closing Date (inclusive of all subsequent PIK accruals) for purposes of voting on any plan of reorganization proposed in the Voting bankruptcy proceedings of the Company or any Guarantor; provided, that such plan treats the New 2L Notes owned by Affiliates in the same manner in which it treats the New 2L Notes held by non-Affiliates > Customary for facilities of this nature and to be on terms satisfactory to the AHG and SoftBank Events of Default > To include cross-default (without additional grace period) provisions for any Event of Default following the expiration of a grace period under (2) the LC Facility or other material indebtedness (1) Capitalized terms used in this section but not defined herein shall have the meanings ascribed to them in the LC Credit Agreement. 28 (2) This Event of Default shall apply only to the New 1L Indenture.

Transaction Term Sheet (Cont’d) > Customary resale registration rights for each party receiving equity securities pursuant to the transactions herein (including for the avoidance of doubt, the participating Public Noteholders), including: ‒ The filing of registration statements on Form S-3 (or such other form if the Company is not then eligible to use such form (provided, that the Company shall use its reasonable best efforts to remain eligible to use Form S-3 in all circumstances for so long as the Company has obligations hereunder)) as follows: o For members of the AHG, no later than the first Business Day following the settlement of the Exchange Offers described herein o For all other Public Noteholders who participate in any Exchange Offer and who provide the notice and questionnaire set forth in the Offering Memorandum relating to the Exchange Offers no later than the 15th Business Day after the settlement of the Exchange Offers, such initial registration statement shall be filed no later than the 20th Business Day after the date of settlement of the Exchange Offers Registration ‒ Using commercially reasonable efforts to obtain effectiveness of such registration statements as soon as possible under applicable U.S. Rights securities laws and maintaining the effectiveness of (i) the registration statement covering the resale of shares held by the AHG until the date on which all such shares of Class A Common Stock have been sold and (ii) the registration statement covering the resale of shares held by other Public Noteholders until the earliest of: (1) two years after the first date of original issuance of the New 1L Notes and (2) the date on which all such shares of Class A Common Stock have been sold ‒ Customary piggyback registration rights for the AHG in the case of any primary offering of equity securities by the Company within 2 years of the settlement of the notes issued from the Exchange Offers ‒ Registration rights will be subject to customary blackout periods ‒ Customary expenses and indemnification provisions will be included as part of the registration rights > Without limiting any rights currently held, SoftBank will be granted registration rights comparable to those granted to the AHG (1) Fees and Expenses > The fees and expenses incurred by Covered 1L Noteholders and Covered 2L Noteholders (each, defined below) in administering and enforcing & Indemnification their respective notes will be paid by the Issuers and/or the Guarantors. Ratings > Company to use best efforts to obtain a rating for the New 1L Notes and New 2L Exchange Notes (1) “Covered 1L Noteholders” shall mean a group of holders of New 1L Notes (other than SoftBank and certain third-party, non- SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 1L Notes at any time. “Covered 2L Noteholders” shall mean a group of holders of New 2L Exchange Notes (other than SoftBank and certain third-party, non- 29 SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 2L Exchange Notes at any time.

I. Appendix

PJT Partners KIRKLAND & ELLIS wework

A. Base Case Business Plan

A. Base Case Business Plan

5-Year Business Plan Base Case – Consolidated Projections FY21-27 CAGR ($ in millions, except ARPM) Q1'23 Q2'23 Q3'23 Q4'23 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Physical Workstations 726k 708k 711k 715k 746k 731k 715k 722k 727k 727k 727k (0.4%) a QoQ/YoY Growth % (1%) (3%) 0% 0% (2%) (2%) 1% 1% – – Physical Memberships 542k 546k 567k 587k 469k 547k 587k 635k 641k 642k 642k 5.4% QoQ/YoY Growth % (1%) 1% 4% 4% 17% 7% 8% 1% 0% – Cumulative Physical Workstations 2,182k 2,128k 2,132k 2,143k 9,427k ⁽¹⁾ 8,965k 8,584k 8,640k 8,695k 8,726k 8,726k (1.3%) QoQ/YoY Growth % (2%) (2%) 0% 1% (5%) (4%) 1% 1% 0% – Physical Occupancy Rate 75% 77% 80% 82% 63% 75% 82% 88% 88% 88% 88% 5.8% ⁽²⁾ ⁽²⁾ b QoQ/YoY Increase (0%) 2% 3% 2% 12% 7% 6% 0% 0% – All Access Memberships 79k 102k 106k 108k 45k 70k 108k 111k 118k 118k 118k 17.4% QoQ/YoY Growth % 12% 30% 4% 1% 58% 54% 3% 6% – – Membership & Services Revenue $842 $862 $905 $950 $2,468 $3,201 $3,558 $4,127 $4,482 $4,701 $4,890 12.1% c Other Revenue 4 4 3 4 102 44 15 21 33 53 85 (2.9%) d e Total Revenue $846 $866 $908 $954 $2,570 $3,245 $3,573 $4,148 $4,515 $4,754 $4,976 11.6% QoQ/YoY Growth % (0%) 2% 5% 5% 26% 10% 16% 9% 5% 5% COMMENTARY a > Physical Workstations are expected to decrease in FY2023 due to planned location exits and franchising of certain markets, increase slightly in FY2024 and FY2025 as the Company finalizes build out of projects previously delayed, and remain flat thereafter ‒ Projections exclude impact of re-densification efforts that could result in incremental 20k desks without significant additional capital outlay > Physical Occupancy Rate is expected to increase to 88%, reflecting expectation of increased demand as the market share of flexible workspace grows and b economies around the world emerge from COVID-19 > Membership & Services Revenue is expected to increase significantly with (i) increase in Physical Membership Revenue and (ii) increase in All Access and On- c Demand Revenue > Other Revenue includes Workplace revenue and revenue from non-core offerings / ventures d > Q1’23 Total Revenue and Adjusted EBITDA are expected to be $830-855mm and $(25)-0mm, respectively, per guidance. Point estimates shown for illustrative e purposes ‒ Q1 revenue growth is usually lower than other quarters due to impact of contract renewals / higher churn at year-end; Q1’23 YoY growth was 11% Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. (1) Includes Israel until franchise of market in June 2021. (2) Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied is 63% as 32 of December 31, 2021 and 76% as of December 31, 2022 (see definition in Appendix).

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) FY21-27 CAGR ($ in millions, except ARPM) Q1'23 Q2'23 Q3'23 Q4'23 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Total Revenue $846 $866 $908 $954 $2,570 $3,245 $3,573 $4,148 $4,515 $4,754 $4,976 11.6% e Location Operating Expenses⁽¹⁾ (708) (675) (686) (690) (3,070) (2,908) (2,760) (2,810) (2,865) (2,915) (2,971) f Pre-Opening Expenses (8) (11) (8) (5) (159) (121) (32) (12) (14) (18) (18) g (143) (129) (131) (132) (875) (693) (535) (555) (577) (602) (634) SG&A⁽¹⁾ h Adj. EBITDA ($13) $51 $83 $127 ($1,533) ($477) $247 $771 $1,060 $1,219 $1,354 N.M. e i (2%) 6% 9% 13% (60%) (15%) 7% 19% 23% 26% 27% Adj. EBITDA Margin %⁽²⁾ Memo: Building Margin Membership & Services Revenue $842 $862 $905 $950 $2,468 $3,201 $3,558 $4,127 $4,482 $4,701 $4,890 12.1% Less: Unconsolidated Management Fee Rev. 6 6 6 6 9 18 25 26 27 29 30 22.3% Adj. Membership & Services Revenue (A) $836 $856 $898 $944 $2,458 $3,183 $3,533 $4,101 $4,455 $4,672 $4,860 12.0% Location Operating Expenses ($708) ($675) ($686) ($690) ($3,070) ($2,908) ($2,760) ($2,810) ($2,865) ($2,915) ($2,971) Less: Indirect Location Operating Expenses (23) (22) (20) (20) (99) (94) (84) (83) (86) (90) (95) Adj. Location Operating Expenses (C) ($685) ($653) ($667) ($671) ($2,970) ($2,814) ($2,675) ($2,727) ($2,778) ($2,825) ($2,876) (0.5%) f Building Margin (A - C) $151 $203 $232 $273 ($512) $369 $858 $1,373 $1,676 $1,847 $1,984 N.M. i 18% 24% 26% 29% (21%) 12% 24% 33% 38% 40% 41% Building Margin %⁽³⁾ COMMENTARY > Location Operating Expenses, which includes Lease Costs and Other Location Operating Expenses, is projected to decrease in FY2023 and increase slightly f thereafter with increase in Physical Memberships > Pre-Opening Expenses line includes expenses from the time of possession of space until the first revenue generating customer is in the building g ‒ Includes Lease Costs of pre-open locations, with slight ramp-up for opex as opening date nears ‒ Pre-open locations are excluded from KPIs > FY2023 SG&A estimate of $535mm represents a 24% improvement over FY2022. The Company foresees significant SG&A improvement in FY2023 from various h right-sizing initiatives. The Company’s continued focus on technology is expected to help further reduce SG&A costs > Adjusted EBITDA and Building Margin are projected to improve as top line grows due to inherent operating leverage of the business i Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided. (1) Exclusive of stock-based compensation and other expenses excluded from Adjusted EBITDA. (2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue. 33 (3) Building Margin % is calculated as Building Margin divided by Adjusted Membership & Services Revenue.

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) FY21-27 CAGR ($ in millions, except ARPM) Q1'23 Q2'23 Q3'23 Q4'23 FY2021 FY2023 FY2024 FY2025 FY2026 FY2027 FY2022⁽²⁾ Memo: Physical Membership Revenue and ARPM Adj. Membership & Services Revenue $836 $856 $898 $944 $2,458 $3,183 $3,533 $4,101 $4,455 $4,672 $4,860 Less: Access & On-Demand Revenue 55 67 70 72 71 178 264 307 346 375 387 j Physical Membership Revenue (B) $780 $789 $828 $872 $2,388 $3,005 $3,270 $3,794 $4,109 $4,298 $4,473 11.0% k Average Physical Memberships (D) 540k 540k 560k 580k 408k 521k 555k 618k 638k 642k 642k 7.8% $482 $487 $493 $501 $487 $481 $491 $512 $536 $558 $580 3.0% l Physical Membership ARPM (B / D)⁽¹⁾ QoQ/YoY Growth % 0% 1% 1% 2% (1%) 2% 4% 5% 4% 4% Based on Status Quo Capital Structure: m Net cash provided by operating activities ($251) ($120) ($129) ($25) ($1,912) ($733) ($526) $35 $394 $810 $912 n Purchases of property, equip. & cap. software (110) (67) (56) (29) (337) (338) (262) (134) (124) (124) (124) Free Cash Flow ($361) ($187) ($185) ($55) ($2,249) ($1,071) ($788) ($99) $269 $686 $788 Cash paid during the period for interest $79 $59 $109 $59 $197 $248 $306 $339 $282 $– $– 68 44 15 14 404 162 140 5 Cash received for oper. lease incentives - TA⁽³⁾ – – – Non-cash GAAP straight-line lease cost 11 7 5 (5) 303 154 18 (59) (98) (128) (163) Amortization of lease incentives (66) (66) (63) (63) (322) (289) (256) (250) (248) (246) (243) COMMENTARY > j Access & On-Demand Revenue reflects expectation of growth in All Access Memberships and On-Demand usage > Physical Membership Revenue is expected to increase with increase in Physical Occupancy Rate and Physical Membership ARPM k > Physical Membership ARPM increase reflects planned price increases, reduction in heavily discounted / free-month promotions, and a weakening of the U.S. l Dollar compared to FY2022 levels > Net cash provided by operating activities includes ~$180mm of payments expected in FY2023 in connection with lease terminations / exits. Q1’23 has higher m working capital outflows than other quarters due to one-time cash management timing between Q4’22 and Q1’23 > Purchases of property, equipment and capitalized software includes upfront capex capital to initially build out a location, maintenance capex, and capitalized n personnel and software costs Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided. (1) Physical Membership ARPM is calculated as Physical Membership Revenue divided by Average Physical Memberships. (2) Consolidated cash and cash equivalents balance (excluding cash and cash equivalents held for sale and restricted cash) is $287mm as of December 31, 2022, of which approximately $61mm is held at JVs/VIEs. 34 (3) Represents cash received for operating lease incentives — tenant improvement allowances.

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) FY21-27 CAGR ($ in millions, except ARPM) Q1'23 Q2'23 Q3'23 Q4'23 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Based on Pro Forma Capital Structure: Net cash provided by operating activities ($296) ($94) ($98) $1 ($1,912) ($733) ($488) $109 $406 $663 $774 Purchases of property, equip. & cap. software (110) (67) (56) (29) (337) (338) (262) (134) (124) (124) (124) Free Cash Flow ($406) ($161) ($155) ($29) ($2,249) ($1,071) ($750) ($25) $282 $538 $650 o Net increase (decrease) in cash⁽¹⁾ $278 ($150) ($150) ($17) $81 ($636) ($39) $135 $160 $558 ($2,546) Cash, Cash Equivalents & Restr. Cash - BoP $299 $577 $427 $277 $854 $935 $299 $260 $395 $555 $1,114 Cash, Cash Equivalents & Restr. Cash - EoP $577 $427 $277 $260 $935 $299 $260 $395 $555 $1,114 ($1,433) p Undrawn Commitments $475 $475 $475 $468 $550 $500 $468 $328 $– $– $– q Cash paid during the period for interest 124 32 79 33 197 248 268 265 269 147 138 Debt Repayments /Maturities (250) (250) (470) (3,216) – – – – – – – 120 90 60 30 30 Cash Collateral Balance⁽²⁾ – – – – – – COMMENTARY > Net increase (decrease) in cash, cash equivalents and restricted cash includes cash from financing activities, including (i) $500mm from issuance of 1L Notes at o Transaction closing, (ii) $250mm repayment of SoftBank secured notes at Transaction Closing, and (iii) future draws of the $475mm New 1L Delayed Draw Notes ‒ FY2025 includes maturity of the Senior and Junior LC facilities ‒ Replacement of collateral upon maturity of Senior LC facility in March 2025 is not accounted for > Undrawn commitments in FY2023 onwards include unused portion of $475mm of New 1L Delayed Draw Notes raised from SoftBank and a third-party investor p in connection with the contemplated Transaction > FY2025 cash interest includes guarantee fees payable to SoftBank under the Senior and Junior LC facilities; the guarantee fees shall be extended to FY2027 if q the LC facilities are extended Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. Pro forma figures assume (i) 100% of 7.875% Senior Unsecured Notes and 5.000% Senior Unsecured Notes (Series II) elect to exchange into 75 points of New 2L Exchange Notes and 15 points of equity and (ii) March 31, 2023 Transaction closing. Pro forma figures exclude Transaction costs / professional fees. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided. (1) Represents Net increase (decrease) in cash, cash equivalents and restricted cash. 35 (2) Cash collateral is included in the restricted cash balance.

5-Year Business Plan

Base Case – Consolidated Projections (Cont'd)

PHYSICAL WORKSTATIONS
(in thousands)

800
750
700
650
600
550
500
746
731
715
722
727
727
727
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

PHYSICAL MEMBERSHIPS
(in thousands)

700
600
500
400
300
200
100
-
469
547
587
635
641
642
642
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

PHYSICAL OCCUPANCY RATE

100%
90%
80%
70%
60%
50%
63%
75%
82%
88%
88%
88%
88%
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

PHYSICAL MEMBERSHIP ARPM

$700
$600
$500
$400
$300
$200
$100
$-
$487
$481
$491
$512
$536
$558
$580
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

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5-Year Business Plan Base Case – Consolidated Projections (Cont’d) PHYSICAL WORKSTATIONS PHYSICAL MEMBERSHIPS (in thousands) (in thousands) 800 700 641 642 642 635 587 746 600 547 731 750 727 727 727 722 715 469 500 700 400 650 300 600 200 550 100 500 – FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 PHYSICAL OCCUPANCY RATE PHYSICAL MEMBERSHIP ARPM 100% $700 $580 $558 $600 88% 88% 88% $536 88% $512 90% $487 $491 $481 $500 82% 80% 75% $400 $300 70% 63% $200 60% $100 50% $– FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 36 Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter.

5-Year Business Plan

Base Case – Consolidated Projections (Cont'd)

TOTAL REVENUE
($ in millions)

$5,000
$4,000
$3,000
$2,000
$1,000
$-
$2,570
$3,245
$3,573
$4,148
$4,515
$4,754
$4,976
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

ADJUSTED MEMBERSHIP & SERVICES REVENUE
($ in millions)

$5,000
$4,000
$3,000
$2,000
$1,000
$-
$2,458
$3,183
$3,533
$4,101
$4,455
$4,672
$4,860
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

BUILDING MARGIN(1)
($ in millions)

$2,200
$1,700
$1,200
$700
$200
($300)
($800)
($512)
$369
$858
$1,373
$1,676
$1,847
$1,984
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

ADJUSTED EBITDA(1)
($ in millions)

$1,500
$1,000
$500
$-
($500)
($1,000)
($1,500)
($2,000)
($1,533)
($477)
$247
$771
$1,060
$1,219
$1,354
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027

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5-Year Business Plan Base Case – Consolidated Projections (Cont’d) TOTAL REVENUE ADJUSTED MEMBERSHIP & SERVICES REVENUE ($ in millions) ($ in millions) $4,976 $4,860 $4,754 $4,672 $5,000 $5,000 $4,515 $4,455 $4,148 $4,101 $4,000 $4,000 $3,573 $3,533 $3,245 $3,183 $3,000 $3,000 $2,570 $2,458 $2,000 $2,000 $1,000 $1,000 $– $– FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 (1) (1) BUILDING MARGIN ADJUSTED EBITDA ($ in millions) ($ in millions) $1,354 $2,200 $1,984 $1,500 $1,219 $1,847 $1,060 $1,676 $771 $1,000 $1,700 $1,373 $500 $247 $1,200 $858 $– $700 $369 ($500) ($477) $200 ($1,000) ($300) ($1,500) ($1,533) ($512) ($800) ($2,000) FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. (1) See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking 37 reconciliations of non-GAAP measures are not provided.

PJT Partners KIRKLAND & ELLIS wework

B. Supplemental Information

B. Supplemental Information

Parent Lease Obligations

RENT & PARENT LEASE OBLIGATIONS[1]
($ in millions)

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$27,490
Corporate Guarantees: $3.7bn
Letters of Credit: $1.0bn
Security Deposits: $210mm
Surety Bonds: $69mm
$4,954
Total Parent Lease Obligations
Total Rent Commitment
Corporate Guarantees
Letters of Credit
Security Deposits
Surety Bonds

PARENT LEASE OBLIGATIONS SCHEDULED TO REDUCE OVER TIME[2]
($ in millions)

$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032
Corporate Guarantees
Letters of Credit
Security Deposits
Surety Bonds

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Parent Lease Obligations Corporate guarantees comprise the largest component of credit support for leases. (1) (2) RENT & PARENT LEASE OBLIGATIONS PARENT LEASE OBLIGATIONS SCHEDULED TO REDUCE OVER TIME ($ in millions) ($ in millions) $30,000 $5,000 $27,490 $4,500 $25,000 $4,000 $20,000 $3,500 $3,000 Corporate Guarantees: $3.7bn $15,000 Letters of Credit: $1.0bn $2,500 Security Deposits: $210mm Surety Bonds: $69mm $2,000 $10,000 $1,500 $4,954 $5,000 $1,000 $500 $– Total Parent Lease Total Rent Commitment Obligations $– FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 Corporate Guarantees Letters of Credit Security Deposits Surety Bonds Corporate Guarantees Letters of Credit Security Deposits Surety Bonds Note: Parent lease obligations shown above exclude China, India, and Israel. (1) Parent Lease Obligations are as of December 2022. Rent Commitment is estimate for December 2022. Rent Commitment represents the total undiscounted fixed minimum lease cost payments for Finance Leases and Operating Leases. 39 (2) Figures represent Parent Lease Obligations at year-end.

Parent Guarantees and Letters of Credit

PARENT GUARANTEES(1)
($ in millions)

LETTERS OF CREDIT(1)
($ in millions)

$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32
2012 2013 2014 2015 2016 2017
2018 2019 2020 2021 2022 2023

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Parent Guarantees and Letters of Credit The below represents Parent Guarantees and Letters of Credit broken out by vintage year related to when the lease associated with each form of credit support commenced. (1) (1) PARENT GUARANTEES LETTERS OF CREDIT ($ in millions) ($ in millions) $1,000 $3,500 $900 $3,000 $800 $2,500 $700 $600 $2,000 $500 $1,500 $400 $1,000 $300 $200 $500 $100 $– $– FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32 FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2019 2020 2021 2022 2023 2025 2018 2019 2020 2021 2022 2023 40 (1) Figures represent Parent Guarantees or Letters of Credit, as applicable, at year-end.

Transformed Operating Structure

STREAMLINED OPERATIONS AND EXPENSES

- Reduced location and operating expenses
- Significantly reduced SG&A expenses
- Divested all non-core businesses

OPTIMIZED PORTFOLIO

- Achieved annualized rent savings as a result of our portfolio optimization effort
- Franchise and other management agreements in China, India, Israel and Latin America where local capital and expertise strengthen WeWork's international business

STRENGTHENED VALUE PROPOSITION

- Outsized growth vs commercial office market
- Sequential growth in occupancy and revenue since April 2021 show continued momentum
- All Access memberships reached 70k in Q4'22 as Enterprise clients and SMBs alike continue strong adoption
- Launched WeWork Workplace for operators and occupiers to manage their space, a true end-to-end solution for modern workplace needs

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Transformed Operating Structure WeWork has right sized its business operations, cost structure, real estate portfolio and improved its value proposition. (1) > Realized ~$1.6bn in SG&A savings since 2019 > Executed 250+ full lease terminations and 500+ amendments, which collectively resulted in a $10.7bn reduction in total fixed rent (2) obligation STREAMLINED OPERATIONS AND STRENGTHENED VALUE OPTIMIZED PORTFOLIO EXPENSES PROPOSITION > Reduced location and operating > Achieved annualized rent savings as a > Outsized growth vs commercial office expenses result of our portfolio optimization market effort > Significantly reduced SG&A expenses > Sequential growth in occupancy and > Franchise and other management revenue since April 2021 show > Divested all non-core businesses agreements in China, India, Israel and continued momentum Latin America where local capital and > All Access memberships reached 70k in expertise strengthen WeWork’s Q4’22 as Enterprise clients and SMBs international business alike continue strong adoption > Launched WeWork Workplace for operators and occupiers to manage their space, a true end-to-end solution for modern workplace needs (1) Based on FY2022 as compared to FY2019, including divestitures of non-core assets. Expenses reflect adjusted SG&A expense, excludes stock-based compensation. 41 (2) As of Q4’22.

Portfolio Optimization Opportunities The Company has been actively pursuing portfolio optimization opportunities, including partial or full exits and/or rent re-negotiations. The Company reviews the real estate portfolio on a continual basis seeking to obtain a path to profitability at each location > Several factors are considered when identifying targets for potential exits and/or rent reductions, including (i) recent building financials, (ii) outstanding lease security, (iii) current market rents, (iv) operational challenges, and (v) ability to retain members in nearby/alternative buildings From Q4’19 to Q4’22, WeWork executed over 500 amendments, including partial terminations, rent reductions, rent deferrals, and tenant allowance offsets, and over 250 full terminations > These negotiations collectively resulted in a $10.7bn reduction in total fixed rent obligation (1) > Amendments impacted ~40% of the leased locations in the Company's global consolidated portfolio > Geographic distribution of the 500 amendments is as follows: 38% in US & Canada, 25% EMEA, 27% Latin America, 8% Pacific, and 1% (2) China The Company has identified approximately 40 potential full exits in US & Canada that were announced in the Q3’22 earnings call > The Business Plan includes the impact of these exits > Members at most of these locations have been relocated to other buildings; in general, the Company is able to relocate 80-90% of members to alternative locations > To date, the Company has fully executed termination agreements for 23 of the locations The Company is actively renegotiating existing leases and expects to achieve significant rent savings through those discussions > A&G Realty has been retained to assist the Company with rent renegotiations for certain US & Canada locations (1) Based on number of locations impacted over total locations at year-end FY2019, excluding China. 42 (2) China amendments only included for periods in which ChinaCo was consolidated.

Corporate Structure WeWork Inc. [Delaware Corp] 100% WW Holdco LLC (Delaware LLC) 100% The We Company MC LLC (1) [Delaware] ~100% The We Company Management Holding L.P. (2) [Cayman] 100% WeWork Companies LLC [Delaware] 100% 100% WeWork Companies 99% Partner LLC [New York] WW Worldwide CV [Netherlands] 1% 100% WeWork Companies (International) B.V. [Netherlands] 100% US Subsidiaries Non-US Subsidiaries (1) The We Company MC LLC is the general partner of The We Company Management Holdings L.P. It also holds directly and indirectly effectively 100% of the economic and control interest in The We Company Management Holdings L.P. (2) Certain former executives own profits interests in The We Company Management Holdings L.P., which are convertible into equity of 43 WeWork Inc.

GAAP to Non-GAAP Reconciliation ($ in millions) FY2021 FY2022 ($4,632) ($2,295) Net Loss⁽¹⁾ 3 6 Income tax (benefit) provision⁽¹⁾ 931 698 Interest and other (income) expenses, net⁽¹⁾ 709 641 Depreciation and amortization⁽¹⁾ 434 (200) Restructuring and other related costs⁽¹⁾ 870 625 Impairment / (gain on sale) of goodwill, intangibles and other assets⁽¹⁾ 110 49 Stock-based compensation expense⁽²⁾ 42 (1) Other, net⁽³⁾ Adj. EBITDA ($1,533) ($477) Membership & Services Revenue $2,468 $3,201 Less: Unconsolidated Management Fee Revenue 9 18 Adj. Membership & Services Revenue $2,458 $3,183 Location Gross Profit / (Loss) Including Depreciation & Amortization ($1,289) ($315) Depreciation and amortization 672 602 Location Gross Profit / (Loss) Exclusive of Depreciation & Amortization ($617) $286 Unconsolidated Management Fee Revenue (9) (18) Stock-based compensation expense 15 6 Indirect location operating expenses 99 94 Building Margin ($512) $369 (1) As per Company's Consolidated Statement of Operations. (2) Represents the non-cash expense of equity compensation arrangements for employees, directors, and consultants. (3) Other, net includes expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork’s 2019 withdrawn initial public offering and certain related transactions with SoftBank, net of any insurance or other recoveries, significant non- ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring 44 charges, and other gains and losses on operating assets.

Terms and Definitions Overall Business Definitions: > Space-as-a-Service: WeWork’s existing flexible workspace business, including incremental growth for WeWork’s flexible workspace business. Includes revenues associated with asset-light management or franchise agreements with landlords where WeWork operates the space in exchange for a fee. Included in Membership and Services revenue in consolidated financial statements. > WeWork Access: On Demand pay-as-you-go or All Access monthly membership providing an individual with access to over 500 WeWork locations. Included in Membership and Services revenue in consolidated financial statements. > WeWork Workplace: turnkey third-party flexible workspace management solution leveraging WeWork’s property and technology platform. Operating KPIs: > Locations: represents the estimated number of open locations. A location is considered open when it begins to generate revenue. > Workstation Capacity: Represents the estimated number of workstations available at open locations (may also be referred to as ‘Workstations’ or ‘Physical Workstations’). > Physical Memberships: The number of WeWork physical memberships which is the number of occupied workstations in a given period. > Physical Occupancy: is the number of physical memberships divided by workstation capacity. > Mature Occupancy: is the number of physical memberships in mature buildings divided by workstation capacity in mature buildings. Mature buildings have been open for at least 18 months or are at least 70% occupied as of the date of the figure. > Physical Average Revenue per Membership (“ARPM”): membership and services revenue less revenue attributable to All Access and On Demand memberships, unconsolidated management fee revenue and workplace management fee revenue, divided by consolidated cumulative physical memberships in the period. > All Access & Other Legacy Memberships: includes All Access monthly subscription memberships and Other Legacy Memberships. Financial Metrics: > Location Operating Expenses: include the day-to-day costs of operating an open location and exclude pre-opening costs, depreciation and amortization and sales and marketing, which are separately recorded. > Lease Cost: is recognized on a straight-line basis over the life of the lease term in accordance with GAAP and is the most significant component of location operating expenses. > Direct Other Location Expenses: include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Direct location operating expenses also include personnel and related costs for the teams managing buildings. > Indirect Other Location Expenses: include certain expenses that are necessary to operate buildings but not directly tied to an individual building. Examples of these expenses include certain regional management and teams managing member relations, and facilities management. > Pre-Opening Expense: consist of expenses (including all lease costs, which also include non-cash GAAP straight-line lease cost) incurred before a location opens for member operations. Excludes depreciation and amortization expense and stock-based compensation expense. 45

Terms and Definitions (Cont’d) Financial Metrics (Cont’d): > SG&A: consist of sales and marketing, general and administrative and sourcing, development and other expenses. Excludes depreciation and amortization expense, stock- based compensation expense, expense related to stock-based payments for services rendered by consultants, expense related to costs associated with mergers, acquisitions divestitures, and capital raising activities, legal, tax, and regulatory reserves or settlements. > Building Margin: is a non-GAAP measure we define as membership and services revenue, excluding management fees earned at Unconsolidated Locations, less location operating expenses, before depreciation and amortization, stock-based compensation and certain indirect location operating overhead expenses. > Adj. EBITDA: is a non-GAAP measure we define as net loss before income tax (benefit) provision, interest and other (income) expenses, net, depreciation and amortization expense, restructuring and other related cost, impairment /(gain on sale) of goodwill, intangibles and other assets, stock-based compensation expense, stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves and settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions (as defined in Note 1 of the Notes to the Condensed Consolidated Financial Statements included in Form 10-Q for the third quarter of 2022) net of any insurance or other recoveries, and expenses related to costs associated with mergers, acquisitions, divestitures and capital raising activities. > Free Cash Flow: is a non-GAAP measure we define as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP. 46

Market Share Methodology & Sources

Market	Market Stock as of Q4'22 Source	Square Feet Leased in Q4'22 and Full-Year Source
Boston	> Total Boston commercial office square footage of 82m per CBRE	> Boston leasing activity of 760k square feet in Q4 and 4.80m square feet in FY'22 CBRE estimate
New York	> Total Manhattan commercial office square footage of 415m per Cushman and Wakefield	> Manhattan leasing activity of 4.10m square feet in Q4 and 24.27m square feet in FY'22 per Cushman and Wakefield estimate
Miami	> Total Miami commercial office square footage of 40m per Cushman and Wakefield	> Miami leasing activity of 710k square feet in Q4 and 3.54m square feet in FY'22 per Cushman and Wakefield estimate
San Francisco	> Total San Francisco commercial office square footage of 210m per Jones Lang LaSalle, inclusive of Silicon Valley and Oakland	> San Francisco leasing activity of 1.84m square feet in Q4 and 11.00m square feet in FY'22 per Jones Lang LaSalle estimate, inclusive of Silicon Valley and Oakland
Chicago	> Total Chicago CBD market stock of 143m square feet per Cushman and Wakefield	> Chicago leasing activity of 930k square feet in Q4 and 5.57m square feet in FY'22 per Cushman and Wakefield
London	> Total London commercial office square footage of 285m per Cushman and Wakefield (as of Q2 2022)	> London leasing activity of 2.10m square feet in Q4 and 10.10m square feet in FY'22 per Jones Lang LaSalle
Dublin	> Total Dublin commercial office square footage of 47m per JLL Q2'22 Report	> Dublin leasing activity of 560k square feet in Q4 and 2.62m square feet in FY'22 square feet per Cushman and Wakefield estimate
Paris	> Total Paris commercial office square footage of 226m per estimate	> Paris leasing activity of 3.82m square feet in Q4 and 12.10m square feet in FY'22 per Immostat estimate
Berlin	> Total Berlin commercial office square footage of 228m per Jones Lang LaSalle	> Berlin leasing activity of 1.77m square feet in Q4 and 7.98m square feet in FY'22 per CBRE estimate wework KIRKLAND & ELLIS PJT Partners 47

Market Share Methodology & Sources Market Market Stock as of Q4’22 Source Square Feet Leased in Q4’22 and Full-Year Source > Total Boston commercial office square footage of 82m > Boston leasing activity of 760k square feet in Q4 and Boston per CBRE 4.80m square feet in FY’22 CBRE estimate > Manhattan leasing activity of 4.10m square feet in Q4 > Total Manhattan commercial office square footage of New York and 24.27m square feet in FY’22 per Cushman and 415m per Cushman and Wakefield Wakefield estimate > Miami leasing activity of 710k square feet in Q4 and > Total Miami commercial office square footage of 40m Miami 3.54m square feet in FY’22 per Cushman and Wakefield per Cushman and Wakefield estimate > Total San Francisco commercial office square footage of > San Francisco leasing activity of 1.84m square feet in Q4 San Francisco 210m per Jones Lang LaSalle, inclusive of Silicon Valley and 11.00m square feet in FY’22 per Jones Lang LaSalle and Oakland estimate, inclusive of Silicon Valley and Oakland > Total Chicago CBD market stock of 143m square feet > Chicago leasing activity of 930k square feet in Q4 and Chicago per Cushman and Wakefield 5.57m square feet in FY’22 per Cushman and Wakefield > Total London commercial office square footage of 285m > London leasing activity of 2.10m square feet in Q4 and London per Cushman and Wakefield (as of Q2 2022) 10.10m square feet in FY’22 per Jones Lang LaSalle > Dublin leasing activity of 560k square feet in Q4 and > Total Dublin commercial office square footage of 47m Dublin 2.62m square feet in FY’22 square feet per Cushman per JLL Q2’22 Report and Wakefield estimate > Total Paris commercial office square footage of 226m > Paris leasing activity of 3.82m square feet in Q4 and Paris per estimate 12.10m square feet in FY’22 per Immostat estimate > Total Berlin commercial office square footage of 228m > Berlin leasing activity of 1.77m square feet in Q4 and Berlin per Jones Lang LaSalle 7.98m square feet in FY’22 per CBRE estimate 47

Disclaimer Certain statements made in this document may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork Inc. (together with its direct and indirect subsidiaries, the Company or WeWork ) believes the expectations reflected in any forward- looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; retail and credit market conditions; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; its expectations regarding exits of underperforming locations, including the timing of any such exits and its ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Neither PJT Partners LP ( PJT Partners ), Kirkland & Ellis LLP (together with its affiliates, K&E ), nor WeWork undertake a duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. Certain financial information in this document is based on our estimated financial results for the quarter and year ended December 31, 2022. WeWork has not finalized its financial results for the quarter and year ended December 31, 2022. Estimated amounts mentioned in this document may differ from actual amounts in our finalized financial results for the quarter and year ended December 31, 2022 due to various factors, including those discussed in WeWork's annual and quarterly periodic reports and other documents filed with the SEC and the additional procedures that WeWork will undertake to finalize its results. This document and the oral remarks made in connection herewith may contain forward-looking information, including, without limitation, financial projections and other estimates with respect to the anticipated performance of the Company (collectively, the “Projections”). The Projections have been prepared in good faith based upon assumptions that the Company believes to be reasonable as of the date on the cover of this document, it being understood that the Projections are as to future events and are not to be viewed as facts, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You should reference the “Risk Factors” included in the Company’s filings with the SEC from time to time for a discussion of the significant risks, uncertainties and contingencies involving the Company. In addition, the Projections were not prepared with a view to public disclosure or compliance with guidance or rules of the SEC, the guidelines established by the Public Company Accounting Oversight Board or U.S. generally accepted accounting principles or any other applicable accounting principles. PJT Partners makes no representations regarding the accuracy, completeness or reasonableness of the Projections or the assumptions on which the Projections are based. K&E makes no representation, warranty (express or implied) or claim regarding the accuracy, completeness or reasonableness of this document or any information contained herein. This document also contains estimates and information concerning the Company's industry, market size, and growth rates of the markets in which the Company participates, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors. These and other factors could cause results to differ materially from those expressed in these publications and reports. 48

Disclaimer (Cont’d) This document does not purport to be all-inclusive, is “as is” and is based, in part, on information obtained from other sources. PJT Partners, K&E and the Company have assumed and relied upon the accuracy and completeness of such information for purposes of this document and have not independently verified any such information. Neither PJT Partners, K&E, the Company nor any of their respective affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim to the fullest extent permitted by law any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. PJT Partners, K&E and the Company undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. By accessing this document, you acknowledge your understanding that the actual results could very materially and substantially from the Projections and other forward-looking statements contained herein. All information herein speaks only as of (1) the date hereof, in the case of information about the Company and (2) the date of such information, in the case of information from persons other than the Company. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of legal or tax advice, financial opinion or recommendation by PJT Partners, K&E, WeWork or any of their respective affiliates. This document is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under any applicable securities laws. This document is not a research report nor should it be construed as such. PJT Partners is a SEC registered broker-dealer and is a member of FINRA and SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Limited is authorised and regulated by the Financial Conduct Authority (Ref No. 678983) and is a Company registered in England and Wales (No. 9424559). PJT Partners is represented in Spain by PJT Partners Park Hill (Spain) A.V., S.A.U., a firm authorized and regulated by the Comision Nacional del Mercado de Valores (“CNMV”). PJT Partners is represented in Hong Kong by PJT Partners (HK) Limited, authorised and regulated by the Securities and Futures Commission. In connection with our capital raising services in Canada, PJT Partners relies on the international dealer exemption pursuant to subsection 8.18(2) of National Instrument 31-103 Registration Requirements. Please see https://pjtpartners.com/regulatory-disclosure for more information. This document and the information contained herein are not offered as, and do not (and shall not be deemed to), constitute legal advice or a legal opinion in any respect. The transmission of this document, this document, and the information contained herein are not intended to, and do not, create an attorney-client relationship between K&E and you or any other party. 49

Disclaimer (Cont’d) Use of Non-GAAP Financial Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States ( GAAP ), including Adjusted EBITDA, Building Margin, Adjusted Membership & Services Revenue, and Free Cash Flow. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results provide useful supplemental information and management uses forward-looking non-GAAP measures to evaluate WeWork's projected financials and operating performance. Reconciliations of historical non-GAAP measures to their most directly comparable historical GAAP counterparts are included in the Appendix to this presentation. WeWork does not provide a forward-looking reconciliation of certain forward-looking non-GAAP measures as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. In addition, the financial information included in this presentation is not intended to comply with the requirements of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, in particular with respect to the presentation of any pro forma financial information. Copyright © 2023, PJT Partners LP (and its affiliates, as applicable). This presentation contains trademarks, service marks, trade names and copyrights of WeWork and other companies, which are the property of their respective owners. 50

Disclaimer (Cont’d) NO OFFER OR SOLICITATION This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the transactions or the related stockholder approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC In connection with the transactions and the related stockholder approvals, WeWork will file with the Securities and Exchange Commission a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND THE RELATED STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE RELATED STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com. PARTICIPANTS IN THE SOLICITATION WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of the stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of the stockholder approvals relating to the transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding WeWork’s directors and executive officers is contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023 and February 21, 2023. 51